UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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BIOGEN INC.
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NOTICE OF

2025 Annual Meeting of

Stockholders and Proxy Statement

Tuesday, June 17, 2025

9:00 a.m. Eastern Time

To be held online at:

www.virtualshareholdermeeting.com/BIIB2025

April 25, 2025

Dear Fellow Stockholders

On behalf of the Board of Directors (Board), I want to thank you for your investment in Biogen (company) and for the confidence you place in this Board to oversee your interests in our company. For more than 45 years, Biogen has played a key role in advancing the field of biotechnology as we work to develop medicines in areas of significant unmet medical need.

The Board is focused on ensuring oversight of Biogen’s progress. In 2024, we oversaw global product launches, strategic pipeline investments, and substantial operating expense reductions, all aimed at delivering sustainable long-term growth. More specifically, our efforts achieved the following results:

•

We continued the launch of LEQEMBI, an anti-amyloid antibody for the treatment of Alzheimer’s disease, developed and commercialized with our collaboration partner Eisai Co., Ltd. (Eisai). LEQEMBI gained approval in additional markets (including China) and continued to see steady growth across all approved global markets.

•

In July we announced the acquisition of Human Immunology Biosciences, Inc. (HI-Bio) which resulted in the addition of felzartamab, a therapeutic candidate with an established proof-of-concept across multiple rare immunology indications with significant unmet need, including Antibody Mediated Rejection (AMR), Immunoglobulin A. Nephropathy (IgAN) and Primary Membranous Nephropathy (PMN).

•

SKYCLARYS, the first and only drug approved in the U.S and the E.U. for the treatment of Friedreich’s Ataxia (FA), saw continued demand growth in the U.S. while gaining approval in the E.U. and Switzerland.

We continued to execute on “Fit for Growth”, an initiative that prioritizes decision-making, agility, accountability and cost savings. We expect Fit for Growth to achieve approximately $1 billion in gross cost reductions by the end of 2025, and this initiative has enabled us to reallocate our resources toward new capabilities and potential future medicines which can drive our growth.

Last year, we continued to focus on strengthening our Board. We recognize the benefit of experience as well as the need for new ideas. Accordingly, we have a tenure policy where the Board will seek to maintain an average Board tenure of ten years or less for its independent directors. In addition, in September 2024, as part of our commitment to continued Board refreshment, we announced the appointment of two independent directors with significant experience and proven track records of leading R&D in the life sciences and biopharmaceutical industries, a skillset we identified as an area of focus. These appointments further strengthen the Board’s oversight of our strategic direction as we expand our portfolio. With these latest additions, seven of our ten independent directors have been appointed since 2019.

Biogen remains committed to broadening access to quality healthcare for as many patients as possible. For instance, since the acquisition of Reata, we have expanded the availability of SKYCLARYS, the only therapy for people living with FA, from U.S. approval to now approved in 39 countries. Our aim to advance better health goes beyond our medicines. It involves mobilizing the passion of our employees alongside activating our philanthropic strategy to help build healthier communities. In 2024, through Biogen, the Biogen Foundation and Biogen’s community laboratories, we expanded access to healthcare, address social determinants of health and broaden the life sciences talent pipeline.

Together with my colleagues on the Board and the executive leadership team, I look forward to helping Biogen deliver more for patients and for stockholders in 2025 and beyond. Thank you for your continued support of our efforts.

Caroline Dorsa

Chair of the Board

On behalf of the Board of Directors of Biogen Inc.

Executive Pay Structure Aligns with Compensation Philosophy

Executive Pay Structure Aligns with Compensation Philosophy

Executive Compensation Philosophy
Our executive compensation philosophy is to reward executives for the creation of long-term stockholder value. We designed performance-based compensation that is competitive with our peer group to attract and retain extraordinary leaders who perform at high levels and succeed in a demanding business environment.

Mission Focused and Business Driven	Competitively Advantageous	Performance Differentiated	Ownership Aligned
We emphasize the importance of achieving short-term goals while building and sustaining a foundation for long-term success in delivering meaningful and innovative therapies to patients and the creation of long-term stockholder value	We benchmark against companies we compete with for talent and our compensation is designed to recruit, retain and motivate our leadership team to achieve their best for the company and our stockholders	We endeavor to align pay outcomes with company and individual performance and reward our best performers for exceeding expectations	We provide equity to all of our employees to align their interests with our broader interest of creating long-term value for our stockholders

How Our Pay Practices Align with Our Philosophy

Practice	Mission Focused / Business Driven	Competitively Advantageous	Performance Differentiated	Ownership Aligned

Over 80% of named executive officers’ (NEOs), (and over 90% of the Chief Executive Officer’s (CEO)), total direct compensation is variable	✓	✓	✓	✓

Annual bonus and long-term incentive (LTI) plans are performance-based and include caps on payouts	✓		✓	✓

LTI awards are linked to performance, subject to multi-year vesting periods, and designed to reward long-term performance	✓	✓	✓	✓

Competitive total pay opportunities relative to peer group and broader market in which we compete for talent	✓	✓	✓	✓

Annual risk assessment to ensure our compensation programs do not encourage excessive risk taking	✓			✓

Robust stock ownership, anti-hedging and pledging policies and clawback policies that exceed Dodd-Frank requirements	✓		✓	✓

Stockholder feedback is a key input to our Board and our Compensation and Management Development Committee (CMDC) discussions and informs actions taken for long-term value creation for our stockholders

	✓	✓	✓	✓

2025 Proxy Statement	-ii-

Executive Pay Structure Aligns with Compensation Philosophy

Board Composition Highlights

91% of Directors are Independent	75% of our Audit Committee Members are Audit Committee Financial Experts	70% of Independent Directors appointed in last 6 years

Our Board consists of 10 Independent Directors and our CEO	4 of our 10 Independent Directors are Audit Committee Financial Experts	7 of our 10 Independent Directors appointed since 2019

2025 Proxy Statement	-iii-

Notice of 2025 Annual Meeting of Stockholders

Date: Time: Virtual Meeting: Record Date:

Tuesday, June 17, 2025

9:00 a.m. Eastern Time

Online only at www.virtualshareholdermeeting.com/BIIB2025

April 21, 2025. Only Biogen stockholders of record at the close of business on the record date are entitled to receive notice of, and vote at, the Annual Meeting.

Items of Business:

1. To elect the 11 nominees identified in the accompanying Proxy Statement to our Board to each serve for a one-year term extending until our 2026 annual meeting of stockholders and his or her successor is duly elected and qualified.

2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

3. To hold an advisory vote on executive compensation.

4. To transact such other business as may be properly brought before the annual meeting and any adjournments or postponements.

Voting:

You will not be able to attend the annual meeting in person. Your vote is extremely important regardless of the number of stock you own. Whether or not you expect to attend the annual meeting online, we urge you to vote as promptly as possible by telephone or Internet or by signing, dating and returning a printed proxy card or voting instruction form, as applicable. If you attend the annual meeting online, you may vote your stock during the annual meeting virtually via the Internet even if you previously voted your proxy. Please vote as soon as possible to ensure that your stock will be represented and counted at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders

To Be Held on June 17, 2025:

The Notice of 2025 Annual Meeting of Stockholders, Proxy Statement and 2024 Annual Report on Form 10-K

are available at the following website: www.proxyvote.com.

By Order of Our Board of Directors,

Wendell Taylor,

Chief Corporation Counsel, Secretary

225 Binney Street

Cambridge, Massachusetts 02142

April 25, 2025

This Notice of 2025 Annual Meeting of Stockholders and Proxy Statement are first being sent to stockholders on or about April 25, 2025.

Our 2024 Annual Report on Form 10-K is being sent with this Notice of 2025 Annual Meeting of Stockholders and Proxy Statement.

2025 Proxy Statement

Proxy Statement Summary

Proxy Statement Summary

This summary highlights important information you will find in this Proxy Statement. As it is only a summary, please review the complete Proxy Statement before you vote.

Annual Meeting Information

DATE:	Tuesday, June 17, 2025
TIME:	9:00 a.m. Eastern Time
LOCATION:	Online only at www.virtualshareholdermeeting.com/BIIB2025 You will not be able to attend the 2025 annual meeting of stockholders (Annual Meeting) in person.
RECORD DATE:	April 21, 2025

Voting Matters and Vote Recommendation

Matter Management Proposals:	Our Board Recommendation	Page Number for more detail

Proposal 1—Election of Directors	FOR each nominee	2

Proposal 2—Ratificationof the Selection of PricewaterhouseCoopers LLP (PwC) as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2025.	FOR	22

Proposal 3—Advisory Vote on Executive Compensation	FOR	25

How to Vote

Vote Right Away Through Advance Voting Methods	Vote During Meeting

Vote by Internet Using Your Computer

Go to www.proxyvote.com and enter the Control Number provided in your Notice of Internet Availability of Proxy Materials (Notice), or if you received a printed copy of proxy materials, on your proxy card or voting instruction form.

Vote During the Meeting See Part 1 – “General Information About the Meeting” for details on how to vote during the Annual Meeting.

Vote by Telephone

Call 800-690-6903 or the telephone number on your Notice, proxy card or voting instruction form. You will need the Control Number provided on your Notice, or if you received a printed copy of the proxy materials, on your proxy card or voting instruction form.

Vote by Mail Complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.

2025 Proxy Statement	-1-

Proposal 1 — Election of Directors

Proposal 1 — Election of Directors

We are asking our stockholders to elect the 11 director nominees listed below to each serve a one-year term extending until our 2026 annual meeting of stockholders and until he or she is duly elected and qualified, unless they resign or are removed:

Caroline D. Dorsa	Jesus B. Mantas	Eric K. Rowinsky

Maria C. Freire	Lloyd Minor	Stephen A. Sherwin

William A. Hawkins	Menelas Pangalos	Christopher A. Viehbacher

Susan K. Langer	Monish Patolawala

Our Board has nominated these 11 individuals based on its carefully considered judgment that the skills, contributions, backgrounds, perspectives and experiences of our nominees qualify them to serve on our Board. As described in detail below, our nominees have considerable professional and business expertise. We know of no reason why any nominee would be unable to accept nomination or election. All nominees have consented to being named in this Proxy Statement and to serve if elected.

To be elected, a director nominee must receive the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes, if any, are not considered votes cast under our bylaws and will have no effect on the results of this vote. For additional information please see also “What vote is required to approve each proposal and how are votes counted?” on page 55. If any nominee is unable to serve on our Board, the stock represented by your proxy will be voted for the election of such other person as may be nominated by our Board or alternatively, the number of directors may be reduced accordingly by our Board. In addition, in compliance with all applicable state and federal laws and regulations, we will file an amended proxy statement and proxy card that, as applicable, (1) identifies the alternate nominee(s) and (2) discloses that such nominee(s) has consented to being named in the revised proxy statement and to serve if elected.

Nominees to the Board	Independent	Age	Director Since	Audit Committee	Corporate Governance Committee	Compensation and Management Development Committee	Other Public Boards

Caroline D. Dorsa	✓	66	2010		C		2

Maria C. Freire	✓	71	2021		M	M	2

William A. Hawkins	✓	71	2019	C	M		2

Susan K. Langer	✓	34	2023			M	—

Jesus B. Mantas	✓	56	2019			C	—

Lloyd Minor	✓	67	2024	M			—

Menelas Pangalos	✓	58	2025			M	1

Monish Patolawala	✓	55	2024	M			—

Eric K. Rowinsky	✓	68	2010		M	M	2

Stephen A. Sherwin	✓	76	2010	M			1

Christopher A. Viehbacher		65	2022				—

* Age and Committee memberships are as of April 25, 2025.

C – Chair; M – Member

2025 Proxy Statement	-2-

Proposal 1 — Election of Directors

Summary of Director Nominee Core Experiences and Skills

Our Board is comprised of highly qualified leaders in their respective fields, and as a group possesses a deep and broad set of skills, contributions, backgrounds, perspectives and experiences that facilitate strong oversight and strategic direction for a pioneering biotechnology company. Our Board and our Board’s Corporate Governance Committee (CGC) believe the skills, contributions, backgrounds and experiences of our directors provide us not only with a wide range, but also the appropriate mix, of perspectives to effectively address our evolving needs and represent the best interests of our stockholders.

The following chart summarizes the competencies and background of each director nominee. The details of each nominee’s competencies are included in each nominee’s biography.

Key Skills and Experience
Business Operations Understanding of day-to-day operations enhances oversight of development, implementation and assessment of operating plans	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Commercial Knowledge of creating and sustaining revenue streams facilitates oversight of efficient and robust revenue generation	✓		✓	✓	✓		✓	✓			✓
Cybersecurity Technology and information security expertise enhances robust oversight of data management and privacy policies and processes	✓				✓	✓		✓
Drug Development Expertise of drug development increases successful navigation of highly regulated market		✓		✓		✓	✓		✓	✓	✓
Executive Leadership Executive management experience includes thought and operational leaders who can advise on corporate strategy, values and culture	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Finance Financial expertise provides oversight of financial statements and capital structure decisions	✓	✓	✓		✓	✓		✓		✓	✓
International Business Global market expertise enhances oversight of strategy development and execution, supply chain and compliance across markets	✓	✓	✓		✓		✓	✓			✓
Public Board Service Corporate governance fluency ensures stockholder interests serve as input to discussions and informs Board decisions	✓	✓	✓				✓		✓	✓	✓
Public Policy Governmental and regulatory experience assures navigation of legal/ regulatory policies and procedures as well as stakeholder expectations	✓	✓	✓		✓	✓	✓	✓		✓	✓
Scientific Research Research experience ensures the appropriate balance between innovation and costs		✓			✓	✓	✓		✓	✓
Background
Gender	F	F	M	F	M	M	M	M	M	M	M
Asian								✓
Hispanic or Latino		✓			✓
White	✓		✓			✓	✓		✓	✓	✓
Did not Disclose Demographic Background				✓

2025 Proxy Statement	-3-

Proposal 1 — Election of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NAMED NOMINEES. PROXIES WILL BE

VOTED “FOR” THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED.

Set forth below is biographical information for each nominee and a summary of the specific skills, contributions, background and experiences which led our Board to conclude that each nominee should serve on the Board at this time.

Caroline Dorsa, Independent Chair, fmr. Chief Financial Officer of Public Service Enterprise Group

Director since 2010

Age 66

Board Committee

Corporate Governance (Chair)

Key Skills

•   Business Operations

•   Commercial

•   Cybersecurity

•   Executive Leadership

•   Finance

•   International Business

•   Public Board Service

•   Public Policy

Relevant Expertise

Ms. Dorsa has deep knowledge of the pharmaceutical industry as well as significant financial and accounting expertise. Her strategic perspective on the industry enhances the Board’s oversight of the company’s growth initiatives and reviews of both internal development projects and external opportunities.

Career Highlights

•   Executive Vice President (EVP) and Chief Financial Officer (CFO), Public Service Enterprise Group, Inc. (2009 – 2015)

•   Senior Vice President (SVP) of Global Human Health, Strategy and Integration, Merck & Co., Inc. (2008 – 2009)

•   SVP and CFO, Gilead Sciences, Inc. (2007 – 2008)

•   Various financial and operational positions at Merck & Co., Inc. including Vice President and Treasurer (1987 – 2007)

Other Public Company Boards

Current

•   Illumina, Inc. (since 2010)

•   Duke Energy Corporation (since 2021)

Prior

•   Intellia Therapeutics, Inc (2015 – 2023)

•   Goldman Sachs Funds (2016 – 2021)

•   Public Service Enterprise Group, Inc. (2003 – 2009)

Education

•   B.A. in History from Colgate University

•   M.B.A. in Finance and Accounting from Columbia University

Maria C. Freire, Ph.D., fmr. President and Executive Director, Foundation for the National Institutes of Health

Director since 2021

Age 71

Board Committees

Compensation and Management Development

Corporate Governance

Key Skills

•   Business Operations

•   Drug Development

•   Executive Leadership

•   Finance

•   International Business

•   Public Board Service

•   Public Policy

•   Scientific Research

Relevant Expertise

Dr. Freire has significant knowledge and experience with respect to medical research, the pharmaceutical industry and government healthcare policymaking. Dr. Freire’s strong public policy and government experience vitally enhances the Board’s perspective of significant issues affecting the highly regulated life sciences industry.

Career Highlights

•   President and Executive Director, Foundation for the National Institutes of Health (NIH) (2012 – 2021)

•   President and Director, Albert and Mary Lasker Foundation (2008 – 2012)

•   President and CEO, Global Alliance for TB Drug Development (2001 – 2008)

•   Director of the Office of Technology Transfer, NIH (1995 – 2001)

Other Public Company Boards

Current

•   Alexandria Real Estate Equities, Inc. (since 2012)

•   Exelixis, Inc. (since 2018)

Other Boards & Awards

•   Science Board of the U.S. Food and Drug Administration (FDA)

•   World Health Organization Commission on Intellectual Property Rights, Innovation and Public Health, United Nations Secretary General’s High-Level Panel on Access to Medicines

•   Member, National Academy of Medicine and the Council on Foreign Relations

•   2017 Gold Stevie Award for “Woman of the Year,” the U.S. Department of Health and Human Services Secretary’s Award for Distinguished Service, the Arthur S. Fleming Award and the Bayh-Dole Award

Education

•   B.S. from the Universidad Peruana Cayetano Heredia (Lima, Peru)

•   Ph.D. in Biophysics from the University of Virginia

2025 Proxy Statement	-4-

Proposal 1 — Election of Directors

William A. Hawkins, fmr. Chairman and Chief Executive Officer, Medtronic, Inc.

Director since 2019

Age 71

Board Committees

Audit (Chair)

Corporate Governance

Key Skills

•   Business Operations

•   Commercial

•   Executive Leadership

•   Finance

•   International Business

•   Public Board Service

•   Public Policy

Relevant Expertise

Mr. Hawkins has significant executive and board leadership experience in the healthcare industry both domestic and international. Mr. Hawkins’ unique perspective enhances the Board’s oversight of the company’s global strategic plans and implementation.

Career Highlights

•   Senior Advisor to EW Healthcare Partners, a life sciences private equity firm (since 2017)

•   President and CEO, Immucor, a global leader in transfusion and transplant medicine (2011 – 2015)

•   Chairman and CEO, Medtronic, Inc. (2002 – 2011)

•   President and CEO, Novoste Corporation, an interventional cardiology company (1998 – 2001)

Other Public Company Boards

Current

•   Chair, Bioventus, Inc. (since 2016)

•   MiMedx Group, Inc. (since 2020)

Prior

•   Avanos Medical, Inc. (2015 – 2021)

Other Boards & Awards

•   Director, Virtue Labs, Enterra, Lacuna Medical, Cirtec Medical Corp. and Baebies, Inc., all private life companies

•   Duke University Health System

•   Member, National Academy of Engineering, and AIMBE College of Fellows

Education

•   B.Sc. in Electrical and Biomedical Engineering (dual) from Duke University

•   M.B.A. from the University of Virginia’s Darden School of Business

Susan Langer, President & Chief Business Officer at Souffle Therapeutics
Director since 2023 Age 34 Board Committee Compensation and Management Development Key Skills • Business Operations • Commercial • Drug Development • Executive Leadership

Relevant Expertise

Ms. Langer has significant experience and knowledge of the biopharmaceutical industry and deep connections within the biotechnology, start-up and venture capital ecosystems. That expertise, coupled with her knowledge of the company’s operations, enhances the Board’s ability to nimbly evaluate growth opportunities as well as long-term investments.

Career Highlights

•   President and Chief Business Officer, Souffle Therapeutics (since 2021)

•   Founding President, Kojin Therapeutics (2020 – 2021)

•   Chief Business Officer, Paratus Sciences (2021 – 2023)

•   Director, Guava Partners (since 2021)

•   Venture Partner, Old Silver VC LLC (2020 – 2023)

•   Head of Corporate Strategy and other roles at Biogen (2013 – 2019)

Other Public Company Boards

•   None

Education

•   B.A. in Science & Technology Studies from Cornell University

2025 Proxy Statement	-5-

Proposal 1 — Election of Directors

Jesus B. Mantas, fmr. Global Managing Partner, IBM Business Transformation Services

Director since 2019

Age 56

Board Committee

Compensation and Management Development (Chair)

Key Skills

•   Business Operations

•   Commercial

•   Cybersecurity

•   Executive Leadership

•   International Business

•   Public Policy

Relevant Expertise

Mr. Mantas has over 30 years of experience in global business operations, information technology, data science and artificial intelligence gained through global strategy and operating management roles across Europe, North America and Latin America. His expertise enhances Board perspectives on global operating scale, business strategy, culture change, managing risks, applying technology to improve business performance, seeking inclusion and developing talent and succession plans in multi-cultural environments.

Career Highlights

•   Global Managing Partner, IBM Global Business Services (2022 – 2025)

•   Senior roles at IBM (2002 – 2022) including:

○  Global Managing Partner, Strategy, Innovation and Corporate Development

○  Global Managing Partner, IBM Business Consulting

○  General Manager, IBM Business Process Outsourcing

○  Managing Partner and General Manager, IBM Global Business Services Latin America

○  Senior Partner, IBM Global Business Services

•   Partner, High Technology Practice, PricewaterhouseCoopers Consulting (1997 – 2002)

•   Adjunct Professor, University of California Irvine, Graduate School of Management, Paul Merage School of Business (1997 – 2001)

•   Second Lieutenant, Air Force of Spain (1993)

Other Public Company Boards

•   None

Education

•   B.S. in Telecommunications – Software Engineering, Universidad Politécnica de Madrid (Madrid, Spain)

•   Degree in Business Administration, Universidad Politécnica de Madrid (Madrid, Spain)

•   Corporate Governance – Harvard Business School

Lloyd Minor, M.D., Dean of the Stanford University School of Medicine
Director since 2024 Age 67 Board Committee Audit Key Skills • Business Operations • Drug Development • Cybersecurity • Executive Leadership • Finance • Public Policy • Scientific Research

Relevant Expertise

Dr. Minor serves as the Dean of the Stanford University School of Medicine and Vice President Medical Affairs at Stanford University, where he is instrumental in establishing strategy across the Stanford Medicine enterprise, leading health and medicine matters at Stanford in research, clinical care and education. This expertise enhances Board oversight of strategic goals and research & development (R&D).

Career Highlights

•   Carl and Elizabeth Naumann Dean of the Stanford University School of Medicine (since 2012)

•   Vice President for Medical Affairs, Stanford University (since 2023)

•   Provost and Senior Vice President for Academic Affairs, Johns Hopkins University (2009 – 2012)

•   Director of the Department of Otolaryngology – Head & Neck Surgery, Johns Hopkins University (2003 – 2009)

Other Public Company Boards

•   None

Education

•   Sc.B. from Brown University

•   M.D. from Brown University

2025 Proxy Statement	-6-

Proposal 1 — Election of Directors

Sir Menelas (Mene) Pangalos, Ph.D., fmr. Executive Vice President of Biopharmaceuticals R&D at AstraZeneca

Director since 2025

Age 58

Board Committee

Compensation and Management Development

Key Skills

•   Business Operations

•   Commercial

•   Drug Development

•   Executive Leadership

•   International Business

•   Public Board Service

•   Public Policy

•   Scientific Research

Relevant Expertise

Dr. Pangalos has over 30 years of experience researching and developing medicines gained through research and development roles across a number of pharmaceutical and biotechnology companies. Dr. Pangalos’ expertise enhances Board perspectives on the development and execution of corporate strategy, drug development and managing risks.

Career Highlights

•   Executive Vice President of Biopharmaceuticals R&D, AstraZeneca (2019 – 2024)

•   Executive Vice President of Early R&D, AstraZeneca (2010 – 2018)

•   Senior Vice President, Pfizer (2008 – 2010)

•   Vice President Neuroscience, Wyeth (2003 – 2008)

•   Fellow of the Royal Society, the Academy of Medical Sciences, the Royal Society of Biology and Clare Hall, University of Cambridge

Other Public Company Boards

•   Absci Corporation (since 2024)

Education

•   Bachelor of Science in Biochemistry and Molecular Biology from Imperial College London

•   Ph.D. in Neuropharmacology from University College London

Monish Patolawala, Chief Financial Officer at ADM
Director since 2024 Age 55 Board Committee Audit Key Skills • Business Operations • Commercial • Cybersecurity • Executive Leadership • Finance • International Business • Public Policy

Relevant Expertise

Mr. Patolawala has more than 25 years of experience leading financial operations and business for global industrial and healthcare companies. At ADM, he oversees the company’s global finance and accounting, global business services, global technology and enterprise strategy functions. Mr. Patolawala’s experience enhances the Board’s perspectives on financial and business operations, technology and strategy.

Career Highlights

•   CFO, ADM (since 2024)

•   President and CFO, 3M Company (2020 – 2024)

•   CFO of GE Healthcare (2015 – 2020)

•   Variety of roles of increasing responsibility at General Electric Company (1994 – 2020)

Other Public Company Boards

•   None

Certifications

•   Chartered Accountant from the Institute of Chartered Accountants of India

•   Cost and Works Accountant from the Institute of Cost and Works Accountants of India

Education

•   B. Com from St. Joseph’s College of Commerce (Bangalore, India)

2025 Proxy Statement	-7-

Proposal 1 — Election of Directors

Eric K. Rowinsky, M.D., President of Inspirna

Director since 2010

Age 68

Board Committees

Compensation and Management Development

Corporate Governance

Key Skills

•   Business Operations

•   Drug Development

•   Executive Leadership

•   Public Board Service

•   Scientific Research

Relevant Expertise

Dr. Rowinsky has extensive research and drug development and regulatory experience and broad scientific and medical knowledge. His experience leading teams that have registered more than twelve novel therapies for patients with advanced cancers enhances the Board’s oversight of the company’s research and development (R&D) and quest to pioneer breakthrough innovations within the highly regulated life sciences industry.

Career Highlights

•   President, Inspirna, a privately held life science company (since 2015), and Executive Chairman (2016 – 2021)

•   Chief Medical Officer, Hummingbird Biotherapeutics (2020 – 2023)

•   Chief Scientific Officer, Clearpath Development, Inc. (2016 – 2021)

•   Head of R&D, Chief Medical Officer, Stemline Therapeutics (2012 – 2015)

•   CEO, Primrose Therapeutics, Inc., a biotech start-up (2010 – 2011)

•   Chief Medical Officer, and Executive Vice President, ImClone Systems (2005 – 2010)

Other Public Company Boards

Current

•   Purple Biotech Ltd. (since 2019)

•   Verastem, Inc. (since 2017)

Prior

•   Fortress Biotech Inc. (2010 – 2024)

Other Boards & Awards

•   Director of the Institute, and Director of Clinical Research, Cancer Therapy & Research Center’s Institute for Drug Development (1996 – 2004)

•   Associate Professor of Oncology at the Johns Hopkins School of Medicine (1988 – 1996)

•   Director, Scientific Counselors of the National Cancer Institute Level Panel on Access to Medicines

Education

•   B.A. in Liberal Arts, from New York University

•   M.D. from Vanderbilt University School of Medicine

Stephen A. Sherwin, M.D., Clinical Professor of Medicine at UCSF
Director since 2010 Age 76 Board Committee Audit Key Skills • Business Operations • Drug Development • Executive Leadership • Finance • Public Board Service • Public Policy • Scientific Research

Relevant Expertise

Dr. Sherwin has extensive knowledge of the life sciences industry through his advisory work in life sciences, and patient care and teaching in his specialty of medical oncology, as well as founding and leading life sciences companies. Dr. Sherwin’s more than 30 years of industry experience significantly enhances Board oversight and development of the company’s strategy and execution.

Career Highlights

•   Clinical Professor of Medicine at the University of California, San Francisco (since 2010)

•   Volunteer Attending Physician in Hematology-Oncology at the Zuckerberg San Francisco General Hospital (since 2010)

•   Advisory partner, Third Rock Ventures, LLC (since 2016)

•   Chairman and Co-founder, Ceregene, a life sciences company acquired by Sangamo Biosciences (2001 – 2013)

•   Chairman and Co-founder, Abgenix, Inc, an antibody company acquired by Amgen (1996 – 2006)

•   CEO, Cell Genesys, Inc., a life sciences company merged with BioSante Pharmaceuticals, Inc. (now ANI Pharmaceuticals, Inc.) (1994 – 2009)

Other Public Company Boards

Current

•   Neurocrine Biosciences Inc. (since 1999)

Prior

•   Epiphany Technology Acquisition Corp. (2022 – 2023)

•   Bios Special Acquisition Corporation (2021 – 2023)

•   Aduro Biotech, Inc (2015 – 2020)

Education

•   B.A., in Biology from Yale University

•   M.D. from Harvard Medical School

2025 Proxy Statement	-8-

Proposal 1 — Election of Directors

Christopher A. Viehbacher, President and Chief Executive Officer, Biogen Inc.
Director since 2022 Age 65 Key Skills • Business Operations • Commercial • Drug Development • Executive Leadership • Finance • International Business • Public Board Service • Public Policy

Relevant Expertise

Mr. Viehbacher has extensive international experience in both large pharmaceutical companies and entrepreneurial biotech companies. Mr. Viehbacher brings a keen understanding of the complexities involved in running a multibillion-dollar global pharmaceutical business as well as an appreciation for the value of innovation.

Career Highlights

•   President and CEO, Biogen Inc. (since 2022)

•   Managing Partner, Gurnet Point Capital, a Boston based investment fund (2015 – 2022)

•   Global CEO of Sanofi S.A. (2008 – 2014)

•   Various roles, GlaxoSmithKline (1984 – 2008)

Other Public Company Boards

Prior

•   Pure Tech plc (2015 – 2023)

Other Boards & Awards

•   Trustee, Northeastern University

•   Board of Fellows, Stanford Medical School

Education

•   B. Comm. from Queen’s University (Kingston, Canada)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NAMED NOMINEES.

2025 Proxy Statement	-9-

Corporate Governance

Corporate Governance

Corporate Governance Highlights

We believe that our Board’s primary functions are to appoint and evaluate our CEO and hold management accountable, oversee strategy and strategic direction, oversee key strategic, operational and compliance risks and work to achieve optimal capital allocation such that long-term stockholder value is maximized. We are committed to the highest standards of ethics, business integrity and corporate governance, which we believe will help ensure that our company is managed for the long-term benefit of our stockholders. Our governance practices are designed to establish and preserve accountability for our Board and management, provide a structure that allows our Board to set objectives and monitor performance, facilitate the efficient use of resources and enhance stockholder value.

Our Corporate Governance Principles are reviewed at least annually by the CGC and are amended from time to time in response to changing regulatory requirements, evolving governance practices and trends and issues raised by our stockholders. In addition, Board members are also subject to our Code of Business Conduct. Our Corporate Governance Principles, together with our committee charters, Bylaws, Amended and Restated Certification of Incorporation (Certificate of Incorporation) and Code of Business Conduct, comprise our governance framework, each of which may be found at our website, www.biogen.com, under the “Corporate Governance” subsection of the “Investors” section of the website.

How our corporate governance practices align with our key governance principles is set forth in the table below.

Governance Principles	Corporate Governance Practice

Accountability to Stockholders	✓ Our common stock is our only class of stock, with one vote per share
✓ Our directors are annually elected by majority vote, and we have a director resignation policy
✓ Stockholders have the right to call special meetings and act by written consent
✓ Proxy access Bylaw (3%, 3 years, nominees for up to 25% of our Board)

Board Independence	✓ 10 of our 11 directors qualify as independent under the independence requirements of the Nasdaq Stock Market (Nasdaq)
✓ Our Board is led by an independent Chair
✓ Our independent directors regularly meet without management present (executive sessions) that are led by our Chair and have open access to management and third-party advisors
✓ All of our Board committees are comprised entirely of independent directors

Board Composition	✓ 7 of our independent directors joined since 2019
✓ Board tenure policy that seeks to maintain an average tenure of 10 years or less for independent directors
✓ Current average independent director tenure of approximately 7 years

Board Policies and Practices	✓ Annual anonymous Board and committee evaluation process
✓ Annual independent director evaluation of CEO
✓ Enterprise Risk Management (ERM) program, information technology (IT), privacy, artificial intelligence (AI) and cybersecurity overseen by our Board
✓ Annual compensation risk analysis overseen by the CMDC
✓ Board oversight of corporate social responsibility matters

Risk Mitigation and Alignment of Interests	✓ Significant stock ownership requirements for executive officers and directors
✓ Clawback policies that exceed Dodd-Frank requirements
✓ Comprehensive Code of Business Conduct and Corporate Governance Principles
✓ Related Person Transaction Policy and Conflicts of Interest and Outside Activities Policy

Commitment to Stockholder Engagement

We value the views of our stockholders and feedback received serves as a valuable input to Board and committee discussions and informs actions designed to increase long-term stockholder value. To support maintaining an open dialogue with our stockholders, the CGC leads our Board’s efforts on director-stockholder engagement and directs discussions with stockholders to the appropriate

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Corporate Governance

Board and committee members. To demonstrate our commitment to stockholder engagement, we have adopted a policy that on an annual basis, our independent directors, led by our Chair of the CGC, will seek to engage with our top 10 stockholders to better understand their perspectives on a variety of issues, including our business strategy, capital allocation, corporate governance, executive compensation and corporate social responsibility initiatives.

In addition, our CFO and investor relations group lead our management team in investor meetings throughout the year to discuss our business, strategy and financial results. Meetings included in-person and virtual meetings, telephone and webcast conferences.

We remain committed to regular dialogue with our stockholders to increase transparency and better understand our stockholder base and their perspectives.

Board Leadership Structure

Independent Chair Leadership

The Board regularly reviews its leadership structure to evaluate whether it continues to best serve the needs of the company and its stockholders. We believe that having an independent Chair promotes a greater role for independent directors in the oversight of the company, including overseeing the strategic direction of the company and oversight of material risks facing the company. Additionally, it encourages active participation by the independent directors in the work of our Board, enhances our Board’s role of representing stockholders’ interests and improves our Board’s ability to supervise and evaluate our CEO and other executive officers. Further, separation of the Chair and CEO roles allows our CEO to focus on operating and managing the company while leveraging our independent Chair’s experience and perspectives. Among other responsibilities, our Chair:

•	presides at meetings of our Board, executive sessions of our independent directors and our annual meetings of stockholders;

•	reviews and assists in setting the agenda and schedule for our Board meetings in collaboration with our CEO;

•	advises the committee chairs in fulfilling their responsibilities to our Board;

•	recommends to our Board the retention of any advisors who report directly to our Board;

•	serves as a liaison for stockholder communications with our Board;

•	leads the process of evaluating our CEO; and

•	discharges such other responsibilities as our Board may assign from time to time.

Director Independence

All of our directors and nominees for director, other than Mr. Viehbacher, our President and CEO, satisfy the Nasdaq independence requirements, as determined by our Board. All members of the Board’s standing committees satisfy the Nasdaq independence requirements. In addition, all members of our Audit Committee and our CMDC meet the additional U.S. Securities and Exchange Commission (SEC) and Nasdaq independence and expertise requirements applicable specifically to audit and compensation committee members, respectively, as determined by our Board.

Process for Selecting Directors and Director Qualifications

Board Composition

Board composition is one of the most critical areas of focus for our Board. Reflecting our Board’s commitment to refreshment, seven of our independent directors have joined since 2019. Our CGC regularly screens and recommends candidates for nomination by the full Board and, among other things, considers feedback received during the annual Board and committee evaluation process, stockholder feedback, our qualification guidelines and skills matrix and director commitment levels. Candidates who are recommended by stockholders will be considered in the same manner as other candidates. For all potential candidates, our CGC will consider all factors it deems relevant, including at a minimum those listed below in the subsection entitled “Director Qualifications.” Director nominations are recommended by our CGC to our Board and must be approved by our Board. For more information on the process for nomination of directors by stockholders please see “Stockholder Proposals” on page 59.

Director Qualifications

•

General Qualifications and Standards. Our Corporate Governance Principles and Code of Business Conduct provide that our directors should possess the highest personal and professional ethics and integrity, understand and be aligned with our core values and be committed to representing the long-term interests of our stockholders. Our directors must also be inquisitive and objective and have practical wisdom and mature judgment.

•

Director Term and Resignation. Our Board does not believe that arbitrary term limits on directors’ service are appropriate. In 2023 we amended our Corporate Governance Principles to eliminate our age-based resignation policy and instituted a policy that seeks to maintain an average tenure of 10 years or less for independent directors. Under our Corporate Governance Principles, if

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Corporate Governance

a director has a material change in principal employment or principal occupation after their most recent election to our Board by stockholders, our Board will decide whether it is in the best interests of the company and our stockholders to accept or reject the irrevocable resignation previously submitted by such director.

•

Culture. Our Board believes that diversity of skills, backgrounds, perspectives and experience is a benefit to our Board as a whole and is key to representing the interests of stockholders effectively. As set forth in our Corporate Governance Principles, we endeavor to have a Board that collectively represents a variety of experience at strategic and policy-making levels in business, government, education, healthcare, science and technology and the international arena, and collectively has knowledge and expertise in relevant functional areas such as accounting and finance, risk management and compliance, strategic and business planning, corporate governance, cybersecurity, human resources, marketing, commercial and research and development. Consistent with our Corporate Governance Principles, in selecting nominees to our Board, our CGC considers the diversity of skills, background, perspectives and experience that a potential nominee possesses and the extent to which such diversity would enhance the skills, backgrounds, perspectives and experience of our Board as a whole. We do not have a formal policy on requiring women and minorities to be included in the initial pool of candidates, however, the CGC search process involves the identification of a broad and diverse pool of candidates to allow us to find potential Board nominees.

•

Director Orientation and Continuing Education. We provide orientation for new directors and provide ongoing education to directors by providing them with materials and briefing sessions on subjects that we believe will assist them in discharging their duties. In addition to periodic educational sessions, our Board has one meeting a year that is principally dedicated to board education. We also make director education program information available to directors on a regular basis, encourage directors to attend director education programs and reimburse the costs of attending such programs.

Our Nomination Processes

Our CGC leads our Board’s process for identifying, evaluating and selecting directors. Our CGC uses a variety of methods to help identify potential Board candidates and considers an assessment of current Board skills, backgrounds, perspectives and experiences to evaluate candidates for recommendation to our Board for approval. Our CGC assesses potential candidates based on their history of achievement, the breadth of their business experiences, whether they bring specific skills or expertise in areas that our CGC has identified as desired and whether they possess personal attributes and experiences that will contribute to the sound functioning of our Board.

Our Board’s process (i) leverages the Board’s succession and refreshment practices to identify skills and expertise needed on our Board, (ii) uses an independent search firm to support our CGC in conducting a broad search through a diverse pool of potential candidates and to help identify, evaluate and conduct diligence on potential candidates and (iii) provides stockholders with greater transparency on the nomination process and its objectives. Our process comprises the following:

Nomination Process

Step 1	Assessment of Board Needs
✓ Determine what skills and expertise may be needed on our Board

Step 2	Identify a Broad Candidate Pool
✓ Independent search firms
✓ Independent director recommendations
✓ Stockholder recommendations

Step 3

Comprehensive Candidate Review

✓  Candidates identified from the pool are comprehensively reviewed and the subject of discussion during CGC meetings. During these meetings, our CGC identifies candidate(s) on the basis of their skills, background, perspectives, experience and expected contribution to our Board

Based on these meetings, our CGC identifies candidate(s) for potential nomination to our Board

The candidate(s) recommended by our CGC is made available to be interviewed by all Board members

✓  Directors interview candidate(s) to assess their skills, backgrounds, perspectives, experiences and expected contribution to the Board

✓  During a CGC meeting open to all directors, candidate(s) are evaluated by the CGC based on the evaluations of directors who interviewed the candidate(s)

✓  Simultaneous due diligence and reference checks are conducted

Step 4	Based on these meetings and the basis of due diligence and reference checks, the CGC makes a recommendation to our Board
✓ Our CGC presents selected candidate(s) to our Board for review and nomination

2025 Proxy Statement	-12-

Corporate Governance

Fall 2024 Nomination Process in Action

After the 2024 Annual Meeting and consistent with our Board’s nomination process which includes an ongoing review of Board succession plans and refreshment, our CGC conducted a needs assessment which included an evaluation of the size of our Board, committee composition, skills and mix of tenures, perspectives, backgrounds and experiences present on our Board. As a result of this needs assessment, our CGC determined that our Board should seek candidates with a broad range of skills, including, but not limited to, possessing skills in research and development. Our CGC hired an independent search firm to aid us in assembling a pool of candidates and evaluating their capabilities. As a result of our process set forth above, our CGC recommended and our Board, after all directors had the opportunity to interview candidates, elected Dr. Minor and Dr. Pangalos, two scientists with extensive experience in research and development.

Board Succession Planning and Refreshment

Our CGC continually reviews our Board’s composition to identify the skills needed on our Board to help oversee our company both in the near term and into the future. Ongoing strategic board succession planning, along with our average board tenure policy, are designed to ensure that our Board continues to maintain an appropriate mix of skills, backgrounds, perspectives and experiences to provide fresh perspectives and effective oversight and guidance to management.

Our CGC evaluates what additional skills and expertise may be needed near term and in the future based on the company’s strategy and potential director departures. Our CGC then compares those skills to those of the current directors to identify additional skills and experiences that would be beneficial to our Board. Our CGC then targets the identification and recruitment of individuals who have the qualifications identified through this process.

Our Board does not believe that arbitrary term limits on directors’ service are appropriate. In 2023, in consideration of a number of factors, including stockholder feedback, we revised our Corporate Governance Principles to eliminate our age-based resignation policy and instituted a policy that seeks to maintain an average tenure of 10 years or less for independent directors. We believe this policy promotes better succession planning by balancing the benefit of fresh perspectives that new directors may bring with the institutional knowledge and experience that longer-tenured directors possess.

Board Committee Refreshment

Our Board, led by our CGC, reviews and determines the composition of committees and appoints the committee Chairs. Through periodic committee refreshment, we balance the benefits derived from continuity and depth of experience with those gained from fresh perspectives and enhancements to our directors’ understanding of different aspects of our business. In 2024, we refreshed the Board’s committee composition.

Regular Board and Committee Evaluations

Board and committee evaluations are critical to supporting the effective functioning of our Board. Through evaluations, our directors review where they believe our Board functions effectively and, importantly, areas where our Board thinks there may be opportunities for improvement, including through Board and committee refreshment.

•

Formal Evaluation Process. Our CGC oversees our Board evaluation process. In consultation with the Chair of our Board and the committee Chairs, a framework for evaluation is established, including a review of topics for evaluation that are incorporated in the evaluation forms. Anonymous form evaluations are collected, compiled and distributed in advance of the scheduled discussion. The evaluations include open-ended questions and space for candid commentary. All comments are unattributed, included verbatim and shared with the full Board and applicable committee. Each committee Chair reports to the full Board on these assessments for their review and discussion. Policies, practices and the composition of our Board and its committees are modified as appropriate, informed by evaluation findings.

•

Ongoing Feedback. Our directors provide real-time feedback to our Chair throughout the year outside of the formal evaluation process and have open access to management and third-party advisors. Additionally, executive sessions of independent directors (without management present) are scheduled for each quarterly regular Board meeting and every committee meeting to identify any issues and assess whether meeting objectives were satisfied.

•

Evaluation Process Update. After the 2024 Annual Meeting, the CGC, led by its Chair initiated a review of our self-evaluation process facilitated by a third-party consultant who assisted in this review and redesign by providing different perspectives and expertise. We have completed this evaluation and will refresh the evaluation process after completing implementation of learnings from the self-evaluation process review.

CEO and Management Succession Planning

Our Board strives to ensure that we have the right management talent to pursue our strategies successfully. The entire Board is involved in the critical aspects of CEO and other senior management succession planning processes, including establishing selection criteria that reflect our business strategies, identifying essential capabilities and competencies, and evaluating potential candidate(s). Succession is regularly discussed with the CEO as well as without the CEO present in executive sessions of our Board.

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Corporate Governance

Our Board and our CMDC meet at least once a year to conduct a detailed talent review which includes a review of the company’s talent strategies, leadership pipeline and succession plans for key executive positions. We believe that maintaining our strong culture and adhering to our principles will ensure that we attract, retain and develop the right talent to lead the company and successfully execute our corporate strategy in the future.

Annual Elections and Majority Voting

Directors are elected by a majority of the votes cast in uncontested elections and by a plurality of votes cast in contested elections. In addition, following their election or appointment to the Board by our Board or election by stockholders, directors must submit an irrevocable resignation that will be effective upon (1) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which the directors stand for reelection and (2) acceptance of such resignation by our Board. If an incumbent director fails to receive the number of votes required for reelection, our Board (excluding the director in question) will, within 90 days after certification of the election results, decide whether to accept the director’s resignation, taking into account such factors as it deems relevant. Such factors may include the stated reasons why stockholders voted against such director’s reelection, the qualifications of the director and whether accepting the resignation would cause the company to fail to meet any applicable listing standards or would violate state or federal law. Our Board will promptly disclose its decision in a filing with the SEC.

2025 Proxy Statement	-14-

Corporate Governance

Committees and Meetings

Our Board met eight times in 2024. Our Board also has three standing committees, the Audit Committee, CMDC and CGC. The principal functions of each committee, the committee composition as of December 31, 2024, and the number of committee meetings held in 2024 are described in the table below. The Chair of each committee periodically reports to our Board on committee deliberations and decisions. Our Board maintains charters of each of its committees and the charters are reviewed at least annually. The charters for each of the committees are posted on our website, www.biogen.com, under the “Corporate Governance” subsection of the “Investors” section of the website. Our Corporate Governance Principles, together with our committee charters, Bylaws, Certificate of Incorporation and Code of Business Conduct, comprise our governance framework.

Committee	Function	2024 Members	Meetings in 2024
Audit

Assists our Board in its oversight of:

•  the integrity of our financial statements;

•  our accounting and financial reporting processes;

•  the independence, qualifications and performance of our independent registered public accounting firm;

•  the effectiveness of the company’s internal control over financial reporting;

•  our global tax strategy, compliance and tax audit processes;

•  our internal audit and corporate compliance functions;

•  our financial strategy, policies and practices; and

•  the adequacy and effectiveness of the company’s insurance programs.

Our Audit Committee has the sole authority and direct responsibility for the appointment, compensation, retention, evaluation and oversight of the work of our independent registered public accounting firm.

		William A. Hawkins† (Chair) Lloyd Minor Monish Patolawala† Stephen A. Sherwin†	7
Compensation and Management Development(1)	Assists our Board with oversight of executive compensation and management development, including: • recommending to our Board the compensation for our CEO and approving the compensation for our other executive officers; • administration of our short- and long-term incentive plans; • reviewing executive and senior management development programs and succession plans; and • recommending to our Board the compensation of our non-employee directors.	Jesus B. Mantas (Chair) Maria C. Freire Susan K. Langer Eric K. Rowinsky	6
Corporate Governance	Assists our Board oversight of Corporate Governance, including: • identifying, selecting, evaluating and recommending Board nominees to stand for election at the annual meeting of stockholders and fill vacancies as they arise; • overseeing the Corporate Governance Principles and Code of Business Conduct and its application to Board members; • overseeing our Board and committee evaluation process; and • oversight of our lobbying priorities and activities, including associations with certain trade and/or legislative organizations.	Caroline D. Dorsa (Chair)† Maria C. Freire William A. Hawkins Eric K. Rowinsky	4
†	Determined by our Board to be an audit committee financial expert.
(1)	Dr. Pangalos joined the CMDC on January 1, 2025.

•	Attendance at Board and Committee Meetings. Each of our director nominees attended all meetings of our Board and the committees on which they served in 2024.

•

Executive Sessions. Under our Corporate Governance Principles, the independent directors of our Board are required to meet without management present, which we refer to as an executive session, at least four times each year and may also meet without management present at such other times as determined by our Chair or if requested by at least two other directors. In 2024 the independent directors of our Board met without management present four times. Each committee of our Board also had numerous executive sessions throughout the year.

•

Attendance at Stockholder Meeting. We expect all of our directors and director nominees to attend our annual meetings of stockholders. All directors who were nominees for election as directors at the 2024 Annual Meeting attended the 2024 Annual Meeting.

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Corporate Governance

The Board’s Role in Risk Oversight

Our Board believes that a fundamental part of risk management is identifying and understanding the risks we face, monitoring these risks and adopting appropriate controls and strategies designed to mitigate such risks. We have a company-wide ERM program to identify, mitigate and monitor enterprise level risks that may affect our ability to achieve the company’s objectives. Our Board oversees an enterprise-wide approach to risk management, which is designed to support execution of our strategy and achievement of our objectives to improve long-term operational and financial performance, preserve our reputation and enhance stockholder value. Our Board and its committees review our risk framework and governance and oversee management’s exercise of its responsibility to assess, monitor and manage the company’s significant risk exposures.

In determining the allocation of risk oversight responsibilities, our Board and its committees generally oversee material risks within their identified areas of responsibility. Our Board and each of its committees meet regularly with management to confirm that management is exercising its responsibility to identify relevant risks and is adequately assessing, monitoring and taking appropriate action to mitigate these risks. In the event a committee receives a report from members of management on areas of material risk to the company, the Chair of the relevant committee, assisted by management where appropriate, reports on the discussion to the full Board at the next Board meeting. This enables our Board and its committees to coordinate their oversight of risk and identify risk interdependencies.

The ERM program is overseen by our executive committee acting as the ERM Committee. On an ongoing basis, the ERM Committee evaluates the greatest risks to our business, their underlying risk drivers and the associated mitigation activities and controls. Annually, the ERM Committee provides our Board with a detailed review of the ERM program and key enterprise-level and emerging risks. Emerging risks that do not rise to the level of enterprise-level risk are assessed and actively managed and monitored by senior management.

We believe that the areas of risk that are fundamental to the success of our enterprise and rise to enterprise-level risks include, but are not limited to, those set forth in the risk factors section of our periodic SEC filings, including risks associated with product development, patient safety, product quality, patient supply, value (which includes pricing) and access, commercialization, business development, as well as protecting our assets (physical, financial, intellectual property, and information, including cybersecurity), all of which are managed by senior management reporting directly to the CEO and overseen by our ERM Committee.

A summary of the primary areas of risk oversight responsibility of our Board and each of its committees is set forth below:

Board or Committee	Primary Area of Risk Oversight
Board

•  Corporate and commercial strategy and execution, pricing and reimbursement, competition, reputational, corporate responsibility and other material risks

•  Research and development activities, clinical development, drug safety and intellectual property

•  Material government and other investigations and litigation

•  Risk governance framework and infrastructure designed to identify, assess, manage and monitor the company’s material risks

•  IT, AI, privacy and cybersecurity risks

•  Risk management policies, guidelines and practices implemented by company management

Audit

•  Financial, accounting, disclosure, corporate compliance, distributors, insurance, capital, credit, anti-bribery and anti-corruption matters, supply chain, and other risks reviewed in its oversight of the internal audit and corporate compliance functions

Compensation and Management Development

•  Workforce matters, including harassment and retaliation

•  Compensation policies and practices, including whether such policies and practices balance risk-taking and rewards in an appropriate manner as discussed further below

•  Leadership succession planning for key management roles, including the CEO

Corporate Governance

•  Together with the Board, oversees corporate governance

•  Board and Committee succession/refreshment

•  Compliance with our Corporate Governance Principles and Code of Business Conduct

•  Director independence, lobbying activities, potential conflicts of interest and related party transactions involving directors and executive officers

Compensation Risk Assessment

The Compensation Discussion and Analysis (CD&A) section of this Proxy Statement describes the compensation policies, programs and practices that apply to our executive officers, including our NEOs listed on page 25. Our goal setting, performance assessment and compensation decision-making processes described in the CD&A generally apply to all employees. Our executive compensation

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Corporate Governance

comprises three components: salary, annual bonus plan and an LTI program. Our annual bonus plan has the same company performance goals, payout levels (as a percentage of target) and administrative provisions for all participants globally, regardless of the participant’s job level, location or function in the company. Additionally, our LTI program provides different forms of awards based upon an employee’s level but is otherwise consistent throughout the company.

In the CD&A, we describe the risk-mitigation controls that govern our executive compensation programs. These controls include our CMDC’s review and approval of the design, goals and payouts under our annual bonus plan and LTI program and each executive officer’s compensation (or, in the case of our CEO’s compensation, a recommendation of that compensation to our Board for its approval). In addition, the independent compensation consultant reviews the processes, controls and design of our sales incentive compensation plans, which are market specific compensation frameworks that reward Biogen’s salespeople based on their performance.

Our CMDC, working with an independent compensation consultant, also conducts an annual assessment of potential risks related to our compensation policies, programs and practices. Among other factors, this risk assessment considers the form of compensation (i.e., award type, fixed versus variable and short-term versus long-term), pay alignment, performance measures and goals, payout maximums, vesting periods and CMDC oversight and independence. This assessment is focused on (1) having an appropriate balance in our program structure to mitigate compensation-related risk with cash versus equity-based compensation, short-term versus long-term measurement and financial versus non-financial goals; and (2) policies and practices to mitigate compensation-related risk including recoupment of compensation, stock ownership guidelines, equity administration rules and insider-trading and hedging prohibitions.

Based on our assessment, we believe that, through a combination of risk-mitigating features and incentives guided by relevant market practices and company-wide goals, our compensation policies, programs and practices do not create risks that are reasonably likely to have a material adverse effect on the company.

Director Compensation

This section describes our compensation program for our non-employee directors and shows the compensation paid to or earned by our non-employee directors during 2024. Mr. Viehbacher, our President and CEO, did not receive any additional compensation for his service on our Board.

Our CMDC has the authority to evaluate and make recommendations to our Board regarding non-employee director compensation which includes an annual cash retainer, additional cash retainer for committee service and equity award grant. The cash retainers and equity awards are approved by our Board, with the Chair abstaining from voting on the Chair’s equity award.

Our CMDC periodically reviews our non-employee director compensation practices against the practices of an appropriate peer group and our CMDC has the authority to retain consultants to advise on non-employee director compensation matters, including in support of our CMDC’s periodic review of non-employee director compensation practices. No executive officer has any role in determining or recommending the form or amount of non-employee director compensation.

Retainers and Expenses

The following table presents the annual cash retainers, paid in four equal quarterly installments, for all non-employee directors in effect in 2024, which did not change from 2023:

Retainers

Annual Board Retainer	$125,000

Annual Retainers (in addition to Annual Board Retainer):

Chair of the Board	$75,000

Audit Committee, CGC and CMDC Chair	$30,000

Audit Committee, CGC and CMDC Members (other than Chair)	$15,000

Our non-employee directors may defer all or part of their cash retainer pursuant to our Voluntary Board of Directors Savings Plan, which is similar to our Supplemental Savings Plan (SSP) described in the narrative preceding the “2024 Non-Qualified Deferred Compensation” table in Part 6 – Executive Compensation Tables of this Proxy Statement on page 40, but without any company matching contributions. If a non-employee director chooses to defer cash compensation under our Voluntary Board of Directors Savings Plan, his or her notional account under the plan will periodically be credited with amounts of deemed investment earnings as if the deferred cash compensation was actually invested in the notional investment(s) selected by the director or in a default

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Corporate Governance

investment if the director does not make a selection. These notional investment options include mutual funds similar to those available under our 401(k) plan as well as a fixed rate option which earns a rate of return determined each year by the company’s retirement committee. For 2024 non-employee director deferrals notionally invested in the fixed rate option, this rate of return was set at 5%. Deferrals notionally invested in the fixed rate option continue to be credited with the rate of return that was in effect during the year of deferral.

Non-employee directors are also reimbursed for actual expenses incurred in attending meetings of our Board and any of its committees as well as other expenses incurred in connection with their service to the Board or any of its committees.

Equity Awards

Awards Under Our 2024 Omnibus Equity Plan

Our non-employee directors receive equity awards under our Biogen Inc. 2024 Omnibus Equity Plan (the 2024 Omnibus Equity Plan). The 2024 Omnibus Equity Plan was approved by our stockholders at our 2024 Annual Meeting.

General Provisions of the 2024 Omnibus Equity Plan

Non-employee directors receive an annual equity award under the 2024 Omnibus Equity Plan effective on the date of each annual meeting of stockholders. Under the 2024 Omnibus Equity Plan, no director may be paid or granted, in any fiscal year, cash compensation and equity awards with an aggregate value greater than $1 million. Any compensation that is deferred will be counted toward the director compensation limit for the year in which it was first granted, and not when paid or settled (if later).

Annual equity awards vest on the earlier of (i) the first anniversary of the date of grant or over such longer period and in such increments as our CMDC may determine or (ii) at the annual meeting after grant of such annual equity award.

Awards granted under the 2024 Omnibus Equity Plan are subject to accelerated vesting upon termination of a director’s service by reason of death, disability or retirement and upon a change in control (CIC) (as such terms are defined in the 2024 Omnibus Equity Plan).

Awards During 2024

In 2024 our CMDC recommended, and our Board approved, annual equity awards with a grant date fair value of approximately $300,000 for each non-employee director and an additional annual equity award with a grant date fair value of approximately $100,000 for the non-employee Chair of the Board. These annual equity awards were below the limits set forth in the 2024 Omnibus Equity Plan described above. In 2024, after a review of our director compensation practices compared to peer group the additional annual equity award for the non-employee Chair of the Board was reduced from $170,000 to $100,000 and the non-employee director grant was increased from $270,000 to $300,000. The 2024 annual equity awards were made in the form of restricted stock units (RSUs) that vest on the earlier of (i) the first anniversary of the grant date or (ii) the 2025 Annual Meeting, generally subject to the director’s continued service.

10b5-1 Trading Plans

Under our Insider Trading and Information Policy our non-employee directors must use pre-established trading plans to sell our common stock from their personal accounts. A trading plan may only be entered into during an open trading window and when the applicable director is not in possession of material nonpublic information about the company. We require a waiting period following the establishment of a trading plan before any trades may be executed. Our policy is designed to provide procedures to protect against insider trading while allowing our non-employee directors to have an opportunity to realize the value intended by the company in granting equity-based awards.

Non-Employee Director Stock Ownership Guidelines

We maintain the following stock ownership guidelines for our non-employee directors:

Position	Stock Ownership Requirement(1)
Non-Employee Chair	Number of shares equal in value to five times the total annual cash retainer for serving as (i) non-employee Chair plus (ii) as a non-employee Board member

Non-Employee Directors (excluding Chair)	Number of shares equal in value to five times the annual cash retainer for non-employee Board members

(1)

Each non-employee director has five years from the date of initial election or appointment to meet the stock ownership requirement. As of December 31, 2024, all of our non-employee directors met the stock ownership requirement or were still within the five-year period to meet such requirement.

2025 Proxy Statement	-18-

Corporate Governance

2024 Director Compensation

Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards(1) (b)	All Other Compensation(2) (c)	Total (d)

Caroline D. Dorsa	$230,000	$399,840	—	$629,840

Maria C. Freire	$140,611	$300,160	$3,000	$443,771

William A. Hawkins	$170,000	$300,160	—	$470,160

Susan K. Langer	$125,611	$300,160	—	$425,771

Jesus B. Mantas	$169,389	$300,160	—	$469,549

Lloyd Minor(3)	$31,861	—	—	$31,861

Monish Patolawala	$140,000	$300,160	—	$440,160

Eric K. Rowinsky	$155,000	$300,160	—	$455,160

Stephen A. Sherwin	$140,000	$300,160	—	$440,160

Notes to the 2024 Director Compensation Table

(1)

The amounts in column (b) represent the grant date fair value of RSU awards made in 2024 to non-employee directors under the 2024 Omnibus Equity Plan, as described in the narrative preceding this table. These RSUs are scheduled to vest in full and be settled in stock at the earlier of the 2025 Annual Meeting or the first anniversary of the grant date, generally subject to continued service. Grant date fair values were computed in accordance with Accounting Standards Codification (ASC) 718, excluding the effect of estimated forfeitures, and determined by multiplying the number of RSUs awarded by the fair market value of the company’s common stock on the relevant grant date.

(2)

The amounts in column (c) represent matching contributions made in 2024 by the Biogen Foundation on behalf of the director pursuant to the terms of a matching gift program offered by the Biogen Foundation to all U.S. employees and non-employee directors of Biogen. Under the matching gift program, the Biogen Foundation matches gifts to eligible U.S.-based non-profit organizations, in accordance with the Biogen Foundation’s guidelines, up to an annual maximum per donor amount of $5,000 per calendar year and up to an aggregate program total of $1.5 million per calendar year.

(3)	Dr. Minor joined our Board on October 1, 2024.

Director Equity Awards Outstanding at 2024 Fiscal Year-End

The following table summarizes the equity awards that were outstanding as of December 31, 2024, for each of the non-employee directors serving as of December 31, 2024.

Stock Awards(1)

Name	Number of Shares or Units of Stock That Have Not Vested

Caroline D. Dorsa	1,785

Maria C. Freire	1,340

William A. Hawkins	1,340

Susan K. Langer	1,340

Jesus B. Mantas	1,340

Monish Patolawala	1,340

Eric K. Rowinsky	1,340

Stephen A. Sherwin	1,340

Notes to the Director Equity Awards Outstanding at 2024 Fiscal Year-End Table

(1)

Represents the number of RSUs awarded to non-employee directors in 2024 under the 2024 Omnibus Equity Plan, as described in the narrative preceding the “2024 Director Compensation” table above. These RSU awards are scheduled to vest in full and be settled in stock at the earlier of (i) the first anniversary of the grant date or (ii) the 2025 Annual Meeting, generally subject to continued service.

2025 Proxy Statement	-19-

Corporate Governance

Corporate Responsibility

Culture and Essentials

Our values and merit-based culture guide every action we take, from pioneering new therapies to promoting health access for all patients. To continue to build on our strong culture, we implemented the New Biogen Way, aimed at maintaining our spirit of innovation and patient-centricity while advancing a more entrepreneurial business mindset and results-focused approach. The New Biogen Way describes the mission and behaviors – pioneer, think broadly, drive results, ethical and inclusive – that provide the foundation for our long-term success.

Corporate Responsibility

Our Corporate Responsibility strategy and programs are designed to deliver meaningful results in the areas where we believe we can have the greatest impact. We have bolstered our efforts in access and health equity and refocused our Biogen Foundation efforts in the communities where we operate and to help deliver better health. Our environmental strategy is designed to balance impact in line with investment and to drive sustainability into our core operations.

ACCESS & HEALTH EQUITY	WORKFORCE & CULTURE	COMMUNITY IMPACT	ENVIRONMENT

•  All 5 of our Phase 3 studies met U.S. targets, ensuring clinical trial enrollment reflects the epidemiology of the disease

•  Had Early Access Programs (EAPs) in approximately 40 countries

•  Received the Rare Impact Award from National Organization for Rare Disorders for SKYCLARYS

•  65% of participating employees in
our annual survey said they feel engaged at work

•  Fostered an employee base
reflective of the broader workforce, with women in the role of director-level and above (global) at 48.3% and racial/ethnic representation in the role of manager-level and above (U.S.) at 30.9%

•  Earned Great Place to Work® certification in 27 countries and/or territories in which we operate

•  More than 980,000 people supported through donations and volunteerism including more than 64,000 high need patients

•  Introduced the CoLab to the community, a classroom-style laboratory and collaborative space for nonprofits and area teachers

•  Received Boston Business Journal’s 2024 Citizenship Community Collaborator Award
with Food For Free

• 100% of labs My Green Lab certified, with 57% achieving the highest level • 10 years of sourcing 100% renewable electricity • Achieved a 16% reduction in Scope 1 emissions from a 2019 baesline

Access & Health Equity

We aim to advance access to quality healthcare and medicines so people can live healthier lives. In 2024, all five of our Phase 3 studies met U.S. targets, ensuring clinical trial enrollment reflects the epidemiology of the disease. We leverage data and enrollment criteria for clinical trial site selection, raise awareness through digital outreach campaigns, including creating materials in English and other languages; and we deploy mobile research units at community-based events, making it more convenient for people to learn about clinical research and the opportunity to conduct the pre-screening for a clinical trial.

We also focused on strengthening health systems and providing patients, including those in low- and middle-income countries, with access to medicines. For spinal muscular atrophy (SMA) patients, we expanded SPINRAZA market access to 71 countries. When we acquired Reata in 2023, SKYCLARYS was only approved in the U.S. Now this medicine has been approved in 39 countries. Supplementing our commercial access, we have in place global access mechanisms like EAPs, which provides temporary access to unapproved drug candidates for patients with serious or life-threatening diseases who meet specific eligibility criteria, and charged managed access programs, which provides patients with access to investigational drugs outside of clinical trials when no satisfactory alternative treatments are available. In 2024, we had EAPs in approximately 40 countries.

We expanded stakeholder outreach around multiple focus areas, supporting and participating in hundreds of events and sitting on corporate advisory councils for Patient Advocacy Groups (PAGs). We concentrated on rare diseases, participating in more than 120 events, engaging with PAGs, patients and leaders. The insights gained from the discussions allow us to incorporate the voice of patients across the continuum of product development and commercialization.

Workforce & Culture

We strive to provide rewarding merit-based opportunities for all employees, creating a more skilled workforce that allows them to achieve excellence. In 2024, we continued to build a strong, engaged and productive workforce that is equipped to deliver

2025 Proxy Statement	-20-

Corporate Governance

forward-looking business priorities. We reinforced the New Biogen Way, with more localized decision-making, driving market relevant results and expedited outcomes. In our annual survey, 65% of participating employee respondents said they feel engaged at work, while voluntary turnover remained stable at approximately 10%. We believe this reflects our strong position in the talent marketplace.

We are committed to ensuring employees receive equal pay for equal work, consistent with our philosophy on merit-based wage fairness. We analyzed compensation for our global workforce, examining geography, responsibilities, level, performance and a wide range of other criteria. Our analysis shows that fairness is embedded into our merit-based workplace and in our compensation practices.

Since the New Biogen Way involves greater spans of control, in 2024, we prioritized enhancing managerial capabilities and pathways for individual career development. We believe this focus is delivering a more consistent employee experience and effectively equipping our workforce with a consistent framework and tools for development. These areas will remain a priority in 2025.

Our workforce efforts are delivering results, with Biogen earning Great Place to Work® Certification in 27 countries and/or territories in which we operate. Employees in the respective markets completed a Trust Index with questions about collaboration and communication.

Community Impact

We executed our refocused approach to community impact and launched a new Biogen Foundation strategy to broaden our impact to deliver better health in the communities where we operate. Our community approach intertwines corporate sponsorships, the Biogen Foundation, the newly refreshed CoLab, as discussed below, and employee engagement to multiply the impact.

Our philanthropic work bolstered employee engagement through volunteering, giving, event participation and by connecting employees to nonprofits important to Biogen. More than 1,000 global colleagues supported roughly 70 nonprofits during our annual Caring Deeply season, increasing the benefit made by Biogen Foundation grants.

In 2022, when we celebrated the 20th anniversary of Biogen’s Community Lab, the first hands-on corporate community science lab in the U.S., we set a goal to engage a cumulative total of 90,000 students in science. With Biogen Foundation grants, that goal has now been achieved. For expanded reach and impact, in 2024, we relaunched the Community Lab as the “CoLab,” opening our doors to leading nonprofits in addition to schools in the Greater Boston and Research Triangle Park (RTP), North Carolina areas. Working with nonprofit collaborators in the pilot year, we increased the variety of programming and expanded to post-high school students and career-seekers.

Environment

Environmental sustainability can help contribute to business sustainability over the long term by enhancing efficiency, compliance and risk reduction. Our approach to environmental issues continues to focus on three pillars: sustainable operations, responsible product development and engaged suppliers.

Aligning our environmental policies and actions with regulations in key markets has helped us increase operational efficiency, advance our end-of-life asset replacement strategy and maximize return on investment. Our targets are to achieve a 50% reduction of Scope 1 emissions globally by 2030 from a 2019 baseline and achieve net-zero market-based Scope 2 emissions.

We have made progress on these goals by increasing operational efficiency and advancing our end-of-life asset replacement strategy, realizing a 16% reduction in Scope 1 emissions since 2019. In 2024, we celebrated 10 years of sourcing 100% renewable electricity in all markets where we operate and entered into two new virtual purchase power agreements, for a total of three. Thanks to these and other efforts, including permanent removals of residual greenhouse gas emissions, we have significantly reduced our market-based Scope 2 emissions, bringing us closer to our net-zero market-based target.

We also sustained 100% lab certification in the My Green Lab program, a nonprofit program recognized by the United Nations Race to Zero campaign as the leading standard for laboratory sustainability.

We also have strong employee interest in sustainability, and we worked to further align the efforts of ourIMPACT, our environment-focused employee resource group, with our business operations.

Biogen’s Corporate Responsibility Report provides more detail about our corporate responsibility initiatives, priorities and achievements, which will be posted on our website www.biogen.com, under the “Reporting and Principles” subsection of the “Responsibility” section of the website. References to Biogen’s Corporate Responsibility Report are for informational purposes only and neither our Corporate Responsibility Report nor the other information on our website is incorporated by reference into this Proxy Statement.

2025 Proxy Statement	-21-

Proposal 2 – Ratification of the Selection of Independent Registered Public Accountants

Proposal 2 – Ratification of the Selection of Our Independent Registered Public Accountants

Our Audit Committee is directly responsible for the appointment, compensation, retention, evaluation and oversight of the independent registered public accounting firm retained to audit our consolidated financial statements. Our Audit Committee has selected PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending December 31, 2025. PwC has served as our independent registered public accounting firm since 2003.

To assure continuing auditor independence, our Audit Committee periodically considers whether there should be a rotation of the independent registered public accounting firm. Additionally, in accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to our company. For lead and concurring review partners, the maximum number of consecutive years of service in that capacity is five years. Further, in conjunction with the rotation of the auditing firm’s lead engagement partner required by applicable SEC rules and PwC policies, our Audit Committee and its Chair has in the past been, and in the future will be, directly involved in the selection of PwC’s new lead engagement partner. Our Audit Committee believes at this time that the continued retention of PwC to serve as our independent registered public accounting firm is in the best interest of Biogen and its stockholders.

The affirmative vote of a majority of the total number of votes having voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to ratify the selection of PwC as our independent registered public accounting firm. Abstentions will have the effect of votes against the proposal. Brokers generally have discretionary authority to vote on the ratification of the selection of our independent registered public accounting firm, thus we do not expect any broker non-votes on this proposal. Although stockholder approval of our Audit Committee’s selection of PwC is not required, our Board believes that it is a matter of good corporate practice to solicit stockholder ratification of this selection. If our stockholders do not ratify the selection of PwC as our independent registered public accounting firm, our Audit Committee will reconsider its selection. Even if the selection is ratified, our Audit Committee always has the ability to change the engagement of PwC if it considers that a change is in Biogen’s best interest. Representatives of PwC will participate in the Annual Meeting, have the opportunity to make a statement if they so desire and be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF

THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

2025 Proxy Statement	-22-

Proposal 2 – Ratification of the Selection of Independent Registered Public Accountants

Audit Committee Report

The Audit Committee’s role is to act on behalf of our Board in the oversight of Biogen’s financial reporting, internal control and audit functions. The roles and responsibilities of the Audit Committee are set forth in the written charter adopted by our Board, which is posted on our website, www.biogen.com, under the “Corporate Governance” subsection of the “Investors” section of the website. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal control.

In fulfilling its oversight responsibilities, the Audit Committee, among other things:

•	Reviewed and discussed with management the audited consolidated financial statements contained in Biogen’s 2024 Annual Report on Form 10-K;

•	Discussed with PwC, Biogen’s independent registered public accounting firm, the overall scope and plans for the audit;

•

Met with PwC, with and without management present, to discuss the results of its examination, management’s response to any significant findings, its observations of Biogen’s internal control, the overall quality of Biogen’s financial reporting, the selection, application and disclosure of critical accounting policies, new accounting developments and accounting-related disclosures, the key accounting judgments and assumptions made in preparing the financial statements and whether the financial statements would have materially changed had different judgments and assumptions been made and other pertinent items related to Biogen’s accounting, internal control and financial reporting;

•	Discussed with representatives of Biogen’s corporate internal audit staff, with and without management present, their purpose, authority, audit plan and reports;

•	Reviewed and discussed with PwC the matters required by the Public Company Accounting Oversight Board and the SEC;

•

Discussed with PwC its independence from management and Biogen, including the written disclosures and letter concerning independence received from PwC under applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has determined that the provision of non-audit services to Biogen by PwC is compatible with its independence;

•

Provided oversight and advice to management in connection with Biogen’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. In connection with this oversight, the Audit Committee reviewed a report by management on the effectiveness of Biogen’s internal control over financial reporting; and

•

Reviewed PwC’s Report of Independent Registered Public Accounting Firm included in Biogen’s 2024 Annual Report on Form 10-K, related to its audit of the effectiveness of internal control over financial reporting.

In reliance on these reviews and discussions, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in Biogen’s 2024 Annual Report on Form 10-K, for filing with the SEC.

The Audit Committee of our Board of Directors:

William A. Hawkins (Chair)

Lloyd Minor

Monish Patolawala

Stephen A. Sherwin, M.D.

2025 Proxy Statement	-23-

Proposal 2 – Ratification of the Selection of Independent Registered Public Accountants

Audit and Other Fees

The following table shows fees for professional audit services billed to us by PwC for the audit of our annual consolidated financial statements for the years ended December 31, 2024 and December 31, 2023, and fees billed to us by PwC for other services provided during 2024 and 2023:

Fees (amounts in thousands)	2024	2023

Audit fees*	$6,810.0	$6,675.0

Audit-related fees	95.0	116.0

Tax fees**	498.0	598.0

All other fees	2.0	496.0

Total	$7,405.0	$7,885.0

*	Audit fees for 2024 and 2023 include fees related to audit procedures performed on our acquisitions of HI-Bio and Reata, respectively.
**	Includes tax compliance fees of approximately $198.1 thousand and $196.0 thousand in 2024 and 2023, respectively.

Audit fees are fees for the audit of our 2024 and 2023 consolidated financial statements included in our Annual Reports on Form 10-K, reviews of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, review of the consolidated financial statements incorporated by reference into our outstanding registration statements and statutory audit fees in overseas jurisdictions.

Audit-related fees are fees that principally relate to assurance and related services that are also performed by our independent registered public accounting firm. More specifically, these services include audits of employee benefit plan information that are not required by statute or regulation.

Tax fees are fees for tax compliance and planning services.

All other fees include accounting research software, information systems reviews not performed in connection with the audit, and other advisory and consulting services. 2023 fees included assessments on cyber maturity and external stakeholder engagement.

Policy on Pre-Approval of Audit and Non-Audit Services

Our Audit Committee has the sole authority to approve the scope of the audit and any audit-related services as well as all audit fees and terms. Our Audit Committee must pre-approve any audit and non-audit services provided by our independent registered public accounting firm. Our Audit Committee will not approve the engagement of the independent registered public accounting firm to perform any services that the independent registered public accounting firm would be prohibited from providing under applicable securities laws, Nasdaq requirements or Public Company Accounting Oversight Board rules. In assessing whether to approve the use of our independent registered public accounting firm to provide permitted non-audit services, our Audit Committee tries to minimize relationships that could appear to impair the objectivity of our independent registered public accounting firm. Our Audit Committee will approve permitted non-audit services by our independent registered public accounting firm only when it will be more effective or economical to have such services provided by our independent registered public accounting firm than by another firm.

Our Audit Committee annually reviews and pre-approves the audit, audit-related, tax and other permissible non-audit services that can be provided by the independent registered public accounting firm. After the annual review, any proposed services exceeding pre-set levels or amounts, or additional services not previously approved requires separate pre-approval by our Audit Committee or the Chair of our Audit Committee. Any pre-approval decision made by the Chair of our Audit Committee is reported to our Audit Committee at the next regularly scheduled Audit Committee meeting. Our CFO and our Chief Accounting Officer can approve up to an additional $50,000 in the aggregate per calendar year for categories of services that our Audit Committee (or the Chair through its delegated authority) has pre-approved.

All of the services provided by PwC during 2024 and 2023 were pre-approved in accordance with this policy.

2025 Proxy Statement	-24-

Proposal 3 – Advisory Vote on Executive Compensation

Proposal 3 – Advisory Vote on Executive Compensation

Our CD&A, which appears below, provides an overview of our 2024 executive compensation program, as well as a description of the compensation decisions that our CMDC and Board made with respect to the 2024 compensation of our NEOs. This year our CD&A also includes a discussion of the stockholder engagement we had in 2024 specifically related to executive compensation. Our Board is asking that stockholders cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables and narrative discussion, is hereby APPROVED.”

Because the Advisory Vote on Executive Compensation asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. Abstentions will have the effect of a vote against the proposal, and broker non-votes, if any, will not have any effect on the results of those deliberations. Although the vote you are being asked to cast is non-binding, we value the views of our stockholders, and our CMDC and our Board will consider the outcome of the vote when making future compensation decisions for our NEOs. As we describe in our CD&A, our executive compensation programs embody a strong pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with those of our stockholders. In particular, our executive compensation programs reward financial, strategic and operational performance, and the goals set under our incentive plans support the company’s short- and long-range plans. In addition, to discourage excessive risk taking, we maintain policies for stock ownership, and our equity and annual bonus incentive plans have provisions providing for the recoupment of compensation. We also cap payments under our annual bonus plan, and we generally require multi-year vesting periods for LTI awards.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE

FOR THE APPROVAL OF THE RESOLUTION SET FORTH ABOVE.

2025 Proxy Statement	-25-

Compensation Discussion and Analysis

Our Named Executive Officers for 2024

Our named executive officers are listed below.

Christopher A. Viehbacher President and Chief Executive Officer	Susan H. Alexander Chief Legal Officer

Michael R. McDonnell Former Chief Financial Officer (retired March 2025)	Priya A. Singhal Head of Development

Nicole C. Murphy Head of Pharmaceutical Operations and Technology

Stockholder Feedback on Executive Compensation

At the 2024 Annual Meeting our Say on Pay proposal received over 95% support. Following the 2024 Annual Meeting, our CMDC Chair, in conjunction with the Chair of the Board and Chair of the Audit Committee, continued to engage directly with stockholders including reaching out to our top 10 stockholders. The feedback related to our executive compensation program included:

•	Stockholders appreciated the clarity and transparency of our enhanced disclosure in the 2024 Proxy Statement and encouraged us to continue the robust stockholder engagement.

•	Stockholders appreciated the enhancements made to our incentive structures including:

○	Simplified short-term incentive measures into a more transparent, objective framework that links short-term compensation with annual company performance;

○	Increased the performance-based equity component to 60% of total long-term equity incentives, up from 50% in 2023;

○

Added a compound annual growth rate of our adjusted earnings per share (EPS) (CAGR EPS) as an operationally focused metric to further align long-term incentives with a key driver of long-term stockholder value, and

○	Expanded the relative total shareholder return (rTSR) comparator group to better align with market practices and increase the level of objectivity.

In summary, stockholders reiterated their support for the executive compensation program, recognizing its alignment with company performance and creation of long-term stockholder value.

2025 Proxy Statement	-26-

Compensation Discussion and Analysis

Executive Summary of 2024 Achievements

In 2024 we continued to make progress toward our goal of long-term sustainable growth. This was demonstrated by exercising strong financial discipline following our Fit for Growth initiative, executing on our new product launches aligned with our strongest potential growth drivers, and developing our potentially transformative pipeline through internal development efforts as well as external strategic transactions.

Significant achievements in 2024 include:

•	Four product launches delivering approximately $547.0 million in revenue to Biogen in 2024:

○

LEQEMBI, an anti-amyloid antibody for the treatment of Alzheimer’s disease, developed and commercialized with our collaboration partner Eisai, gained approval in additional markets including China and other countries and continued to see steady growth across all approved global markets. LEQEMBI is currently approved in 13 markets and under regulatory review in 14 additional countries and regions.

○

SKYCLARYS, the first and only drug approved in the U.S and the E.U. for the treatment of Friedreich’s Ataxia in adults, an asset gained through Biogen’s acquisition of Reata Pharmaceuticals, Inc. (Reata) in 2023, saw continued demand growth in the U.S. while gaining approval in the E.U. and Switzerland.

○

ZURZUVAE, the first and only FDA-approved oral treatment for adults with postpartum depression (PPD) continued strong growth in the U.S., while advancing access to this important medicine with filings under review in the E.U., U.K. and Canada.

○

QALSODY, the first and only treatment for adults with amyotrophic lateral sclerosis (ALS) associated with a mutation in the superoxide dismutase 1 (SOD1) gene, gained approval in the E.U., China and Japan in addition to continued adoption in the U.S.

•

Biogen’s acquisition of Human Immunology Biosciences, Inc. (HI-Bio) in July 2024 resulted in the addition of felzartamab, a potential first-in-class therapeutic candidate with promise as a pipeline-in-a-product. Felzartamab has established proof-of-concept across multiple rare immunology indications with significant unmet need including Antibody Mediated Rejection (AMR), Immunoglobulin A. Nephropathy (IgAN) and Primary Membranous Nephropathy (PMN). Phase 3 studies are scheduled to commence for these indications in 2025.

•

Our financial discipline continues to support our strategy for long-term sustainable growth. We delivered continued revenue growth from our ongoing product launches including LEQEMBI, generated approximately $2.9 billion net cash flow from operations and approximately $2.7 billion in free cash flow, which is defined as net cash flow from operations less capital expenditures, and achieved GAAP diluted EPS growth of 40% year-over-year and Non-GAAP diluted EPS growth of 12% year-over-year. These financial results exceeded our original financial targets for 2024. We believe these accomplishments position Biogen well for future growth and investment as we look to 2025 and beyond.

Our CMDC considered all of these achievements, and challenges, as they navigated executive compensation decisions for 2024 for our executive officers as well as all employees. Our CMDC believes that our executive compensation program for 2024 is consistent with our compensation philosophies and principles described below and demonstrates our commitment to linking compensation to company performance and strategy.

Refer to Appendix A for a reconciliation of Non-GAAP measures.

2025 Proxy Statement	-27-

Compensation Discussion and Analysis

Executive Pay Structure Aligns with Compensation Philosophy

Executive Compensation Philosophy

Our executive compensation philosophy is to reward executives for the creation of long-term stockholder value. We designed performance-based compensation that is competitive with our peer group to attract and retain extraordinary leaders who perform at high levels and succeed in a demanding business environment.

Mission Focused and Business Driven	Competitively Advantageous	Performance Differentiated	Ownership Aligned

We emphasize the importance of achieving short-term goals while building and sustaining a foundation for long-term success in delivering meaningful and innovative therapies to patients and the creation of long-term stockholder value	We benchmark against companies we compete with for talent and our compensation is designed to recruit, retain and motivate our leadership team to achieve their best for the company and our stockholders	We endeavor to align pay outcomes with company and individual performance and reward our best performers for exceeding expectations	We provide equity to all of our employees to align their interest with our broader interest of creating long-term value for our stockholders

How Our Pay Practices Align with Our Philosophy

Practice	Mission Focused / Business Driven	Competitively Advantageous	Performance Differentiated	Ownership Aligned

Over 80% of NEO (and more than 90% of CEO) total direct compensation is variable	✓	✓	✓	✓

Annual bonus and LTI plan are performance-based and include caps on payouts	✓		✓	✓

LTI awards are linked to performance, subject to multi-year vesting periods, and designed to reward long-term performance	✓	✓	✓	✓

Competitive total pay opportunities relative to peer group and broader market in which we compete for talent	✓	✓	✓	✓

Annual risk assessment to ensure our compensation programs do not encourage excessive risk taking	✓			✓

Robust stock ownership, anti-hedging and pledging policies, and clawback policies that exceed Dodd-Frank requirements	✓		✓	✓

Stockholder feedback is a key input to Board and CMDC discussions and informs actions taken for long-term value creation for our stockholders	✓	✓	✓	✓

Compensation Elements

Our CMDC determines the elements of compensation we provide to our executive officers (which includes our CEO, all EVPs and our Chief Accounting Officer). The elements of our executive compensation program and their objectives are as follows:

Element	Objective(s)
Base Salary

•  Provides a fixed level of compensation that is competitive with the external market and reflects each executive’s contributions, experience, skills, responsibilities and potential to contribute to our future success.

Annual Bonus Plan

•  Aligns short-term compensation with the annual goals of the company.

•  Motivates and rewards the achievement of annual company and individual performance goals that support short- and long-term value creation.

Long-term Incentives

•  Aligns executives’ interests with the long-term interests of our stockholders by linking the value of awards to increases in our stock price and the achievement of other key performance goals.

•  Motivates and rewards the achievement of stock price and earnings growth.

•  Promotes executive retention and stock ownership and focuses executives on enhancing long-term stockholder value.

Benefits

•  Promotes health and wellness.

•  Provides financial protection in the event of disability or death.

•  Provides tax-beneficial ways for executives to save towards their retirement and encourages savings through competitive employer matches to executives’ retirement savings.

2025 Proxy Statement	-28-

Compensation Discussion and Analysis

Compensation Mix

Our CMDC determines the general mix of the elements of our executive compensation programs. It does not target a specific mix of value for the compensation elements within these programs in either the program design or pay decisions. Rather, our CMDC reviews the mix of compensation elements to ensure an appropriate level of performance-based compensation is apportioned to short-term compensation opportunities and even more to long-term compensation opportunities to ensure alignment with our business goals, performance, and stockholder interests.

Additionally, our CMDC believes the greater the leadership responsibilities, the greater the potential impact an individual will have on Biogen’s future strategic direction. Therefore, for our executive officers, including our NEOs, a greater portion of their compensation is performance-based, with a particular emphasis on LTI awards.

NEO Compensation is Dependent on Our Performance

A significant amount of each NEO’s compensation is dependent on our execution against our priorities, and directly affected by our company’s and each NEO’s performance. In 2024, approximately 92% of our CEO’s total direct compensation and, on average, approximately 83% of our other NEO’s total direct compensation is variable. LTI value is directly tied to stock performance and comprises the largest portion of CEO and NEO compensation. This correlation ensures our executives’ realizable pay is aligned and reflective of both company and individual performance. As an example, our 2022 performance stock units (PSUs), described below, did not achieve threshold performance. This resulted in a 0% payout for executives holding these grants in 2025, decreasing their realized pay and aligning executive pay outcomes to shareholder returns.

2024 Base Salary

Our CMDC reviewed NEOs’ base salaries against the market, which positioned them, on average, at market median compared to executives with comparable jobs within our peer group, given the overall emphasis on other performance-based pay elements. Our CMDC approved a modest increase in base salaries for some NEOs (excluding the CEO, whose pay remained the same) to remain market competitive and/or promote retention of this key talent.

The annual base salary of each of our NEOs in 2024, compared to 2023, is as follows:

Name	2024 Salary	2023 Salary	% Increase(1)

C. Viehbacher	$1,600,000	$1,600,000	0%

M. McDonnell	$998,015	$950,490	5%

S. Alexander	$957,410	$929,524	3%

P. Singhal	$825,000	$750,000	10%

N. Murphy	$776,250	$675,000	15%

Notes to 2024 Base Salary Table

(1) Percentage increase reflects the annual merit increase and, in the cases of Dr. Singhal and Ms. Murphy, also includes a salary market adjustment to better align to peer group and survey data.

2024 Performance-Based Plans and Goal Setting

Performance Goals and Target Setting Process

In the first quarter of each year, our CMDC reviews and establishes the pay levels of each element of total compensation for our executive officers. Total compensation is comprised of base salary, an award under our annual bonus plan and LTI awards. None of our executive officers participate in sales incentive plans.

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Compensation Discussion and Analysis

As part of this process, our CMDC reviews the mix of compensation elements to ensure that performance-based compensation is appropriately apportioned and aligns with our business goals, performance and the annual operating plan (AOP) approved by our Board. In addition, the total compensation opportunity and mix of compensation elements for our executive officers are evaluated based on qualitative factors, such as individual, strategic and leadership achievements. Our CMDC considers these risks carefully when designing our executive compensation programs and believes that the use and weighting of multiple metrics, both quantitative and qualitative, can mitigate these risks and create appropriate incentives to focus on achievement of the company’s overall performance goals.

Our executive compensation programs place a significant emphasis on performance-based compensation.

We maintain an annual bonus plan, as well as an LTI plan.

For 2024, annual bonus plan awards granted to our NEOs were made under our 2024 Performance-Based Management Incentive Plan, and awards under our LTI plan were granted under our Biogen Inc. 2017 Omnibus Equity Plan (2017 Omnibus Equity Plan). In 2024, stockholders approved the 2024 Omnibus Equity Plan which has replaced the 2017 Omnibus Equity Plan for future LTI grants.

Awards made under our short-incentive plan are directly tied to the achievement of our company performance goals, which are designed to be aligned with the company’s short- and long-term strategic plans, as well as individual performance goals. In 2024 we simplified our annual bonus plan measures, providing a clearer and more transparent framework that links short-term compensation with performance.

In 2024, our CMDC determined that awards made under our LTI plan for NEOs would incorporate two equally weighted measurements: an EPS growth metric and a relative performance metric, comparing performance relative to a group of peer companies, as described below under “Long-Term Incentives”.

In setting our annual goals under our short- and long-term incentive plans, in addition to our internal forecasts, we consider analysts’ projections for our performance and the performance of companies in our peer group as well as broad economic and industry trends. We strive to establish challenging targets that result in payouts at or above target levels only when company performance warrants it. Our CMDC is responsible for reviewing and approving our metrics, goals, targets and levels of payout (e.g., threshold, target and maximum) for our executive incentive compensation plans and awards and for reviewing and determining actual performance results at the end of the applicable performance period.

In setting and approving the performance goals for our executive officers and for the company under both the short- and long-term incentive plans, our CMDC also considers the alignment of such goals to our business plan, the degree of difficulty of attainment and the potential for the goals to encourage inappropriate risk-taking. Our CMDC has determined that the structures of our executive compensation programs do not put our patients, stockholders or the company at any material risk.

Annual Bonus Plan

2024 Annual Bonus Plan

Our annual bonus plan is a cash incentive plan that rewards near-term financial, strategic and operational company performance, as well as individual performance. Our CMDC reviews the annual target bonus opportunities for each executive officer by position each year to ensure such opportunities remain competitive.

The 2024 target bonus opportunities for our NEOs were unchanged from their respective 2023 bonus targets.

The target annual bonus opportunity as a percentage of year-end annual base salary for each of our NEOs in 2024, compared to 2023, was as follows:

Name	2024 Target	2023 Target

C. Viehbacher	150%	150%

M. McDonnell	80%	80%

S. Alexander	80%	80%

P. Singhal	75%	75%

N. Murphy	75%	75%

2024 Annual Bonus Plan Design

Awards for our NEOs under our 2024 annual bonus plan were based on the achievement of company performance goals and individual performance goals.

At the beginning of 2024 our CMDC set multiple company performance goals for our 2024 annual bonus plan and a payout multiplier, which we refer to as the Company Multiplier, ranging from 0% to 150%. The Company Multiplier, determined by our CMDC, was calculated based on the determination of the level of achievement of each goal and the weighting assigned to each goal and applied in the bonus calculation shown below.

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Compensation Discussion and Analysis

In addition, our 2024 annual bonus plan payouts were based on an assessment of each NEO’s individual performance, considering their achievement of pre-determined individual performance goals. Evaluating individual performance allows our CMDC (or our Board, in the case of our CEO) to increase or decrease each NEO’s bonus amount based on the NEO’s performance by applying an individual performance multiplier, ranging from 0% to 150%, which we refer to as the Individual Multiplier.

We determined the individual annual bonus payments for 2024 using the following calculation:

Base Salary	x	Target Bonus (%)	x	Company Multiplier	x	Individual Multiplier

Consistent with our pay-for-performance philosophy, our 2024 annual bonus plan provided that if the Company Multiplier was less than 50%, there would be no payout, regardless of individual performance. Further, because the Individual Multiplier and the Company Multiplier each have a maximum of 150%, the combined multiplier result for each NEO cannot exceed 225% of target.

2024 Company Performance Goals and Results

Company performance goals were established in the early part of 2024 with assigned weightings that reflected the company’s focus on attaining both financial and strategic goals. This included financial performance, pipeline development and corporate responsibility goals.

The goals and weightings selected reflect the importance of linking reward opportunities to both near-term results and our progress in achieving longer-term goals.

The strategic performance goals selected in 2024 were designed to measure the achievement of our annual strategic priorities relating to our commercial opportunities and pipeline progress. Our financial performance goals were based on the company’s AOP approved by our Board.

2024 Annual Bonus Plan Company Performance Targets and Results Table

Our CMDC established the company performance goals at the beginning of 2024 based on ambitious and realistic projections for the business for the year. These took into account the transformation of our portfolio stemming ongoing headwinds to our business from expected generic and biosimilar competition and the introduction of new products. The financial targets for 2024 were lower than those for 2023 in light of the revenue impact of generic and biosimilar impacts to our MS franchise and taking into account the investment required to support LEQEMBI, SKYCLARYS and ZURZUVAE growth, each of which we viewed as important to our long-term strategy when these goals were set. Metrics are tied directly to our performance on pre-established financial and operating performance goals designed to drive execution of our strategic priorities. Our pipeline development goals work to drive the advancement of high-quality assets through various phases of R&D and executing clinical trials in a timely manner. We believe tying our pipeline performance to executive pay is important in aligning executive and stockholder interests and supports our long-term growth strategy. Our corporate responsibility goals drive initiatives to enroll representative patient populations per clinical trial study targets, increase patient access to critical therapies and advance imperatives focused on developing our talent. Given the rigorous business planning review that accompanies the goal setting process, our CMDC believes that the goals were rigorous and appropriately difficult to attain.

Metric	Weight	Threshold	Target	Max	Achieved	Company Multiplier
Financial Performance
Revenue	35%	$8,412M	$8,855M	$9,298M	$9,032M(1)	105.0%
Non-GAAP diluted EPS	35%	$13.62	$15.30	$16.19	$16.33(1)	150.0%
Pipeline Development
Build and Advance Total Pipeline: ◾ Improve pipeline value creation while maximizing the potential to deliver meaningful medicines for patients	25%	Achievement			Goal Maximum(2)	150.0%
Corporate Responsibility
Execute on Corporate Responsibility strategy: ◾ Enroll representative patient population per clinical trial study targets, deliver health access for patients and advance people imperatives.	5%	Achievement			At Goal(3)	100.0%
Overall Annual Bonus Plan Multiplier				Company Multiplier		131.8%*
				Whole Percent		132.0%

Refer to Appendix A for relevant reconciliation of Non-GAAP measures.

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Compensation Discussion and Analysis

Notes to 2024 Annual Bonus Plan Company Performance Targets and Results Table

(1)

These financial measures were based on our publicly reported revenue of $9.7 billion and our publicly announced Non-GAAP diluted EPS of $16.47, as adjusted as follows: for purposes of our 2024 annual bonus plan, revenue was adjusted to 1) neutralize the effects of foreign exchange rate fluctuations; 2) remove revenue generated by our biosimilars business, initially part of a planned divestiture in 2024. Non-GAAP diluted EPS was further adjusted to 1) add $0.35 related to the impact of HI-Bio operations for the second half of 2024; 2) add $0.12 related to an accrual recorded for an ongoing litigation matter; 3) remove $0.20 related to revenue generated by our biosimilars business as previously mentioned for adjustments to revenue; and 4) remove $0.41 related to a collaboration milestone not achieved but originally assumed in our financial targets.

(2)

The company continued to work to drive value creation through the achievement of key asset milestones. We exceeded our target set for 2024 through the approvals of LEQEMBI, QALSODY and SKYCLARYS in various geographies as well as achieving clinical stage study milestones and exceeding our expectations for further expanding our pipeline through business development activities.

(3)

We achieved our key corporate responsibility goals at target. The company achieved goals by recruiting and enrolling representative patient participants in clinical trials, reflecting the epidemiology of the disease; increasing global patient access; and advancing internal people imperatives.

Further Detail on the Company’s Achievement of Performance Goals:

Financial Performance

1.	We achieved 105% of our 2024 revenue target and 150% of our 2024 EPS target.

a.	We were able to slow the decline in total revenue as our launching products were able to more than offset the decline in our MS franchise, which includes TECFIDERA.

b.

Non-GAAP diluted EPS grew 12% as our financial discipline supported our strategy of returning the company to long-term sustainable growth by striving to align our cost base with revenue while maintaining a strategic and disciplined approach to capital allocation.

Pipeline Performance – 2024 achievement of 150% of target

2.	Notable accomplishments included approvals for SKYCLARYS, LEQEMBI and QALSODY across global markets, including:

a.	SKYCLARYS in the E.U. and Switzerland

b.	LEQEMBI in China and other countries

c.	QALSODY in the E.U., Japan and China

3.	Pipeline asset dapirolizumab pegol had positive topline results from the Phase 3 study and initiated a second Phase 3 study in systemic lupus erythematosus (SLE).

4.

Biogen completed the acquisition of HI-Bio contributing to our pipeline development with felzartamab, a potential first-in-class therapeutic candidate with promise as a pipeline-in-a-product across a range of immune-mediated diseases.

Corporate Responsibility – 2024 achievement of 100% of target

5.	Collectively we met our corporate responsibility goals

Notable accomplishments included successfully executing clinical trials for Phase 3/pivotal studies to reflect the epidemiology of the disease and market access expansion in SMA.

2024 Annual Bonus Plan Awards

Our CMDC, except with respect to Mr. Viehbacher whose final bonus determinations were made by our Board, determined that the final bonus awards under our 2024 annual bonus plan were as follows:

Name	Year-end Salary (A) x	Target Bonus% (B) x	Company Multiplier (C) x	Individual Multiplier (D) =	Bonus Award (E)

C. Viehbacher	$1,600,000	150%	132%	136%	$4,308,480

M. McDonnell	$998,015	80%	132%	115%	$1,211,989

S. Alexander	$957,410	80%	132%	150%	$1,516,537

P. Singhal	$825,000	75%	132%	125%	$1,020,938

N. Murphy	$776,250	75%	132%	130%	$999,034

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Compensation Discussion and Analysis

2024 Individual Performance Goals and Results

The Individual Multiplier reflects each NEO’s overall individual performance rating that is determined as part of our performance assessment process. Each NEO’s Individual Multiplier is based on an evaluation of his or her overall performance and consideration of the achievement of individual goals established at the beginning of the year. Goals may be both quantitative and qualitative. For 2024 Mr. Viehbacher recommended to our CMDC an Individual Multiplier for each actively employed NEO (other than himself) based on his assessment of their individual contributions for the year. In addition, our CMDC reviews on a qualitative basis each NEO’s other contributions to the company and our business, leadership competencies and relative performance among all our executive officers in determining Individual Multipliers. In its evaluation, our CMDC assigned Individual Multipliers to our actively employed NEOs, other than Mr. Viehbacher, between 115% and 150% based on the accomplishments listed below. Our CMDC recommended, and our Board approved, Mr. Viehbacher’s bonus with an Individual Multiplier of 136% and Company Multiplier of 132%.

Christopher Viehbacher

In determining CEO performance, the Board balances both short term performance with long term stockholder value creation. To determine the 2024 CEO annual bonus, the Board considered the company financial results and the actions executed in the year to reposition the company’s portfolio and create future stockholder value.

Mr. Viehbacher continues to perform well in his second full year as CEO, implementing the company’s realigned strategy and working to address key strategic and leadership priorities with urgency. As articulated in the company’s accomplishments above, 2024 was a financially transformative year in which Biogen grew pharmaceutical product revenue, operating income and earnings on a year-over-year basis.

The Board believes that Mr. Viehbacher is focused on the right priorities to return Biogen to growth, and he is performing well in driving the following: 1) shifting focus and resources from legacy products to growth areas; 2) reducing and re-deploying the company cost base, which is expected to lead to gross operating expense savings of approximately $1.0 billion by the end of 2025; 3) focusing the R&D portfolio on value creating programs; and 4) seeking and executing external growth opportunities.

Specifically, we note the following achievements in Mr. Viehbacher’s second year as CEO of Biogen:

•

Achieved profitability growth due to the execution of several key initiatives including the successful commercialization of SKYCLARYS, LEQEMBI, ZURZUVAE and QALSODY coupled with the continued execution of our Fit for Growth program, reducing the overall cost base of the company while reallocating investment from legacy to growth products.

•

Continued the diversification of Biogen’s portfolio beyond neurology, adding and advancing assets in both immunology and rare disease. This included the acquisition of HI-Bio, inclusive of felzartamab, a Phase 3 ready asset with demonstrated proof-of-concept across multiple rare immunology indications. With the positive Phase 3 study of dapirolizumab pegol in SLE, continued development of litifilimab in cutaneous lupus erythematosus (CLE) and SLE, and the acquisition of felzartamab, immunology is now well positioned to be a pillar of future growth for Biogen.

•

Beyond HI-Bio, Mr. Viehbacher drove additional external investments to complement Biogen’s research pipeline and gain access to critical platforms and technologies to enable portfolio advancement, including the collaboration with Neomorph, Inc. with potential targets in Alzheimer’s, rare neurological and immunological diseases.

In summary, the Board believes that Mr. Viehbacher’s performance has substantively transformed the cost structure of the company, is designed to improve the portfolio, has improved internal and external relationships with key stakeholders, has strengthened Biogen’s Executive Committee, and is driving a culture of performance and accountability with the goal of contributing to sustainable long-term stockholder value creation.

Michael McDonnell

•	Drove strong financial performance against objectives approved by our CMDC and contained in the company’s 2024 AOP.
•	Stewarded a successful return of EPS growth, with 40% GAAP diluted EPS growth year-over-year and Non-GAAP diluted EPS growth of 12% year-over-year.
•	Improved working capital management and helped drive approximately $2.9 billion net cash flow from operations and free cash flow of approximately $2.7 billion.
•	Significant involvement in the evaluation and acquisition of HI-Bio, resulting in the expansion of Biogen’s late-stage pipeline.
•

Oversaw completion of a revised IT strategy, including establishing a new AI steering committee, which delivered long-term cost savings, improved operational efficiency and enhanced data protection of Biogen assets.

•

Led succession planning for the finance organization, with demonstrated results including the appointment of an internal candidate to succeed him as CFO and subsequent internal Chief Accounting Officer candidate.

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Compensation Discussion and Analysis

Susan H. Alexander

•	Successfully enforced regulatory and patent rights for several company assets, which contributed significantly to Biogen’s 2024 financial results.
•	Facilitated the strengthening of Biogen’s pipeline by supporting the negotiation and acquisition of portfolio assets, including the acquisition of HI-Bio and its lead asset felzartamab.
•	Provided strategic, pragmatic and timely advice for the launches of LEQEMBI, SKYCLARYS and ZURZUVAE.
•	Effectively managed risks, disputes and ongoing litigation.
•	Delivered strategic leadership and advice on key business development, regulatory matters and other matters.
•	Refreshed the Code of Conduct including the implementation of cross-functional compliance committees, achieving alignment on risk identification and mitigation.

Priya Singhal

•

Achieved several accretive pipeline milestones, including regulatory approvals for LEQEMBI, SKYCLARYS and QALSODY across numerous major global markets, a positive study result for dapirolizumab pegol in SLE and the initiation of 10+ major market filings across several key growth products leading into 2025.

•

Partnered with corporate development and other key functions to evaluate and execute key collaborations and acquisitions of early and late-stage assets to bolster Biogen’s pipeline and development capability, including the acquisition of HI-Bio.

•

Upon the acquisition of HI-Bio, collaborated with the new business unit to design a blended operating model in support of rapid progression of the felzartamab asset into Phase 3 trials and preparation for future development milestones.

•

Continued critical portfolio prioritization efforts, ensuring Biogen’s pipeline is aligned to our key strategic growth areas and that our programs reflect both the highest probability of success and market potential.

•

Led several strategic operational and organizational design initiatives to ensure Biogen’s development function is optimized to advance our pipeline utilizing the most efficient, technology enabled methods, leading to faster outcomes and accelerating time to critical endpoint decisions.

•	Represented Biogen as a scientific thought leader across investor, industry, academic and public health events.

Nicole Murphy

•	Exceeded AOP targets across all major areas of financial responsibility.
•

Ensured patient supply through management of a resilient supply chain, robust manufacturing delivery, and risk management, exceeded on-time-in-full commercial and clinical targets across 90+ countries.

•	Executed global strategies focused on reducing the environmental impact of our manufacturing operations yielding zero environmental release notifications or violations.
•	50+ regulatory inspections performed across more than 15 countries with no critical observations. Improved overall quality performance year-over-year across all key metrics.
•	Supported the advancement of Biogen’s pipeline portfolio with >95% adherence to critical milestones across both pre-clinical and clinical Chemistry, Manufacturing and Controls programs.
•	Provided robust oversight of Biogen’s ERM program.
•	Exceeded top talent retention goals and closed succession planning gaps through talent development and acquisition initiatives.

Long-Term Incentives

2024 LTI Program

Below is a summary of the types of annual LTI awards granted to our NEOs for 2024.

Terms	Performance Stock Units	Restricted Stock Units

Proportion of Annual Target Grant	60%	40%

Performance Period(s)	3 years (2024-2026)	n/a

Metrics & Weightings	Relative Total Stockholder Return: 50% Adjusted EPS CAGR: 50%	n/a

Threshold / Maximum Payout (% of Target Award)	0% / 200%	n/a

Vesting	3-Year Cliff Vesting	Annual Ratable Vesting over 3 years (1/3 per year)

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Compensation Discussion and Analysis

All annual LTI awards granted to our executive officers are variable and designed to reward long-term company performance.

Our LTI program for our executive officers for 2024 consisted of PSUs and RSUs, with 60% of the annual LTI total target grant date value of awards allocated in PSUs (assuming target performance) and 40% allocated in RSUs. The PSUs granted to our executive officers are performance-based and settled in our common stock. The RSUs granted to our executive officers are time-based and settled in our common stock. The performance conditions applicable to these PSUs are described in further detail below.

Our annual LTI target grant values are determined based on an executive’s individual performance, potential future contributions and market competitiveness as well as other factors. In determining the LTI target grant value for a year, our CMDC reviews LTI awards made by companies in our peer group and, in certain circumstances, the broader market, and reviews the total compensation level of our executive officers against that of companies in our peer group and, in certain circumstances, the broader market. In general, we place a heavier weight on LTI awards in our executive compensation program to better align the interests of our executives with those of our stockholders. On average, target LTI grant values for our NEOs position their total compensation at or around the median values of our peer group in cases where there are comparable positions at the peer companies.

We have an established annual LTI grant practice where LTI grants are made following the completion of our internal performance reviews of our executive officers as well as our external market review of equity practices of our peer group and the broader market, including data from the Willis Towers Watson Pharmaceutical and Health Sciences Executive Compensation survey (Willis Towers Watson Survey) described later in this document.

In 2024, the annual LTI grant values for our NEOs (assuming target performance) were as follows:

Name	LTI Grant Value

C. Viehbacher	$16,250,000

M. McDonnell	$4,000,000

S. Alexander	$3,500,000

P. Singhal	$4,000,000

N. Murphy	$3,500,000

The performance metrics for the 2024 PSUs are a three-year cumulative rTSR and EPS CAGR, each weighted at 50%. The 2024 PSUs will vest on the third anniversary of the date of grant, with the number of PSUs earned based on the cumulative rTSR and EPS CAGR metrics. This program is designed to drive our long-term business strategy, is reflective of competitive market practices and aligns with stockholder interests. We believe measuring rTSR and EPS CAGR is critical to see how we perform in comparison to the market. The actual value (if any) of PSUs will not be realized by our NEOs until the three-year period ends and then only if the applicable performance goals are achieved. The table below outlines a summary of PSU awards granted in 2024.

rTSR	Description

rTSR Comparison Group	Comparator group includes the peer group used for executive compensation benchmarking in 2024 plus the Nasdaq Biotechnology Index (NBI), excluding companies with less than a $5B market capitalization.

Performance Period	3 years: 2024-2026

Performance Goals & Payouts		Threshold	Target	Maximum
	Goal	25th Percentile	50th Percentile	75th Percentile
	Payout	25% of Target	100% of Target	200% of Target
There is no payout for performance below threshold and payouts are capped at 200% of target. Payouts are interpolated for performance between threshold, target and maximum.

Absolute TSR Cap	In the event our absolute TSR performance over the 2024-2026 period is negative, any payouts under this program will be capped at target, irrespective of rTSR performance.

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Compensation Discussion and Analysis

EPS CAGR	Description

Performance Period	3-year CAGR of EPS Growth: 2024-2026 actual financial results

Performance Goals & Payouts	Goal payouts based on various levels of EPS CAGR
		Threshold	Target	Maximum
	Payout	50% of Target	100% of Target	200% of Target

The actual value that will be realized from annual PSU awards depends on the degree of achievement of performance goals, with 100% of the PSUs (based on the grant date target value) settled in our common stock based upon achievement of a cumulative three-year rTSR metric and a three-year EPS CAGR. The actual value that will be realized from PSU awards depends on the closing stock price on each of the dates such awards vest. If the vesting price is higher than the grant price, the value of stock that vest will be increased and in contrast, if the vesting price is lower than the grant price, the value of stock that vest will be decreased. Our common stock price is influenced by the company’s performance as well as external market factors.

2023 LTI Program

Our LTI program for our executive officers for 2023 consisted of PSUs and RSUs, with the annual LTI total target grant date value split evenly between PSUs and RSUs (assuming target performance on PSUs). The performance metric for the 2023 PSUs is a three-year cumulative rTSR metric. The 2023 PSUs will vest on the third anniversary of the date of grant, with the number of PSUs earned based on the cumulative rTSR metric. The actual value (if any) of PSUs will not be realized by our NEOs until the three-year period ends and then only if the applicable performance goals are achieved.

rTSR	Description

rTSR Comparison Group	Peer group used for executive compensation benchmarking in 2023

Performance Period	3 years: 2023-2025

Performance Goals & Payouts		Threshold	Target	Maximum
	Goal	25th Percentile	55th Percentile	75th Percentile
	Payout	25% of Target	100% of Target	200% of Target
There is no payout for performance below threshold and payouts are capped at 200% of target. Payouts are interpolated for performance between threshold, target and maximum.

Absolute TSR Cap	In the event our absolute TSR performance over the 2024-2026 period is negative, any payouts under this program will be capped at target, irrespective of rTSR performance.

2022 LTI Program

The 2022 LTI program operated with the same design as the 2023 program, with a comparator group consisting of the peer group used for executive compensation benchmarking in 2022.

The 2022 PSUs financial metric was rTSR. At the beginning of the three-year period for our 2022 PSU awards, our CMDC approved the targets for the metric.

2022 PSU Award Payout

Set forth below is a summary of the performance metrics and weightings that our CMDC established for our 2022 PSU awards and the degree to which we achieved the performance goals for the 2022 PSUs. Relative TSR was below the 25th percentile over the 2022 to 2024 performance period, the 2022 PSUs. These PSUs, which comprised 50% of each NEO’s LTI award, did not achieve any payout value, consistent with the program design. This had a significant impact on the realizable pay of our executives.

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Compensation Discussion and Analysis

2022 PSUs

			Performance Target

Performance Metrics	Performance Period	Threshold	Target	Max	Results	Weight	Payout

rTSR	2022-2024	25th Percentile 25% of Target	55th Percentile 100% of Target	75th Percentile 200% of Target	Below Threshold	100%	0%
2022 PSU Multiplier							0%

Roles and Responsibilities

Role of the CMDC

Our CMDC oversees and administers our executive compensation programs. In making executive compensation decisions, our CMDC reviews a variety of factors and data, most importantly our company performance and individual executive performance, and considers the totality of compensation that may be paid and the value of short- and long-term incentives that may be granted. In addition, our CMDC administers our annual bonus plan and our equity plans, reviews business achievements relevant to payouts under our compensation plans, makes recommendations to our Board with respect to compensation policies and practices as well as the compensation of our CEO and seeks to ensure that total compensation paid to our executive officers is fair, competitive and aligned with stockholder interests. Our CMDC hires outside advisors, when it deems appropriate, to assist it in reviewing and revising our executive compensation programs.

The duties and responsibilities of our CMDC are described in this section and can be found in our CMDC’s written charter adopted by our Board, which is available on our website, www.biogen.com, under the “Corporate Governance” subsection of the “Investors” section.

Role of the Independent Compensation Consultant

Our CMDC believes that independent advice is important in developing and overseeing our executive compensation programs. For 2024 Pearl Meyer was our CMDC’s independent compensation consultant. Pearl Meyer did not provide any other services to Biogen and engaged in other matters as needed and as directed solely by our CMDC. For 2025 Pay Governance will be serving as our CMDC’s independent compensation consultant.

Reporting directly to our CMDC, the CMDC’s independent compensation consultant provided guidance on trends in CEO, executive and non-employee director compensation, the development of specific executive compensation programs and the composition of the company’s compensation peer group used for market comparisons. Additionally, the compensation consultant prepared a comprehensive report on CEO pay that compares each element of our CEO’s compensation to that of CEOs at companies in our peer group. Using this and other similar information, our CMDC recommends, and our Board approves, the elements and target levels of our CEO’s compensation and our CMDC approves the elements and target levels of compensation for our other executive officers.

Our CMDC assesses the compensation consultant’s independence annually and, in accordance with applicable SEC and Nasdaq rules, confirmed in December 2024 that the consultant’s work did not raise any conflicts of interest and remains independent under applicable rules.

Role of our CEO

Each year our CEO provides an assessment of the performance of each executive officer, other than himself, during the prior year and recommends to our CMDC the compensation to be paid or awarded to each executive. Our CEO’s recommendations are based on numerous factors, including:

•	company, team and individual performance;

•	potential for future contributions;

•	leadership competencies, skills and experience;

•	external market competitiveness;

•	internal pay comparisons; and

•	other factors deemed relevant.

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Compensation Discussion and Analysis

To understand the external market competitiveness of the compensation for our executive officers, our CEO and our CMDC review a report analyzing publicly available information and surveys prepared by our internal compensation group and reviewed by the independent compensation consultant. The report compares the compensation of each executive officer, other than our CEO, to data available for comparable positions at companies in our peer group and, in certain circumstances, the broader market, by compensation element (please see “External Market Competitiveness and Peer Group” below for further details). Our CMDC considers all of the information presented, discusses the recommendations with our CEO and with the independent compensation consultant and applies its judgment to determine the elements of compensation and target compensation levels for each executive officer, other than the CEO.

Our CEO also provides a self-assessment of his achievements for the prior year. Our CMDC reviews and considers this in analyzing the CEO’s performance and in recommending the compensation of our CEO for approval by our Board. Our CEO does not participate in any deliberations regarding his own compensation.

External Market Competitiveness and Peer Group

We consider market practices and trends when determining executive compensation levels and compensation program designs at Biogen. We do not target a specific market percentile or simply replicate the market practice. Instead, we review external market practices as a reference point to assist us in providing programs designed to attract, retain and inspire extraordinary talent. Our CMDC also uses peer group and other market data to provide context for its executive compensation decision-making. Each year our CMDC’s independent compensation consultant reviews the external market data and evaluates the composition of our peer group for appropriateness.

Our CMDC reviews the information provided from internal sources as well as the information provided by our CMDC’s independent compensation consultant to select our peer group based on comparable companies that approximate (1) our scope of business, including revenue and market capitalization, (2) our global geographical reach, (3) our research-based business with multiple marketed products and (4) a comparable pool of talent for which we compete.

The peer group used for setting 2024 target compensation levels and making related compensation decisions for the NEOs consisted of the biotechnology and pharmaceutical companies listed below, as we compete with companies in both of these sectors for executive talent. This peer group was determined by our CMDC in September 2023 for setting 2024 pay based on an in-depth review by its independent compensation consultant, which included an assessment of potential comparators to evaluate the degree to which the current peers are generally reflective of Biogen’s profile in terms of valuation, size, maturity, global scale and complexity. The assessment also included an examination of the broader marketplace to identify appropriate and relevant removals and/or additions to the peer group.

Biotechnology Peers	Pharmaceutical Peers

Amgen Inc.

Alnylam Pharmaceuticals, Inc.

BioMarin Pharmaceutical Inc.

Gilead Sciences Inc.

Incyte Corporation

Moderna, Inc.

Neurocrine Biosciences, Inc.

Regeneron Pharmaceuticals, Inc.

Seagen Inc[1]

United Therapeutics Corporation

Vertex Pharmaceuticals Incorporated

1. Seagen was acquired in 2023.

AbbVie Inc. Bristol-Myers Squibb Company Eli Lilly and Company Jazz Pharmaceuticals plc Merck & Co, Inc.

For each of the companies in our peer group, when available, we analyze the company’s CD&A and other data publicly filed during the prior year to identify the executives at such companies whose positions are comparable to those held by our executive officers, including our CEO. We then compile and analyze the data for each comparable position. Our competitive analysis includes the structure and design of the executive compensation programs as well as the targeted value of the compensation under these programs.

For our executive officers, other than our CEO, we may supplement the data from our peer group with published compensation surveys. For 2024, consistent with past years, we used the Willis Towers Watson survey. We chose the Willis Towers Watson survey because of the number of companies in our peer group that participate in it, the number of positions reported by the survey that continue to be comparable to our executive positions and the high standards under which we understand the survey is conducted (including data collection and analysis methodologies). All of the companies in our peer group are represented in a special cross-section of the Willis Towers Watson survey focused on our peer group other than Alnylam Pharmaceuticals, Inc.,

2025 Proxy Statement	-38-

Compensation Discussion and Analysis

BioMarin Pharmaceutical Inc., Incyte Corporation, Jazz Pharmaceuticals plc, Neurocrine Biosciences, Inc. and United Therapeutics Corporation, none of which included data in the survey. This survey data includes other relevant companies in the biotech and pharmaceutical industry with which we compete for talent.

A summary of the process our CMDC follows in setting compensation is described below:

CMDC Compensation Setting Process

Target Setting	Management creates an annual operating plan that discusses potential goals for the upcoming year that are tied to the short- and longer-term strategic goals of the company as well as individual goals for our executive officers.
The annual operating plan for the year is approved by our Board. As part of the approval process, our Board considers many factors relevant to our business, reputation, and strategy, including pipeline and business development, pricing and patient access, market expectations and intellectual property risk.
Our CMDC strives to ensure that the performance goals and targets under our compensation plans are aligned with the approved annual operating plan
Payout levels for each performance goal are recommended by management and approved by our CMDC.
The performance goals are then applied to the compensation opportunities for our executive officers, including NEOs, so that executive incentive goals are in alignment with company goals for the year.
Our CMDC also reviews base salaries, bonus and LTI planning ranges, plan designs, benefits and peer group and other broader market data.

Monitoring & Tracking	Our CMDC closely monitors progress against the performance goals throughout the year based on reports and analysis on progress towards milestones and other success measures and engages in dialogue with management.

Results & Awards	Our CMDC reviews and discusses our CEO’s recommended compensation levels for each executive officer, other than himself, in the context of such executive officer’s contributions to the company and the other factors described above.
Our CMDC reviews, discusses and approves the final compensation for each executive officer, other than our CEO, including base salary, annual cash bonus and LTI awards.
Our CMDC reviews CEO goal progress and results, compensation and recommends the compensation of our CEO, including base salary, annual cash bonus and LTI awards, to our Board for approval.

Our CMDC is committed to ensuring that award payouts are reflective of our performance outcomes, aligned with stockholder value and hold the members of our Executive Committee, which includes all of our NEOs, accountable for the company’s business performance compared to original goals.

Retirement Plans

We maintain a tax-qualified 401(k) plan, as well as an SSP, which is a non-qualified deferred compensation plan covering our executive officers and other eligible employees in the U.S. We offer the SSP as part of the retirement savings component of our benefits program. We designed the SSP to be competitive with the non-qualified deferred compensation plans offered by companies in our peer group at the time it was adopted. Details of the SSP are discussed under the heading “2024 Non-Qualified Deferred Compensation” below.

Other Benefits

In addition to eligibility for the benefit programs generally provided to all employees, such as our employee stock purchase plan, 401(k) plan and medical, dental, vision, life and disability insurance, we provide certain supplemental benefits to our executives. These benefits include:

Life Insurance

All of our U.S. executives, including our NEOs, receive company-paid term life insurance equal to three times their annual base salary, up to a maximum benefit amount. In 2024 the maximum benefit amount for the CEO and all other NEOs was $3.5 million. The guaranteed issue amount which is the maximum amount of insurance an employee can receive without evidence of insurability when first eligible under the plan for the CEO is $1.5 million, and $2.25 million for all of our U.S. executives, including our NEOs. Employees who are not executives receive company-paid term life insurance equal to two times their annual base salary. The additional value of company-provided life insurance for our executive officers reflects competitive practices and is consistent with our philosophy to provide appropriate levels of financial security for our employees based on their positions within the company. The cost of company-paid life insurance in excess of a $50,000 insurance level is taxable income to U.S. employees and is not grossed up by the company.

2025 Proxy Statement	-39-

Compensation Discussion and Analysis

Executive Physicals, Tax Preparation, Financial and Estate Planning

Our executive officers are eligible for reimbursement of expenses incurred for tax preparation and financial and estate planning services as well as the purchase of tax preparation and financial planning software, subject to combined annual expense limits of $7,500 for our EVPs and the CEO. Such reimbursements are taxable income to our executives and are not grossed up.

All of our executive officers, including our CEO, are eligible for reimbursement for the cost of their executive annual physicals, subject to the combined annual expense limits noted above of $7,500 for our EVPs and the CEO. This benefit provides our executives with additional flexibility to proactively manage their health and wellness.

Relocation Expenses

Under our Executive Relocation Policy, we will, in certain circumstances, provide relocation benefits when employees first join us.

Post-Termination Compensation and Benefits

We provide severance benefits to all of our executive officers if their employment is terminated without cause or in certain other circumstances. The terms of these arrangements and the amounts payable under them are described below for each NEO under the heading “Potential Payments Upon Termination or Change in Control.” We provide these benefits because we believe that severance protection is necessary to help our executives maintain their focus on the best interests of the company when providing advice to the company and when making strategic decisions about a potential corporate transaction or CIC, and further encourages effective leadership in the closing and integration of significant transactions affecting the company.

Stock Ownership Guidelines

We maintain stock ownership guidelines for our executive officers to strengthen and reinforce the link our compensation programs create between our executives and our stockholders. A summary of our stock ownership guidelines for our CEO, EVPs and Chief Accounting Officer are set forth below.

Level	Number of Shares Equal in Value to:

CEO	6x base salary

Executive Vice Presidents	3x base salary

Chief Accounting Officer	1x base salary

Executive officers have five years from their initial appointment to meet this requirement. In the event the requirement is not met within that time, 100% of vested stock received in respect of LTI awards is required to be held until the requirement is satisfied. Only stock owned outright and underlying vested or earned performance-based equity awards is credited toward the stock ownership requirement. Shares underlying unvested or unearned performance-based equity awards are not included in the calculation. All of our executive officers currently meet the stock ownership requirement or are still within the five-year period to meet such requirement.

Recoupment of Compensation

We may recover compensation from our employees, including our executive officers, who engage in detrimental or competitive activity. Detrimental activity includes any action or failure to act that constitutes financial malfeasance that is materially injurious to the company, violates our Code of Business Conduct, results in a restatement of our earnings or financial results or results in a violation or breach of law or contract. Competitive activity includes any action or failure to act that violates non-disclosure, non-competition and/or non-solicitation agreements. Our 2024 Performance-Based Management Incentive Plan allows for the forfeiture and/or repayment of cash-based awards and our 2017 Omnibus Equity Plan and our 2024 Omnibus Equity Plan allows for the cancellation of LTI awards in these circumstances as well as the forfeiture of stock or cash acquired upon vesting or sale of LTI awards. In addition, cash sign-on bonuses paid to our NEOs may be subject to repayment if the NEO voluntarily resigns from the company or if his or her employment is terminated by the company in certain circumstances. In 2023 the CMDC approved a clawback policy compliant with the final rules issued under the Dodd-Frank Wall Street Report and Consumer Protection Act of 2010 applicable Nasdaq listing standards providing for the recoupment of erroneously paid compensation in the case of certain accounting restatements.

2025 Proxy Statement	-40-

Compensation Discussion and Analysis

Insider Trading, Hedging and Pledging Policy Prohibitions
We maintain a Global Insider Trading and Information Policy that prohibits our employees, officers, temporary staff and directors, members of their immediate family and family trusts (or similar entities) controlled by or benefitting such persons from, among other things, (i) buying or selling our common stock (or the common stock of the companies we do business with) while aware of any material nonpublic information, (ii) engaging in hedging or derivative or similar transactions with respect to the company’s equity securities, including, purchases or sales of puts and calls, options, forward contracts, put and call collars, equity or performance swap or exchange fund agreements, or any similar agreements or arrangements and (iii) purchasing company stock on margin, borrowing against any account in which company securities are held, pledging company securities as collateral for a loan or engaging in short sales of the company’s securities. No categories of hedging transactions are specifically permitted by our Global Insider Trading and Information Policy and those that are specifically prohibited are noted above.
We have adopted an insider trading policy governing the purchase, sale and/or other dispositions of our securities by our directors, executive officers, employees, temporary staff and Biogen itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable Nasdaq listing standards. A copy of our Global Insider Trading and Information Policy is filed as Exhibit 19.1 to our 2024 Annual Report on Form

10-K.
Timing of Equity Awards
While we do not have a specific policy on the timing of equity awards to our NEOs, our longstanding practice has been to consider and grant annual equity awards to our NEOs at our February Board meeting. We also occasionally grant new hire or other special grants in connection with recruitment of executives or other business needs. We do not take material nonpublic information into account when determining the timing and terms of awards nor do we time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. We do not currently grant awards of stock options, stock appreciation rights or similar option-like awards to our NEOs, but the Board has done so in the past (including in connection with the recruitment and hiring of our CEO) and reserves the right to grant such awards in the future.
Tax-Deductibility

of Compensation
Section 162(m) of the Internal Revenue Code generally limits the amount a company may deduct for compensation in excess of $1.0 million paid to certain “covered employees,” subject to certain transition relief applicable to certain arrangements in place as of November 2, 2017, and not materially modified after such date. Our CMDC regularly reviews the provisions of our plans and programs, works with its independent compensation consultant and reviews and considers, among other things, the tax deductibility of compensation payments. Our CMDC, however, believes that compensation programs that attract, retain and reward executive talent and achievement are necessary for our success and, therefore, are in the best interests of the company and our stockholders without regard to the potential deductibility of the compensation payable under such programs. Consequently, our CMDC will pay or provide, and has paid or provided, compensation that is not tax deductible in whole or in part.
Compensation Committee Report
The CMDC furnishes the following report:
The CMDC has reviewed and discussed the CD&A with Biogen management. Based on this review and discussion, the CMDC recommended to the Board that the CD&A be included in this Proxy Statement.
Submitted by,
Jesus B. Mantas (Chair)
Maria C. Freire
Susan K. Langer
Menelas Pangalos
Eric K. Rowinsky

2025 Proxy Statement	-41-

Executive Compensation Tables

Summary Compensation Table

The following table shows the compensation paid to or earned by our NEOs during the years ended December 31, 2024, December 31, 2023, and December 31, 2022, for the year(s) in which they were a NEO under applicable SEC rules.

Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (d)	Stock Awards(1) (e)	Option Awards(2) (f)	Non-Equity Incentive Plan Compensation(3) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) (h)	All Other Compensation(5) (i)	Total (j)
Christopher A. Viehbacher(6) President and CEO	2024	$1,600,000	—	$18,010,911	—	$4,308,480	$3,573	$243,701	$24,166,665
	2023	$1,600,000	—	—	—	$2,376,000	$39	$93,874	$4,069,913
	2022	$153,846	—	$18,800,045	$11,200,610	$315,616	—	$18,476	$30,488,593
Michael R. McDonnell Executive Vice President, Chief Financial Officer	2024	$992,531	—	$4,433,862	—	$1,211,989	$1,056	$187,296	$6,826,734
	2023	$945,268	—	$4,960,629	—	$1,129,183	$837	$131,684	$7,167,601
	2022	$901,308	—	$5,083,295	—	$1,107,638	$2,538	$115,055	$7,209,834
Susan H. Alexander Executive Vice President, Chief Legal Officer	2024	$954,192	—	$3,879,219	—	$1,516,537	—	$155,881	$6,505,829
	2023	$924,417	—	$4,600,947	—	$846,611	$148,759	$183,118	$6,703,852
	2022	$879,407	—	$4,155,317	—	$1,177,397	$436,869	$141,162	$6,790,152
Priya A. Singhal Head of Development	2024	$816,346	—	$4,433,862	—	$1,020,938	$2,110	$114,407	$6,387,663

Nicole C. Murphy Head of Pharmaceutical Operations and Technology	2024	$764,567	—	$3,879,219	—	$999,034	—	$97,539	$5,740,359
	2023	$670,642	—	$4,268,453	—	$676,603	—	$98,621	$5,714,319
	2022	$592,218	—	$3,471,264	—	$729,572	—	$136,658	$4,929,712

Notes to the Summary Compensation Table

(1)

The amounts in column (e) reflect the grant date fair value, computed in accordance with ASC 718, for RSUs and PSUs granted during 2024, 2023 and 2022, excluding the effect of estimated forfeitures. The 2024 amounts include rTSR PSUs, EPS CAGR PSUs and RSUs. Under the former LTI design, a portion of PSUs were settled in cash. The cash portion of PSUs are included in the year when the applicable performance goals were set and the fair value of the PSUs was determinable. For NEOs, except Mr. Viehbacher, the 2023 amounts include rTSR PSUs, RSUs, and one-third of the 2021 Cash-Settled PSUs, which is the tranche of the award for which performance goals were set in 2023 relating to the 2023 performance period. For NEOs, except Mr. Viehbacher, the 2022 amounts include rTSR PSUs, RSUs, and one-third of the 2021 Cash-Settled PSUs and one-third of the 2020 Cash-Settled PSUs, which are the tranches of the awards for which performance goals were set in 2022 relating to the 2022 performance period. For Mr. Viehbacher, the 2022 amounts include rTSR PSUs, absolute stock price compound annual growth rate (Absolute CAGR) PSUs, and an RSU matching grant pursuant to his employment agreement. The grant date fair value for rTSR PSU and Absolute CAGR PSU awards was determined as of the date of grant using a lattice model with a Monte Carlo simulation based on the probable outcome of applicable performance conditions. The grant date fair value for RSU and EPS CAGR PSU awards was determined by multiplying the number of stock subject to the award (assuming target performance for such PSUs) by the closing price of the company’s common stock on the grant date. Mr. McDonnell retired in March 2025. Upon his retirement any unvested equity holdings were forfeited consistent with Biogen’s 2017 Omnibus Equity Plan.

	2024		2023		2022
Executive Officer	Target Payout	Maximum Payout	Target Payout	Maximum Payout	Target Payout	Maximum Payout
Mr. Viehbacher	$11,510,318	$23,020,635	—	—	$16,800,109	$33,600,217
Mr. McDonnell	$2,834,271	$5,668,542	$2,961,052	$5,922,104	$2,933,504	$5,867,008
Ms. Alexander	$2,479,276	$4,958,552	$2,725,541	$5,451,081	$2,455,508	$4,911,016
Dr. Singhal	$2,834,271	$5,668,542	—	—	—	—
Ms. Murphy	$2,479,276	$4,958,552	$2,468,691	$4,937,382	$1,971,691	$3,943,383

(2)

The amounts in column (f) reflect the grant date fair value, computed in accordance with ASC 718, for stock options granted to Mr. Viehbacher during 2022, using a Black-Scholes option pricing model. The assumptions used the Black-Scholes option pricing model to calculate the grant date fair value of the stock options, which includes: 1) expected volatility (42.2%); 2) expected term (6 years); 3) risk-free interest rate (3.6%); and 4) expected dividend yield (0.0%).

(3)	The amounts in column (g) reflect actual bonuses paid under our annual bonus plan for the applicable year.
(4)

The amounts in column (h) reflect earnings in the SSP that are in excess of 120% of the applicable federal long-term rate. The federal long-term rates applied in this calculation are 5.32%, 5.33% and 4.52% for 2024, 2023 and 2022, respectively. The SSP is described under the heading “2024 Non-Qualified Deferred Compensation” on page 43.

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Executive Compensation Tables

(5)	The amounts in column (i) for 2024 reflect the following:

Executive Officer	Company Matching Contribution to 401(k) Plan Account	Company Contribution to SSP Account	Personal Health and Financial Planning(7)	Value of Company-Paid Life Insurance Premiums

Mr. Viehbacher	$20,700	$217,860	$4,050	$1,091

Mr. McDonnell	$20,700	$157,460	$7,500	$1,636

Ms. Alexander	$20,700	$125,592	$7,500	$2,089

Dr. Singhal	$20,700	$86,339	$5,568	$1,800

Ms. Murphy	$20,700	$74,043	$1,102	$1,694

(6)

Mr. Viehbacher was appointed as our President and CEO effective November 14, 2022. His base salary and annual bonus for 2022 were prorated for the period of the year during which he was employed by the company.

(7)

Represents reimbursements of expenses relating to tax, financial and estate planning and executive physicals as described under the heading “Executive Physicals, Tax Preparation, Financial and Estate Planning” above.

2024 Grants of Plan-Based Awards

The following table shows additional information regarding all grants of plan-based awards made to our NEOs for the year ended December 31, 2024.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(1)			All Other Stock Awards: Number of Shares or Units (#)	All other option awards: Number of securities underlying options (#)	Grant Date Fair Value of Stock Awards(2)
Name	Grant Date		Threshold	Target	Maximum	Threshold	Target	Maximum
(a)	(b)	Notes	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Christopher A. Viehbacher	02/07/2024	(3)	$600,000	$2,400,000	$5,400,000	—	—	—	—	—	—
	02/07/2024	(4)	—	—	—	5,066	20,265	40,530	—	—	$6,635,774
	02/07/2024	(5)	—	—	—	10,133	20,265	40,530	—	—	$4,874,543
	02/07/2024	(6)	—	—	—	—	—	—	27,025	—	$6,500,594
Michael R. McDonnell	02/07/2024	(3)	$199,603	$798,412	$1,796,427	—	—	—	—	—	—
	02/07/2024	(4)	—	—	—	1,248	4,990	9,980	—	—	$1,633,976
	02/07/2024	(5)	—	—	—	2,495	4,990	9,980	—	—	$1,200,295
	02/07/2024	(6)	—	—	—	—	—	—	6,650	—	$1,599,591
Susan H. Alexander	02/07/2024	(3)	$191,482	$765,928	$1,723,338	—	—	—	—	—	—
	02/07/2024	(4)	—	—	—	1,091	4,365	8,730	—	—	$1,429,319
	02/07/2024	(5)	—	—	—	2,183	4,365	8,730	—	—	$1,049,957
	02/07/2024	(6)	—	—	—	—	—	—	5,820	—	$1,399,943
Priya A. Singhal	02/07/2024	(3)	$154,688	$618,750	$1,392,188	—	—	—	—	—	—
	02/07/2024	(4)	—	—	—	1,248	4,990	9,980	—	—	$1,633,976
	02/07/2024	(5)	—	—	—	2,495	4,990	9,980	—	—	$1,200,295
	02/07/2024	(6)	—	—	—	—	—	—	6,650	—	$1,599,591
Nicole C. Murphy	02/07/2024	(3)	$145,547	$582,188	$1,309,922	—	—	—	—	—	—
	02/07/2024	(4)	—	—	—	1,091	4,365	8,730	—	—	$1,429,319
	02/07/2024	(5)	—	—	—	2,183	4,365	8,730	—	—	$1,049,957
	02/07/2024	(6)	—	—	—	—	—	—	5,820	—	$1,399,943

Notes to the 2024 Grants of Plan-Based Awards Table

(1)	Reflects the potential future payouts of awards granted in 2024 under our 2024 annual bonus plan and our LTI program for each NEO as of the respective grant dates.
(2)

Represents the grant date fair value of PSUs and RSUs, as applicable, computed in accordance with ASC 718, excluding the effect of estimated forfeitures. The grant date fair value for rTSR PSU awards is determined as of the date of grant using a lattice model with a Monte Carlo simulation based on the probable outcome of applicable performance conditions. In addition, the grant date fair value for EPS CAGR PSUs and RSUs is determined as of the date of grant using the closing price of our common stock on the grant date. The assumptions used to calculate the grant date fair value of stock awards are included in footnote 16 of our 2024 Annual Report on Form 10-K. The maximum payouts for these awards are included in the footnotes following the Summary Compensation Table above. Mr. McDonnell retired from the company on March 1, 2025. Upon his retirement any unvested equity holdings were forfeited consistent with Biogen’s 2017 Omnibus Equity Plan.

(3)

These amounts relate to our 2024 annual bonus plan. The amounts shown in column (d) represent the 2024 target payout amount based on the target percentage applied to each NEO’s base salary as of December 31, 2024. For 2024, the bonus targets were 150% of base salary for Mr. Viehbacher, 80% of base salary for Mr. McDonnell and Ms. Alexander and 75% of base salary for Ms. Murphy and Dr. Singhal. The

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Executive Compensation Tables

amounts in column (c), (d) and (e) represent a payment if the Company Multiplier and the Individual Multiplier were each 50%, 100% and 150%, respectively. Actual amounts paid to each NEO under our 2024 annual bonus plan are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
(4)

These amounts relate to the annual grant of rTSR PSUs. The rTSR PSUs are earned based on three-year cumulative rTSR performance after the end of a three-year performance period (1/1/24-12/31/26) and vest on the third anniversary of the date of grant. The number and value shown in columns (g) and (k), respectively, assume target performance results. For additional information on the rTSR PSU awards, please see “Long-Term Incentives” on Page 33.

(5)

These amounts relate to the annual grant of EPS CAGR PSUs. The EPS CAGR PSUs are earned based on three-year compound annual growth EPS performance after the end of a three-year performance period (1/1/24-12/31/26) and vest on the third anniversary of the date of grant. The number and value shown in columns (g) and (k), respectively, assume target performance results. For additional information on the EPS CAGR PSU awards, please see “Long-Term Incentives” on Page 33.

(6)	These amounts relate to the annual grant of RSUs. The RSU awards will be eligible to vest in approximately equal annual installments on the first, second and third anniversaries of the grant date.

2025 Proxy Statement	-44-

Executive Compensation Tables

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table summarizes the equity awards that were outstanding as of December 31, 2024, for each of our NEOs.

			Option Awards				Stock Awards
			Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards
	Grant Date								Number of Unearned Shares or Units That Have Not Vested	Market Value of Unearned Shares or Units That Have Not Vested(1)
(a)	(b)	Notes	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Christopher A. Viehbacher	12/1/2022	(2)					—	—	11,500	$1,758,580
	12/1/2022	(3)					—	—	5,410	$827,297
	12/1/2022	(4)					7,040	$1,076,557	—	—
	12/1/2022	(5)	53,681	26,841	$301.85	12/1/2032	—	—	—	—
	2/7/2024	(6)					—	—	10,133	$1,549,538
	2/7/2024	(7)					—	—	20,265	$3,098,924
	2/7/2024	(8)					27,025	$4,132,663	—	—
Michael R. McDonnell(9)	2/10/2022	(6)					—	—	—	—
	2/10/2022	(8)					3,257	$498,060	—	—
	2/8/2023	(6)					—	—	3,503	$535,679
	2/8/2023	(8)					4,670	$714,136	—	—
	2/7/2024	(6)					—	—	2,495	$381,535
	2/7/2024	(7)					—	—	4,990	$763,071
	2/7/2024	(8)					6,650	$1,016,918	—	—
Susan H. Alexander	2/10/2022	(6)					—	—	—	—
	2/10/2022	(8)					2,575	$393,769	—	—
	2/8/2023	(6)					—	—	3,285	$502,342
	2/8/2023	(8)					4,380	$669,790	—	—
	2/7/2024	(6)					—	—	2,183	$333,824
	2/7/2024	(7)					—	—	4,365	$667,496
	2/7/2024	(8)					5,820	$889,994	—	—
Priya A. Singhal	2/10/2022	(6)					—	—	—	—
	2/10/2022	(8)					1,212	$185,339	—	—
	9/1/2022	(8)					1,669	$255,223	—	—
	2/8/2023	(6)					—	—	2,743	$419,460
	2/8/2023	(8)					3,657	$559,228	—	—
	2/7/2024	(6)					—	—	2,495	$381,535
	2/7/2024	(7)					—	—	4,990	$763,071
	2/7/2024	(8)					6,650	$1,016,918	—	—
Nicole C. Murphy	2/10/2022	(6)					—	—	—	—
	2/10/2022	(8)					2,272	$347,434	—	—
	2/8/2023	(6)					—	—	3,153	$482,157
	2/8/2023	(8)					4,204	$642,876	—	—
	2/7/2024	(6)					—	—	2,183	$333,824
	2/7/2024	(7)					—	—	4,365	$667,496
	2/7/2024	(8)					5,820	$889,994	—	—

Notes to the Outstanding Equity Awards at 2024 Fiscal Year-End Table

(1)	The market value of awards is based on the closing price of our stock on December 31, 2024 ($152.92) as reported on Nasdaq.
(2)

Absolute CAGR PSUs were granted to Mr. Viehbacher in 2022. The Absolute CAGR PSUs have three-year cliff vesting and are tied to the achievement of absolute stock price CAGR goals over a three-year performance period ending on November 30, 2025. The number and value shown in columns (i) and (j), respectively, assume threshold performance results. For additional information on the Absolute CAGR PSU awards, please see “Long-Term Incentive” on page 30.

(3)

rTSR PSUs were granted to Mr. Viehbacher in 2022. Actual rTSR PSUs are earned based on three-year cumulative rTSR performance after the end of a three-year performance period (12/1/22-11/30/25) and vest on the third anniversary of the date of grant. The number and value shown in columns (i) and (j) assume threshold performance results. For additional information on the rTSR PSU awards, please see “Long-Term Incentives” on page 30.

(4)	Matching RSUs were granted to Mr. Viehbacher in 2022. They vest in full on the third anniversary of the grant date.
(5)	Stock options were granted to Mr. Viehbacher in 2022. They vest and become exercisable in approximately equal annual installments on the first, second and third anniversaries of the grant date.

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Executive Compensation Tables

(6)

rTSR PSUs were granted in 2022, 2023 and 2024. Actual rTSR PSUs are earned based on three-year cumulative rTSR performance after the end of a three-year performance period (1/1/22-12/31/24, 1/1/23-12/31/25 and 1/1/24-12/31/26, respectively) and vest on the third anniversary of the date of grant. For 2022 rTSR PSUs, the number and value shown in columns (g) and (h), respectively, reflect no earned PSUs based on actual rTSR performance. For 2023 and 2024 rTSR PSUs, the number and value shown in columns (i) and (j), respectively, assume threshold performance results. For additional information on the rTSR PSU awards, please see “Long-Term Incentives” on page 30.

(7)

EPS CAGR PSUs were granted in 2024. Actual EPS CAGR PSUs are earned based on three-year cumulate EPS performance after the end of a three-year performance period (1/1/24-12/31/26) and vest on the third anniversary of grant. The number and value shown in columns (i) and (j), respectively, assume target performance results. For additional information on the EPS CAGR PSU awards, please see “Long-Term Incentives” on page 30.

(8)

RSU awards were granted in 2022, 2023 and 2024 as part of the annual LTI program and in 2022 for Dr. Singhal in connection with special recognition. They vest in three annual installments beginning on the first anniversary of the grant date.

(9)	Mr. McDonnell retired from the company on March 1, 2025. Upon his retirement any unvested equity holdings were forfeited consistent with Biogen’s 2017 Omnibus Equity Plan.

2024 Option Exercises and Stock Vested

The following table shows information regarding the exercise of stock options and the vesting of stock awards for each NEO during the year ended December 31, 2024. No NEO exercised stock options during 2024.

Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Christopher A. Viehbacher	—	—
Michael R. McDonnell	15,878	$3,676,770
Susan H. Alexander	12,476	$2,894,117
Priya A. Singhal	6,981	$1,572,411
Nicole C. Murphy	6,543	$1,541,217

Notes to the 2024 Options Exercised and Stock Vested Table

(1)

Cash-settled PSUs that were granted in 2021 were settled in cash for Mr. McDonnell, Ms. Alexander, Dr. Singhal and Ms. Murphy. The number of our actual common stock acquired on vesting of MSUs, stock-settled PSUs and RSUs in 2024, after stock was withheld to pay the minimum withholding of taxes, was as follows:

Net Shares Acquired(3)
Christopher A. Viehbacher	—
Michael R. McDonnell	6,678
Susan H. Alexander	5,772
Priya A. Singhal	3,926
Nicole C. Murphy	3,747

(2)

The value realized for MSUs, stock-settled PSUs and RSUs was calculated by multiplying the closing price of a share of our common stock on the vesting date by the total number of stock that vested on such date. The value realized for cash-settled PSUs is calculated using the 30-day average closing price of the common stock of the company through the vesting date.

(3)	MSUs, stock-settled PSUs and RSUs were settled in our common stock. Cash-settled PSUs were settled in cash.

2024 Non-Qualified Deferred Compensation

The SSP covers our executive officers and other eligible employees in the U.S. Employees whose base salary and annual cash incentives for the year exceed a specified Internal Revenue Service’s limit ($345,000 in 2024) and who receive a company-paid restoration match on the portion of their base salary, annual bonus and cash payments in respect of cash-settled performance units (CSPUs) and cash-settled PSUs, as applicable, that exceeds this limit; the restoration match equals 6% of this excess compensation. The restoration match feature is intended to provide the amount of matching employer contributions that the participant would otherwise have been eligible to receive under our 401(k) plan but for the limit imposed by Section 401(a)(17) of the Internal Revenue Code ($345,000 for 2024). In addition, eligible employees may make voluntary contributions of up to 80% of their base salary and 100% of their annual bonus and cash payments in respect of CSPUs and cash-settled PSUs, as applicable, to the SSP. The company does not match participants’ voluntary contributions to the SSP. The SSP provides for immediate vesting of the restoration match consistent with our immediate vesting of the company match provided under our 401(k) plan.

Notional SSP accounts are maintained for each participant. Accounts include employee and employer contributions and reflect the performance of notional investments selected by the employee or a default investment if the employee does not make a selection. These notional investment options include the mutual funds similar to those offered under our 401(k) plan as well as a fixed rate option which earns a rate of return determined each year by the company’s retirement committee. For contributions to the SSP fixed rate option in 2024, this rate of return was set at 5%. Contributions to the fixed rate option continue to earn interest at the rate of return that was in effect during the year of contribution. The excess of the interest rate applicable to the fixed rate option above 120% of the applicable federal long-term rate (compounded quarterly) earned by our NEOs during 2024 is shown in the Summary Compensation Table. We fund the SSP liabilities through corporate-owned life insurance (COLI), which we purchase with the written

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Executive Compensation Tables

consent of SSP participants, and investments in mutual funds. We believe that the COLI policies and mutual funds will be sufficient to cover plan liabilities through the projected payout date so the plan will not require direct funding by the company. Upon enrollment in the SSP, a participant must elect when and how distributions will be made from the participant’s account. Distributions can be made upon termination of the participant’s employment, either in a lump sum or up to 15 annual installments, or at a specified future date while the participant is still employed (an “in-service” distribution), either in a lump sum or up to 5 annual installments. Further, upon enrollment, a participant must also elect a distribution method upon death or a CIC of the company, which can either be a lump sum payment or, if different, the method selected for payment upon termination of employment.

The following table shows a summary of all contributions to, earnings on and distributions received from the SSP for each of our NEOs for the year ended December 31, 2024. The account balances as of year-end include all contributions and interest amounts earned by our NEOs through the end of 2024.

Name	Executive Contributions in Last Fiscal Year(1)	Company Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Distributions in Last Fiscal Year	Aggregate Balance at Last Fiscal Year-End(4)
Christopher A. Viehbacher	$1,823,200	$217,860	$249,282	—	$2,523,281
Michael R. McDonnell	—	$157,460	$16,038	—	$414,641
Susan H. Alexander	—	$125,592	$858,830	—	$16,403,709
Priya A. Singhal	$287,925	$86,339	$32,047	—	$814,730
Nicole C. Murphy	—	$74,043	$9,730	—	$234,681

Notes to the 2024 Non-Qualified Deferred Compensation Table

(1)

The amounts in this column are also included, in part, in columns (c) and/or (g) of the Summary Compensation Table and represent deferral of salary and deferral of payments under our 2024 annual bonus plan, respectively.

(2)	The amounts in this column are also included in column (h) of the Summary Compensation Table for 2024 as company contributions to the SSP.
(3)

Earnings in excess of 120% of the applicable federal long-term rate are reported in column (h) of the Summary Compensation Table for 2024 for Mr. Viehbacher ($3,573), Mr. McDonnell ($1,056) and Dr. Singhal ($2,110).

(4)	The following table lists the compensation deferrals during 2023 and 2022 by our NEOs, as reported, where applicable, in the Proxy Statement for our 2024 and 2023 Annual Meetings:

	Amounts Previously Reported as Deferred
Name	2023*	2022*
Christopher A. Viehbacher	$141,539	—
Michael R. McDonnell	—	—
Susan H. Alexander	$1,137,552	$787,477
Priya A. Singhal	—	—
Nicole C. Murphy	—	—

* This column also includes company contributions and compensation earned and deferred in prior years, which was disclosed in our prior Proxy Statements where applicable, together with earnings on these amounts.

Potential Payments Upon Termination or Change in Control

Executive Severance Policy

Definition of Key Terms Relating to our Executive Severance Policy

Our executive severance policy and benefits refer to certain key terms, including cause, CIC, retirement, involuntary employment action and disability. These terms are defined in our 2017 Omnibus Equity Plan and our 2024 Omnibus Equity Plan.

Executive Vice President Arrangements

Each of our NEOs, other than Mr. Viehbacher, was covered by our executive severance policy in 2024 under which he or she was eligible to receive the following benefits:

•

In the event of a termination of employment other than for cause and other than by reason of the executive’s death or disability, the NEO would be entitled to receive a lump sum severance payment equal to a minimum of 12 months of such NEO’s then base salary and target bonus as then in effect, with an additional two months of base salary and target bonus for each full year of service, up to a maximum benefit of 21 months of base salary and target bonus. We refer to the number of months of severance a NEO is entitled to receive as the “severance period.”

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Executive Compensation Tables

•

If, within two years following a corporate transaction or a corporate CIC, the NEO experiences a termination of employment other than for cause and other than by reason of death or disability or experiences an involuntary employment action, the NEO would be entitled to a lump sum severance payment equal to two times the NEO’s annual base salary plus target annual bonus as then in effect. These payments are in lieu of any payment in the preceding paragraph.

The payment of these severance benefits is conditioned upon execution of an irrevocable release of claims in favor of the company.

The executive severance policy does not provide for severance upon a termination for cause, voluntary resignation, retirement or death or disability.

In any case where severance is payable under our executive severance policy, our NEOs would also receive continuation of medical, dental and vision insurance benefits until the earlier of the end of the severance period or the date the executive becomes eligible to participate in another employer’s medical, dental and vision insurance plans. NEOs would also be provided up to 12 months of executive-level outplacement services at Biogen’s cost.

Annual Bonus Plan

Our annual bonus plan provides for a prorated target bonus payment upon a termination of employment due to the death or disability of the participant. Our annual bonus plan provides for payment of a full bonus to any participant remaining employed as of the date of payout.

Mr. Viehbacher Arrangements

We entered into an employment agreement with Mr. Viehbacher effective November 14, 2022. The agreement has an initial term that ends December 31, 2025, with the term automatically extending for an additional 12 months unless otherwise terminated in accordance with the terms of the agreement.

Under Mr. Viehbacher’s employment agreement, if his employment is terminated by the company without cause or he resigns for good reason, then he would be entitled to a lump sum payment of cash severance in the amount of one and one-half times his annual base salary and target annual bonus and pro rata bonus for the year of termination. Mr. Viehbacher would also receive continuation of medical, dental and vision benefits until the earlier of 18 months following the date his employment terminates or the date upon which he becomes eligible to receive substantially comparable benefits through another employer. Mr. Viehbacher would also be provided with executive-level outplacement services for a 12-month period following the termination date at Biogen’s cost. Mr. Viehbacher would also be entitled to accelerated vesting of the pro rata portion of his initial new-hire equity awards. If termination occurs within the first 12 months following the grant date the pro rata equity portion would include one-third of the initial option, one-third of the earned and unvested initial PSUs and one-third of the matching RSUs. If termination occurs thereafter, a pro rata portion of the next vesting tranche of the initial options would vest based on the number of days elapsed from the most recent scheduled vesting date through the termination date, and with respect to the earned and unvested initial PSUs and the matching RSUs, a pro rata portion would be eligible to vest based on the number of days elapsed from the grant date through the termination date (divided by 1,096 days).

If, however, Mr. Viehbacher is terminated without cause or resigns for good reason within two years of a corporate transaction (as defined in our 2017 Omnibus Equity Plan and our 2024 Omnibus Equity Plan) or a corporate change in control (as defined in our 2017 Omnibus Equity Plan and our 2024 Omnibus Equity Plan, CIC), then he would be entitled to a lump sum payment of cash severance in the amount of two times his annual base salary and target annual bonus, a pro rata bonus for the year of termination and continuation of his medical, dental and vision benefits for up to 24 months. Mr. Viehbacher also would be provided with executive-level outplacement services for a 12-month period following the termination date. If termination occurs within two years of a CIC, the initial options, PSUs and matching RSUs, to the extent unvested, would accelerate in full. The severance described under a CIC scenario would be in lieu, not in addition to, the severance described outside of a CIC.

Excise Tax Provisions

No executive officer is eligible to receive excise tax gross ups in respect of payments received in connection with a corporate transaction or corporate CIC.

Awards Under Equity Plans

Under the provisions of our 2017 Omnibus Equity Plan and our 2024 Omnibus Equity Plan, unless otherwise determined by our CMDC at the time of grant, awards will vest or become exercisable in full immediately prior to an involuntary employment action that occurs within two years following a corporate CIC (i.e., a “double trigger” protection).

In the event of a corporate transaction, we can either cause the surviving corporation to assume all equity awards or accelerate their vesting and exercisability immediately before the corporate transaction. If the equity awards are assumed and a NEO’s employment is terminated in an involuntary employment action within two years following the corporate transaction, the equity awards that are assumed will become fully vested and, if applicable, exercisable.

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Executive Compensation Tables

If the holder of an equity award retires, which is defined under our equity plans as leaving the employment of Biogen after reaching age 55 with 10 consecutive years of service, each then outstanding time-based equity award or earned performance-based equity award granted more than one calendar year prior to the retirement date not yet vested will become immediately vested upon such termination at a rate of 50% of the stock unvested at the time of retirement plus an additional 10% of the stock for each full year of service beyond 10 years of service (and performance-based awards would remain eligible to vest based on actual performance), with awards granted within one calendar year of the retirement date to only have 1/3rd of outstanding stock subject to this acceleration treatment. Upon a termination of employment due to death or disability, all unvested time-based equity awards and earned performance-based equity awards vest in full and all unearned performance-based equity awards remain eligible to vest based on actual performance. As of December 31, 2024, Ms. Alexander was eligible for retirement under our equity plans.

Potential Post-Termination Payments Table

The following table summarizes the potential payments to each NEO under various termination events. The table assumes that the event occurred on December 31, 2024, for all NEOs the calculations use the closing price of our common stock as reported by Nasdaq on December 31, 2024, which was $152.92 per share.

Name and Payment Elements(1) (a)	Retirement(2) (b)	Qualifying Termination of Employment Not Following a Corporate Transaction or Change in Control(3) (c)	Qualifying Termination of Employment Following a Corporate Transaction or Change in Control(3) (d)

Christopher A. Viehbacher(4)

Severance	—	$6,000,000	$8,000,000

Performance-based Restricted Stock Units	—	—	$3,098,924

Time-based Restricted Stock Units	—	$748,238	$5,209,220

Time-based Stock Options	—	—	—

Medical, Dental and Vision	—	$25,082	$33,442

Outplacement(5)	—	$32,000	$32,000

Total	—	$6,805,320	$16,373,586

Michael R. McDonnell(6)

Severance	—	$2,994,045	$3,592,854

Performance-based Restricted Stock Units	—	—	$763,071

Time-based Restricted Stock Units	—	—	$2,229,115

Medical, Dental and Vision	—	$38,331	$45,997

Outplacement(5)	—	$32,000	$32,000

Total	—	$3,064,376	$6,663,037

Susan H. Alexander

Severance	—	$3,015,841	$3,446,675

Performance-based Restricted Stock Units	$222,499	$222,499	$667,496

Time-based Restricted Stock Units	$1,360,223	$1,360,223	$1,953,553

Medical, Dental and Vision	—	$29,211	$33,383

Outplacement(5)	—	$32,000	$32,000

Total	$1,582,722	$4,659,774	$6,133,107

Priya A. Singhal

Severance	—	$2,406,250	$2,887,500

Performance-based Restricted Stock Units	—	—	$763,071

Time-based Restricted Stock Units	—	—	$2,016,709

Medical, Dental and Vision	—	$1,711	$2,053

Outplacement(5)	—	$32,000	$32,000

Total	—	$2,439,961	$5,701,333

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Executive Compensation Tables

Name and Payment Elements(1) (a)	Retirement(2) (b)	Qualifying Termination of Employment Not Following a Corporate Transaction or Change in Control(3) (c)	Qualifying Termination of Employment Following a Corporate Transaction or Change in Control(3) (d)

Nicole C. Murphy

Severance	—	$2,377,266	$2,716,875

Performance-based Restricted Stock Units	—	—	$667,496

Time-based Restricted Stock Units	—	—	$1,880,304

Medical, Dental and Vision	—	$40,247	$45,997

Outplacement(5)	—	$32,000	$32,000

Total	—	$2,449,513	$5,342,672

Notes to the Potential Post-Termination Payments Table

(1)

In the event of an executive’s death or disability, all outstanding time-based equity awards and earned performance-based equity awards under our LTI program will vest in full and all unearned performance-based equity awards will remain outstanding and eligible to vest based on actual performance. The value of such accelerated awards for all NEOs would be the same amount as shown in column (d) for such NEO (based on actual performance estimated as of December 31, 2024).

(2)

Ms. Alexander was eligible for potential payments upon retirement at December 31, 2024. Based on years of service, Ms. Alexander was eligible for accelerated vesting on 100% of outstanding equity awards as of December 31, 2024. Any unvested PSU awards would, subject to the achievement of any applicable performance goals, remain outstanding and eligible to be earned and vest in accordance with the terms of such awards based on actual performance as to 100% of the earned PSUs. The amount listed in column (b) is the estimated value of 100% of all unvested awards held by Ms. Alexander, based on actual performance estimated as of December 31, 2024, for unearned performance-based awards. Beginning with 2022 grants, if retirement occurs within the same calendar year of grant, only one-third of the grant will vest.

(3)

The amounts listed in column (c) and column (d) for performance-based RSUs for the applicable NEOs includes the value of applicable unvested awards based, where applicable, on actual performance estimated as of December 31, 2024.

(4)

Pursuant to his Employment Agreement, upon a termination by the company without cause or his resignation for good reason, Mr. Viehbacher is entitled to receive a lump sum payment within 60 days of such termination consisting of the pro rata portion of the target bonus for the year of termination and an amount equal to the sum of the annual base salary rate and target bonus in effect at the time of termination multiplied by a factor of 1.5, continuation of medical, dental and vision insurance for up to 18 months, up to 12 months of executive outplacement services, and accelerated vesting of the pro rata portion of the initial options, initial PSUs and matching RSUs (with the pro rata portion defined as one-third for termination occurring within one year of hire). Upon an involuntary termination by the company without cause during a CIC period, Mr. Viehbacher is entitled to receive a lump sum payment within 60 days of such termination consisting of the pro rata portion of the target bonus for the year of termination and an amount equal to the sum of the annual base salary rate and target bonus in effect at the time of termination multiplied by a factor of 2.0, continuation of medical, dental and vision insurance for up to 24 months, up to 12 months of executive outplacement services, and accelerated vesting of the initial equity awards and matching RSUs. Mr. Viehbacher is not currently eligible for retirement termination, which would occur upon achievement of age 55 and five years of service.

(5)	The NEOs are eligible for outplacement services at a cost of up to $32,000.
(6)	Mr. McDonnell retired from the company on March 1, 2025. Mr. McDonnell did not receive any of the above referenced payments as his retirement was a non-qualifying event.

CEO Pay Ratio

We believe executive pay must be internally consistent and equitable to motivate our employees to create stockholder value, and we are committed to internal pay equity. As discussed earlier in this Proxy Statement, our compensation programs are designed to drive the creation of long-term stockholder value by delivering performance-based compensation. We invest in our employees at all levels in the company by rewarding performance that balances risk and reward, empowering professional growth and development and offering affordable benefits and programs that meet the diverse needs of our employees.

We believe strongly in pay-for-performance, and all of our employees are eligible to participate in our annual bonus plan, our LTI programs and our benefit plans. Our annual bonus plan incorporates achievement of company, individual and, in some cases, function or region-specific performance goals. Payout levels (as a percentage of target) are based upon employee level and administrative provisions are the same for all participants globally. Our LTI programs provide different forms of awards depending upon an employee’s level but are otherwise consistent throughout the company.

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. We determined our median employee as of December 31, 2024, based on a consistently applied compensation measure defined as the sum of base salary, target bonus and LTI target value. We annualized pay for employees who commenced employment during 2024.

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Executive Compensation Tables

Our median employee is a full-time employee based in the U.S. In December 2024, when we determined the median employee, approximately 56% of our workforce was based in the U.S. with the remaining approximately 44% of our workforce based in the rest of the world. In addition, approximately 98% of our workforce was full-time.

For our median employee, annual total compensation was calculated in accordance with the SEC’s rules for the Summary Compensation Table, including salary, bonus, LTI grant date fair value and value of certain benefits provided. For Mr. Viehbacher, who was CEO at the time we identified our median employee, annual total compensation is equal to the amount included in the “Total” column of the Summary Compensation Table, which results in an annual total compensation for 2024 of $24,166,665. The annual total compensation of the median employee, as determined in accordance with the SEC’s rules, for 2024 was $183,062. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees was 132 to 1. Given the different methodologies, estimates, assumptions and exclusions that other public companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

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Pay Versus Performance

Pay Versus Performance
As discussed in our CD&A above, our CMDC has implem
en
ted executive compensation programs designed to link a substantial part of our NEOs compensation to financial, strategic, and market-based measures and align realizable compensation with stockholder returns. The following table sets forth additional compensation information for our NEOs, calculated in accordance with SEC regulations, for fiscal years 2024, 2023, 2022, 2021 and 2020.
Pay versus Performance (PVP) Tabular Disclosure: The table below contains information about the relationship between compensation actually paid, as computed in accordance with SEC rules, to our CEO and non-CEO
NEOs as a group, and our financial performance for the five years 2020 – 2024. The cumulative Total Stockholder Return depicts a hypothetical $100 investment in our common stock on December 31, 2019, and shows the value of that investment over time for each calendar year. A hypothetical $100 investment in the NBI using the same methodology is shown for comparison.
The CMDC did not consider the PVP disclosure below in making its pay decisions for any of the fiscal years shown. In addition, the average non-CEO
NEO incumbents differ year to year and may comprise different roles with different individual and market-based considerations impacting compensation decisions. Comparing the summary compensation table total average and compensation actually paid average for the non-CEO
NEOs year-over-year does not accurately depict changes in these values for the same individuals.
Narrative to Pay versus Performance Table
For the fiscal year ending December 31, 2024, the most important financial measures we identified for the purposes of the PVP disclosure requirement linking compensation actually paid (CAP) to our NEOs to company performance are total stockholder return, revenue,
Non-GAAP
EPS, and performance against our pipeline metrics. CAP reflects, among other items, adjustments to the fair value of equity awards during the years presented. Factors impacting the fair value of equity awards include the price of our common stock at year end, as well as the projected and actual achievement of performance goals under our equity awards. These adjustments contributed significantly to the CAP value reported for each year. LTIs represent a large percentage of our NEOs’ target compensation. Because the value of our LTI awards is tied to the value of our common stock, TSR will have a significant influence on the value of such awards and thereafter aligns the value of realizable pay to long-term stockholder value creation. Revenue and EPS were significant components in the annual bonus plan scorecard for each of the presented years and are important measures of our company’s financial performance. Net income is included for disclosure requirements, but there is no relationship between net income and CAP in our incentive plans except where it applies to EPS. Successfully advancing therapies through our pipeline and performing against our pipeline milestone metrics are key value drivers for our company’s long-term growth. Pipeline performance has also driven significant changes in the price of our common stock, and therefore impacts the CAP calculation. We recognize our pipeline as a critical area of focus for our strategy and the long-term success of our company.

Fiscal Year	SCT Total for CEO: C. Viehbacher (1)	SCT Total for Former CEO: M. Vounatsos (1)	Compensation Actually Paid to CEO (2)	Compensation Actually Paid to Former CEO (2)	Average SCT Total for Other NEOs (3)	Average Compensation Actually Paid for Other NEOs (3)	Value of $100 Initial Fixed Investment Based on TSR (4)	Value of $100 Initial Fixed Investment Based on Nasdaq Biotech Index TSR (4)	Net Income ($M)	Company Selected Measure: Revenue (5)

2024	$24,166,665	—	$1,250,864	—	$6,365,146	($228,942)	$51.54	$113.84	$1,632	$9,032M

2023	$4,069,913	—	($4,498,193)	—	$6,258,401	$4,222,331	$87.21	$115.42	$1,161	$9,675M

2022	$30,488,593	$26,625,221	$27,551,849	$5,898,711	$5,878,461	$4,969,529	$93.32	$111.27	$3,047	$10,326M

2021	—	$17,689,665	—	$15,211,025	$5,761,560	$5,081,944	$80.85	$124.89	$1,556	$11,054M

2020	—	$18,659,829	—	$8,578,367	$6,525,375	$4,363,668	$82.52	$125.69	$4,001	$13,952M
Notes to Pay Vs. Performance Table

(1)
The dollar amounts reported are the amounts of total compensation reported for our CEO, Mr. Viehbacher, and our former CEO, Mr. Vounatsos in the Summary Compensation Table for fiscal years 2024, 2023, 2022, 2021 and 2020. Mr. Vounatsos served as CEO for each of the full fiscal years 2021 and 2020, while Mr. Viehbacher and Mr. Vounatsos both served as CEO in fiscal year 2022.

(2)
The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amounts of compensation paid to our CEO and other NEOs during the applicable year, but also include (i) the year-end
fair value of equity awards granted during the reported year and (ii) the change in fair value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested or were forfeited, or through the end of the reported fiscal year.

(3)
For 2024, reflects compensation information for our NEOs, other than our CEO and former CEO, as described in the CD&A of this Proxy Statement. For 2023, reflects compensation information for Mr. McDonnell, Ms. Alexander, Ms. Murphy and Mr. Izzar, for 2022, reflects compensation information for Mr. McDonnell, Ms. Alexander, Dr. Gregory, Ms. Murphy and Mr. Guindo, our former EVP of Global Product Strategy and Commercialization. For 2021, reflects compensation information for Mr. McDonnell, Ms. Alexander, Mr. Guindo and Dr. Sandrock, our former EVP of R&D. For 2020, reflects compensation information for Mr. McDonnell, Ms. Alexander, Mr. Guindo, Dr. Sandrock and Mr. Capello, our former CFO.

(4)
Reflects cumulative total stockholder return of the NBI as of December 31, 2024. The NBI is the peer group used by Biogen for the purposes of Item 201(e) of Regulation
S-K
under the Exchange Act in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2024.

(5)	Revenue was adjusted to neutralize the effects of foreign exchange rate fluctuations.

2025 Proxy Statement	-52-

Pay Versus Performance

The following tables set forth the adjustments made during each year in the PVP table to arrive at “compensation actually paid
” to our Principal Executive Officer during each year.

Fiscal Year	Summary Compensation Table Total for CEO	Summary Compensation Table Total for former CEO	Reported Value of Equity Awards for CEO (1)	Reported Value of Equity Awards for former CEO (1)	Equity Award Adjustments for CEO (2)	Equity Award Adjustments for former CEO (2)	Compensation Actually Paid to CEO	Compensation Actually Paid to former CEO

2024	$24,166,665	—	$18,010,911	—	($4,904,890)	—	$1,250,864	—

2023	$4,069,913	—	—	—	($8,568,106)	—	($4,498,193)	—

2022	$30,488,593	$26,625,221	$30,000,655	$15,389,732	$27,063,911	($5,336,778)	$27,551,849	$5,898,711

2021	—	$17,689,665	—	$14,084,314	—	$11,605,674	—	$15,211,025

2020	—	$18,659,829	—	$13,887,064	—	$3,805,602	—	$8,578,367

(1)
Represents the grant date fair value of equity awards to our CEO and former CEO, as reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each applicable year.

(2)	Represents the year-over-year change in the fair value of equity awards to our CEO and former CEO, as itemized in the table below. No awards vested in the year they were granted.

Fair Value of Equity Awards for CEO and former CEO	2024	2023	2022		2021	2020
			Mr. Viehbacher	Mr. Vounatsos

As of year-end for awards granted during the year	$8,702,498	—	$27,063,911	$1,996,870	$10,985,776	$8,893,002

Year-over-year increase or decrease of unvested awards granted in prior years	($12,329,483)	($7,204,687)	—	($6,247,880)	($687,744)	($3,618,885)

Increase or decrease from prior fiscal year-end for awards that vested during the year	($1,277,904)	($1,363,419)	—	($1,085,768)	$1,307,643	($1,468,515)

Total Equity Award Adjustments	($4,904,890)	($8,568,106)	$27,063,911	($5,336,778)	$11,605,674	$3,805,602
The following tables set forth the adjustments made during each year in the PVP table to arrive at “compensation actually paid” to our non-CEO
NEOs during each year.

Fiscal Year	Average Summary Compensation Table Total for Non-CEO NEOs	Average Reported Value of Equity Awards for Non-CEO NEOs (1)	Average Equity Award Adjustments for Non-CEO NEOs (2)	Average Compensation Actually Paid to Non-CEO NEOs

2024	$6,365,146	$4,156,541	($2,437,548)	($228,942)

2023	$6,258,401	$4,503,143	$2,467,073	$4,222,331

2022	$5,878,461	$4,223,226	$3,314,294	$4,969,529

2021	$5,761,560	$4,105,942	$3,426,326	$5,081,944

2020	$6,525,375	$4,158,006	$1,996,299	$4,363,668

(1)
Represents the average of the grant date fair value of the equity awards to our NEOs (other than our CEO and former CEO), as reported in the “Stock Awards” column in the Summary Compensation Tables for each applicable year.

(2)
Represents the average of the year-over-year change in fair value of equity awards to our NEOs (other than our CEO and former CEO), as itemized in the table below. No awards vested in the year they were granted.

Average Fair Value of Equity Awards for non-CEO NEOs	2024	2023	2022	2021	2020

As of year-end for awards granted during the year	$2,008,250	$3,523,016	$3,809,706	$3,295,987	$2,904,846

Year-over-year increase or decrease of unvested awards granted in prior years	($4,156,500)	($1,027,351)	($241,427)	($150,316)	($741,028)

Increase or decrease from prior fiscal year-end for awards that vested during the year	($289,298)	($28,591)	($253,985)	$280,656	($167,520)

Total Equity Award Adjustments	($2,437,548)	$2,467,073	$3,314,294	$3,426,326	$1,996,299
The following table identifies the four most important financial and strategic measures used by our CMDC to link the CAP to our NEOs in 2024, as calculated in accordance with Item 402(v) of Regulation
S-K,
to company performance. The role each of these performance measures had on our NEOs’ compensation is discussed in the CD&A above
.

Most Important Performance Measures

Revenue

Total Shareholder Return

Non-GAAP Earnings Per Share

Achievement of Pipeline Milestones

2025 Proxy Statement	-53-

Stock Ownership

STOCK OWNERSHIP

The following table and accompanying notes provide information about the beneficial ownership of our common stock by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors and nominees for director; and
•	all of our directors and executive officers as a group.

Except as otherwise noted, the persons identified have sole voting and investment power with respect to the shares of our common stock beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Except as otherwise noted, the information below is as of April 21, 2025 (Ownership Date).

Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142.

Name	Shares Owned(1)	Shares Subject to Options and Stock Units(2)	Total Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares(3)

5% Stockholders

The Vanguard Group(4) 100 Vanguard Boulevard Malvern, PA 19355	16,677,806	—	16,677,806	11.4%

PRIMECAP Management Company(5) 177 East Colorado Boulevard 11th Floor Pasadena, CA 91105	16,264,481	—	16,264,481	11.2%

BlackRock, Inc.(6) 55 East 52nd Street New York, NY 10055	12,506,681	—	12,506,681	8.5%

State Street Corporation(7) One Congress Street, Suite 1, Boston, MA 02114	7,346,505	—	7,346,505	5.0%

Named Executive Officers

Christopher A. Viehbacher	12,807	53,681	66,488	*

Michael R. McDonnell(8)	24,341	—	24,341	*

Susan H. Alexander(9)	56,347	—	56,347	*

Nicole C. Murphy	14,223	—	14,223	*

Priya A. Singhal	9,234	—	9,234	*

Directors

Caroline D. Dorsa	24,822	1,785	26,607	*

Maria C. Freire	3,105	1,340	4,445	*

William A. Hawkins	5,150	1,340	6,490	*

Susan K. Langer	1,420	1,340	2,760	*

Jesus B. Mantas	6,048	1,340	7,388	*

Lloyd Minor	—	—	—

Menelas Pangalos	—	—	—

Monish Patolawala	—	1,340	1,340	*

Eric K. Rowinsky	20,356	1,340	21,696	*

Stephen A. Sherwin	9,978	1,340	11,318	*

All current executive officers and directors as a group (20 persons)	201,629	65,784	267,413	*

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)	The shares described as “owned” are shares of our common stock directly or indirectly owned by each listed person, rounded up to the nearest whole share.
(2)	Includes RSUs that will vest within 60 days of the Ownership Date.
(3)

The calculation of percentages is based upon 146,527,145 shares outstanding on April 21, 2025, plus for each of the individuals listed above the shares subject to RSUs exercisable within 60 days of the Ownership Date, as reflected in the column under the heading “Shares Subject to Options and Stock Units.”

2025 Proxy Statement	-54-

Stock Ownership

(4)

Based solely on information as of September 30, 2024, contained in a Schedule 13G/A filed with the SEC by The Vanguard Group on November 12, 2024, which also indicates that it has sole dispositive power with respect to 16,033,598 shares, shared voting power with respect to 179,337 shares and shared dispositive power with respect to 644,208 shares.

(5)

Based solely on information as of December 31, 2024, contained in a Schedule 13G/A filed with the SEC by PRIMECAP Management Company on February 12, 2024, which also indicates that it has sole voting power over 15,855,877 shares and sole dispositive power over 16,264,481 shares.

(6)

Based solely on information as of March 31, 2025, contained in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on April 17, 2025, which also indicates that it has sole voting power with respect to 11,125,519 shares and sole dispositive power with respect to 12,506,681 shares.

(7)

Based solely on information as of September 30, 2024, contained in a Schedule 13G filed with the SEC by State Street Corporation on October 16, 2024, which also indicates that it has shared voting power with respect to 4,739,179 shares and shared dispositive power with respect to 7,344,960 shares.

(8)	Mr. McDonnell retired from the company on March 1, 2025.
(9)	Includes 20,082 shares held in an irrevocable trust for the benefit of Ms. Alexander’s children. Ms. Alexander’s spouse is the trustee of the trust.

2025 Proxy Statement	-55-

Information About the Meeting

Information About the Meeting

Biogen Inc.

225 Binney Street

Cambridge, Massachusetts 02142

The Board of Biogen Inc. is soliciting your proxy to vote at our Annual Meeting to be held at 9:00 a.m. Eastern Time on Tuesday, June 17, 2025, for the purposes summarized in the accompanying Notice of 2025 Annual Meeting of Stockholders. Our 2024 Annual Report on Form 10-K is also available with this Proxy Statement.

References in this Proxy Statement to “Biogen” or the “company,” “we,” “us” and “our” refer to Biogen Inc.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote upon the matters that are summarized in the formal meeting notice. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters at the Annual Meeting.

Can I attend the Annual Meeting?

This will be a virtual meeting only. You will not be able to attend the Annual Meeting in person.

Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/BIIB2025.

What do I need to be able to participate in the Annual Meeting virtually via the Internet?

You will need the 16-digit control number included on your Notice or your proxy card or voting instruction form to be able to vote your shares or submit questions via the Internet during the Annual Meeting. If you do not have your 16-digit control number, you will be able to listen to the meeting only - you will not be able to vote or submit questions during the meeting.

How many shares must be present to hold the Annual Meeting?

A majority of our issued and outstanding shares of common stock as of the Record Date must be present at the Annual Meeting to hold the Annual Meeting and conduct business. This is called a quorum. Shares voted in the manner described below (under the heading “How do I vote and what are the voting deadlines?”) will be counted as present at the Annual Meeting. Shares that are present and entitled to vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. If a quorum is not present, we expect that the Annual Meeting will be adjourned until we obtain a quorum.

Who can vote?

Holders of Biogen common stock on the close of business on the record date of April 21, 2025 (Record Date) are entitled to receive the Notice of 2025 Annual Meeting and Proxy Statement and to vote their shares at the Annual Meeting. As of the Record Date, 146,527,145 shares of our common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.

What am I voting on at the Annual Meeting?	Stockholders will be asked to vote on the following proposals at the Annual Meeting:
• The election to our Board of the 11 director nominees (Proposal 1);
• The ratification of the selection of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2);
• The advisory vote on executive compensation (Proposal 3); and
• The transaction of such other business as may be properly brought before the meeting and any adjournments or postponements.

2025 Proxy Statement	-56-

Information About the Meeting

How will my shares be voted?

At the Annual Meeting, the members of management appointed by the Board will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:

• FOR the election of each of the Director nominees named in this Proxy Statement (Proposal 1);
• FOR the ratification of the selection of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the 2025 fiscal year (Proposal 2); and
• FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal 3).
How do proxies work?	If you are a registered stockholder, you will receive a proxy card for all the shares you hold of record:
• in certificate form; or
• in book-entry form.

Your proxy card will serve as a voting instruction form. If you do not vote your shares or specify your voting instructions on your proxy card or voting instruction form, the administrator of the applicable savings plan and/or the trustee of a Grantor Trust, as the case may be, will vote your shares in accordance with the terms of your plan and/or Grantor Trust.

How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares.

 By Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or voting instruction form. Votes submitted through www.proxyvote.com must be received by 11:59 p.m. Eastern Time on June 16, 2025.

 By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or voting instruction form. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time on June 16, 2025.

 By Mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card or voting instruction form received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card or voting instruction form. Proxy cards or voting instruction form submitted by mail must be received no later than June 16, 2025, to be voted at the Annual Meeting.

 During the Annual Meeting. You may vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/BIIB2025. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or voting instruction form to be able to vote during the Annual Meeting.

2025 Proxy Statement	-57-

Information About the Meeting

If you vote via the Internet or by telephone before the Annual Meeting, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card or voting instruction form. If you vote via the Internet or by telephone before the Annual Meeting, do not return your proxy card.

Beneficial Owners. If your shares are held in a brokerage account in your broker’s name, then you are the beneficial owner of shares held in “street name.” If you are a beneficial owner of your shares, you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the bank, broker or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by your bank, broker or other nominee to instruct your bank, broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the bank, broker or other nominee. Shares held beneficially may not be voted during the Annual Meeting; instead a beneficial holder must instruct their bank, broker or other nominee in advance of the Annual Meeting.
Can I revoke or change my vote after I submit my proxy?	Stockholders of Record. If you are a stockholder of record, you may revoke or change your vote at any time before the final vote at the Annual Meeting by:
• signing and returning a new proxy card or voting instruction form with a later date, to be received no later than June 16, 2025;
• submitting a later-dated vote by telephone or via the Internet — only your latest telephone or Internet proxy received by 11:59 p.m. Eastern Time on June 16, 2025, will be counted;
• participating in the Annual Meeting virtually via the Internet and voting again; or
• delivering a written revocation to our Secretary at Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142, to be received no later than June 16, 2025.

Only your latest vote, in whatever form, will be counted.

Beneficial Owners. If you are a beneficial owner of your shares, you must contact the bank, broker or other nominee holding your shares and follow their instructions for revoking or changing your vote.

Will my shares be counted if I do not vote?

Stockholders of Record. If you are the stockholder of record and you do not vote before the Annual Meeting your shares will not be voted at the Annual Meeting.

Beneficial Owners. If you are the beneficial owner of shares, your bank, broker or other nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If no voting instructions are provided, these record holders can vote your shares only on discretionary, or routine, matters and not on non-discretionary, or non-routine, matters. Uninstructed shares whose votes cannot be counted on non-routine matters result in what are commonly referred to as “broker non-votes.”

The proposal to ratify the selection of our independent registered public accounting firm is a routine matter and the other proposals are non-routine matters. If you do not give your broker voting instructions, your broker (1) will be entitled to vote your shares on the proposal to ratify the selection of our independent registered public accounting firm and (2) will not be entitled to vote your shares on the other proposals. We urge you to provide instructions to your bank, broker or other nominee so that your votes may be counted on all of these important matters.

2025 Proxy Statement	-58-

Information About the Meeting

What vote is required to approve each proposal and how are votes counted?	Proposal	Vote Required	Broker Discretionary Voting Allowed
	Election of Directors (Proposal 1)	Majority of Votes Cast*	No
	Ratification of PwC (Proposal 2)	Majority of Stock Present and Entitled to Vote on the Matter**	Yes
	Advisory Vote on Executive Compensation (Proposal 3)	Not Applicable***	No

*   The Board shall not nominate for election as director any candidate who has not agreed to tender, promptly following the annual meeting at which he or she is elected as director, an irrevocable resignation that will be effective upon (a) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which he or she faces reelection, and (b) acceptance of such resignation by the Board. Any nominee who does not receive a majority of votes cast “for” his or her election shall be subject to the terms of the irrevocable resignation discussed above. The Board (excluding the director in question) shall, within ninety (90) days after certification of the election results, decide whether to accept the director’s resignation, taking into account such factors as it deems relevant. The Board shall promptly disclose its decision and, if applicable, the reasons for rejecting the resignation in a filing with the Securities and Exchange Commission. Abstentions and broker non-votes, if any, are not considered votes cast under our bylaws and will have no effect on the results of this vote.

**  The affirmative vote of a majority of shares present in person or represented by proxy and having voting power at the Annual Meeting is required to ratify the selection of PwC as our independent registered public accounting firm. Abstentions will have the effect of votes against the proposal. Brokers generally have discretionary authority to vote on the ratification of the selection of our independent registered public accounting firm, thus we do not expect any broker non-votes on this proposal.

***   Because the Advisory Vote on Executive Compensation asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. Abstentions will have the effect of a vote against the proposal, and broker non-votes, if any, will not have any effect on the results of those deliberations. We value the opinions expressed by our stockholders in this advisory vote, and the CMDC, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of this vote when designing our compensation programs and making future compensation decisions for our named executive officers.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your proxy authorizes the individuals named as proxies to vote, or otherwise act, in accordance with their best judgment.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We have elected to provide access to our proxy materials on the Internet, consistent with the rules of the SEC. Accordingly, in most instances we are mailing a Notice of Internet Availability of Proxy Materials to our stockholders. We are making this Proxy Statement and other Annual Meeting materials available on the Internet at www.proxyvote.com or, upon request, by sending printed versions of these materials on or about April 25, 2025, to all stockholders of record as of the Record Date. For ten days before the Annual Meeting, ending on the day before the meeting date, a list of stockholders entitled to vote will be available for inspection at our offices located at 225 Binney Street, Cambridge, Massachusetts 02142. If you would like to review the list, please call our Investor Relations department at (781) 464-2442.

2025 Proxy Statement	-59-

Information About the Meeting

What does it mean if I receive more than one notice regarding the Internet availability of proxy materials or more than one set of printed proxy materials?

If you hold your shares in more than one account, you may receive a separate Notice of Internet Availability of Proxy Materials or a separate set of printed proxy materials, including a separate proxy card or voting instruction form, for each account. To ensure that all of your shares are voted, please vote by telephone or by Internet or sign, date and return a proxy card or voting instruction form for each account.

Where do I find the voting results of the Annual Meeting?

We will publish the voting results of the Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days after the end of the Annual Meeting. You may request a copy of this Form 8-K by contacting Investor Relations, Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142, (781) 464-2442. You will also be able to find a copy of this Form 8-K on the Internet through the SEC’s electronic data system, called EDGAR, at www.sec.gov or on our website, www.biogen.com, under the “Financials” subsection of the “Investors” section of the website.

Who should I call if I have any questions?

If you have any questions or require any assistance with voting your shares, please contact the bank, broker or other nominee holding your shares, or our Investor Relations department at (781) 464-2442.

Who do I contact if I experience technical difficulties trying to access or during the Annual Meeting?

If you have technical difficulties when accessing the Annual Meeting, there will be technicians available to assist you. If you encounter any technical difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

2025 Proxy Statement	-60-

Certain Relationships and Related Person Transactions

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Code of Business Conduct, Corporate Governance Principles, Related Person Transaction Policy and Global Conflicts of Interest and Outside Activities Policy (Conflict of Interest Policy) set forth our written policies and procedures for the review and approval of transactions with related persons, including transactions that would be required to be disclosed in this Proxy Statement in accordance with SEC rules.

In circumstances where one of our directors or executive officers, or a family member, has a direct or indirect material interest in a transaction involving Biogen, our CGC must review and approve all such proposed transactions or courses of dealing. In determining whether to approve or ratify a transaction with a related person, among the factors our CGC may consider (as applicable) are:

•	the business reasons for entering into the transaction;
•	the size of the transaction and the nature of the related person’s interest in the transaction;
•	whether the transaction terms are as favorable to us as they would be to an unaffiliated third party;
•	whether the transaction terms are more favorable to the related person than they would be to an unaffiliated third party;
•	the availability of alternative sources for comparable products, services or other benefits;
•	whether the transaction would impair the independence or judgment of the related person in the performance of his or her duties to us;
•	for non-employee directors, whether the transaction would be consistent with Nasdaq’s requirements for independent directors;
•

whether the transaction is consistent with our Conflict of Interest Policy, which prohibits related persons and others from having a financial interest in any competitor, customer, vendor or supplier of ours;

•	the related person’s role in arranging the transaction;
•	the potential for the transaction to be viewed as representing or leading to an actual or apparent conflict of interest; and
•	any other factors that our CGC deems appropriate.

Our Code of Business Conduct, which sets forth legal and ethical guidelines for all of our directors and employees, states that directors, executive officers and employees must avoid relationships or activities that might impair their ability to make objective and fair decisions while acting in their company roles.

There are no relationships or transactions with related persons that are required to be disclosed in this Proxy Statement under SEC rules.

2025 Proxy Statement	-61-

Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2024, about:

•	the number of shares of common stock subject to issuance upon vesting of RSUs and PSUs under plans adopted and assumed by us (assuming target performance); and
•	the number of shares of common stock available for future issuance under our active plans: our 2024 Omnibus Equity Plan and our 2024 Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (a)	Weighted-average Exercise Price of Outstanding Options and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a)(1) (c)

Equity compensation plans approved by stockholders	2,678,042	$301.85 (2)	11,807,035

Equity compensation plans not approved by stockholders	—	—	—

Total	2,678,042	$301.85 (2)	11,807,035

(1)

Of these shares, (a) 9,346,723 remain available for future issuance under our 2024 Omnibus Equity Plan, (b) 2,460,312 remain available under our 2024 Employee Stock Purchase Plan. In addition to shares issuable upon the exercise of options or rights, the shares under our 2024 Omnibus Equity Plan may also be issued other than upon such exercise.

(2)	The weighted-average exercise price only pertains to outstanding options.

2025 Proxy Statement	-62-

Miscellaneous

MISCELLANEOUS

Stockholder Rights and Proposals

Stockholder Proposals

Our Fifth Amended and Restated Bylaws (Bylaws) contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board at an annual meeting of stockholders.

•

Stockholder Nominations Not for Inclusion in Company’s Proxy Statement. Our Bylaws permit stockholders to nominate directors for consideration at an annual meeting. To nominate a director for consideration at an annual meeting, a nominating stockholder must provide the information required by our Bylaws, Rule 14a-19 under the Exchange Act, as applicable, and give timely notice of the nomination to our Secretary in accordance with our Bylaws, and each nominee must meet the qualifications required by our Bylaws. To nominate a director for consideration at next year’s annual meeting, stockholders must provide the notice required by our Bylaws no later than March 19, 2026, and no earlier than February 17, 2026. However, if the date of the 2026 annual meeting of stockholders is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, stockholders must provide the notice required by our Bylaws not earlier than the close of business on the 120th day before the 2026 annual meeting of stockholders and not later than the close of business on the later of (1) the 90th day prior to the 2026 annual meeting of stockholders and (2) the 10th day following the day on which public announcement of the date of the 2026 annual meeting of stockholders is first made.

•

Stockholder Nominations Under Proxy Access Bylaw. In addition, our Bylaws provide that, under certain circumstances, a stockholder or group of stockholders may include director candidates that they have nominated in our annual meeting proxy statement. These proxy access provisions of our Bylaws provide, among other things, that a stockholder or group of up to 20 stockholders seeking to include director candidates in our annual meeting proxy statement must own 3% or more of our outstanding common stock continuously for at least the previous 3 years. The number of stockholder-nominated candidates appearing in any annual meeting proxy statement can equal up to 25% of the number of directors then serving on our Board. If 25% is not a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 25%, subject to a minimum of one. A nominee will be counted in determining whether the 25% maximum has been reached if the nominee was included in the proxy materials as a Board-nominated candidate, if we have received notice that such nominee has been nominated by a stockholder pursuant to our Bylaws, the nominee was submitted under the proxy access procedures and later withdrawn or the nominee was nominated in any of our three preceding annual meetings and is being recommended by our Board for reelection.

The nominating stockholder or group of stockholders also must deliver the information required by our Bylaws, and each nominee must meet the qualifications required by our Bylaws.

Requests to include stockholder-nominated candidates in our proxy materials for next year’s annual meeting must be received by our Secretary no earlier than November 26, 2025, and no later than December 26, 2025. However, if the 2026 annual meeting of stockholders is called for more than 30 days earlier or later than the anniversary of the Annual Meeting, requests to include stockholder-nominated candidates in our proxy materials for the 2026 annual meeting of stockholders must be received not later than (1) the 10th day after public announcement of the date of the 2026 annual meeting of stockholders or (2) the 60th day prior to the date we file our proxy statement in connection with the 2026 annual meeting of stockholders.

•

Universal Proxy Card. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice and information in accordance with Rule 14a-19 under the Exchange Act and otherwise comply with the requirements of Rule 14a-19.

2025 Proxy Statement	-63-

Miscellaneous

Type	Deadline	Submission Requirements*
Proposals for inclusion in our 2026 Proxy Materials	No later than December 26, 2025	Must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended
Director Nominations Pursuant to Our Proxy Access By-law	No later than December 26, 2025	Must include the information set forth in our Bylaws
Other Proposals or Nominations to be Brought before Our 2026 Annual Meeting

If the 2026 Annual Meeting is to be held within 30 days before or after the anniversary of the date of this year’s Annual Meeting (June 17, 2025, then Biogen must receive your notice not less than 90 days nor more than 120 days in advance of the anniversary of the 2025 Annual Meeting, or no earlier than February 17, 2026 and no later than March 19, 2026.

If the 2026 Annual Meeting is to be held on a date not within 30 days before or after such anniversary, then Biogen must receive it no earlier than 120th days before the annual meeting and no later than the later to occur of:

•   90th day before the 2026 annual meeting of stockholders; or

•   The 10th day following the day on which public announcement of the date of the 2026 annual meeting is first made.

Must include the information set forth in our Bylaws

•	Proposals and/or nominations must be received at our principal offices at 225 Binney Street, Cambridge, Massachusetts 02142, Attention: Secretary

For any other meeting, nominations (other than by proxy access) or items of business must be received by the 10th day following the date on which public disclosure of the date of the meeting is made.

Upon written request, we will provide, without charge, a copy of our Bylaws. Requests should be directed to our principal offices at 225 Binney Street, Cambridge, Massachusetts 02142, Attention: Secretary.

Stockholder Rights

•	No Supermajority Vote Provisions. We have a simple majority voting standard to amend our Certificate of Incorporation and Bylaws.

•	No Poison Pill. We do not have a stockholder rights plan, or poison pill.

•	Single Class of Shares. We have a single class of stock with equal voting rights. One share equals one vote.

Other Stockholder Communications

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (781) 464-2442. However, stockholders who wish to communicate directly with our Board, or any individual director, should direct questions in writing to our Secretary, Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142. Communications addressed in this manner will be forwarded directly to our Board or named individual director(s).

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the securities laws that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report, the Audit Committee Report, the content of www.biogen.com, including the charters of the committees of our Board, Corporate Governance Principles, Related Person Transaction Policy, Conflicts of Interest Policy, Code of Business Conduct, Certificate of Incorporation and Bylaws, included or referenced in this Proxy Statement shall not be incorporated by reference into any such filings.

Forward-Looking Statements

This proxy statement contains forward-looking statements, relating to: our strategy and plans; potential of, and expectations for, our commercial business and pipeline programs; capital allocation and investment strategy; clinical development programs, clinical trials,

2025 Proxy Statement	-64-

Miscellaneous

and data readouts and presentations; regulatory discussions, submissions, filings, and approvals; the potential benefits, safety, and efficacy of our and our collaboration partners’ products and investigational therapies; the anticipated benefits and potential of investments, optimization of the cost structure including our “Fit for Growth” program, actions to improve risk profile and productivity of R&D pipeline, collaborations, and business development activities; and our future financial and operating results. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “hope,” “intend,” “may,” “objective,” “plan,” “possible,” “potential,” “predict,” “project,” “prospect,” “should,” “target,” “will,” “would,” and other words and terms of similar meaning. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical trials may not be indicative of full results or results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements.

Given their forward-looking nature, these statements involve substantial risks and uncertainties that may be based on inaccurate assumptions and could cause actual results to differ materially from those reflected in such statements. This proxy statement includes, among others, forward-looking statements relating to our strategic and operational plans, financial outcomes, and stockholder engagement plans. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. Given their nature, we cannot assure that any outcome expressed in these forward-looking statements will be realized in whole or in part.

We caution that these statements are subject to risks and uncertainties, many of which are outside of our control and could cause future events or results to be materially different from those stated or implied in this document, including, among others, factors relating to: our substantial dependence on revenue from our products and other payments under licensing, collaboration, acquisition or divestiture agreements; uncertainty of long-term success in developing, licensing, or acquiring other product candidates or additional indications for existing products; expectations, plans and prospects relating to product approvals, approvals of additional indications for our existing products, sales, pricing, growth, reimbursement and launch of our marketed and pipeline products; the potential impact of increased product competition in the biopharmaceutical and healthcare industry, as well as any other markets in which we compete, including increased competition from new originator therapies, generics, prodrugs and biosimilars of existing products and products approved under abbreviated regulatory pathways; our ability to effectively implement our corporate strategy; the successful execution of our strategic and growth initiatives, including acquisitions; the drivers for growing our business; difficulties in obtaining and maintaining adequate coverage, pricing, and reimbursement for our products; the drivers for growing our business, including our dependence on collaborators and other third parties for the development, regulatory approval, and commercialization of products and other aspects of our business, which are outside of our full control; risks associated with current and potential future healthcare reforms; risks related to commercialization of biosimilars, which is subject to such risks related to our reliance on third-parties, intellectual property, competitive and market challenges and regulatory compliance; failure to obtain, protect, and enforce our data, intellectual property, and other proprietary rights and the risks and uncertainties relating to intellectual property claims and challenges; the risk that positive results in a clinical trial may not be replicated in subsequent or confirmatory trials or success in early stage clinical trials may not be predictive of results in later stage or large scale clinical trials or trials in other potential indications; risks associated with clinical trials, including our ability to adequately manage clinical activities, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, regulatory authorities may require additional information or further studies, or may fail to approve or may delay approval of our drug candidates; the occurrence of adverse safety events, restrictions on use with our products, or product liability claims; risks relating to technology, including our incorporation of new technologies such as artificial intelligence into some of our processes; risks related to use of information technology systems and potential impacts of any breakdowns, interruptions, invasions, corruptions, data breaches, destructions and/or other cybersecurity incidents of our systems or those of connected and/or third-party systems; problems with our manufacturing capacity, including our ability to manufacture products efficiently or adequately address global bulk supply risks; risks relating to management, personnel and other organizational changes, including our ability to attract, retain and motivate qualified individuals; risks related to the failure to comply with current and new legal and regulatory requirements, including judicial decisions, accounting standards, and tariff or tariffs or trade restrictions, including any newly imposed U.S. tariffs and any responsive non-U.S. tariffs applicable to our products or operations; the risks of doing business internationally, including geopolitical tensions, acts of war and large-scale crises; risks relating to investment in our manufacturing capacity; risks relating to the distribution and sale by third parties of counterfeit or unfit versions of our products; risks relating to the use of social media for our business, results of operations and financial condition; fluctuations in our operating results; risks related to investment in properties; risks relating to access to capital and credit markets to finance our present and future operations and business initiatives and obtain funding for such activities on favorable terms; risks related to indebtedness; the market, interest, and credit risks associated with our investment portfolio; risks relating to share repurchase programs; change in control provisions in certain of our collaboration agreements; fluctuations in our effective tax rate and obligations in various jurisdictions in which we are subject to taxation; environmental risks; and any other risks and uncertainties that are described in other reports we have filed with the SEC.

These statements speak only as of the date of this proxy statement and are based on information and estimates available to us at this time. Should known or unknown risks or uncertainties materialize or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. Investors are cautioned not to put undue reliance on forward-looking statements. A further list and description of risks, uncertainties and other matters can be found in our

2025 Proxy Statement	-65-

Miscellaneous

Annual Report on Form 10-K for the fiscal year ended December 31, 2024, in each case including in the sections thereof captioned “Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in our subsequent reports on Form 8-K. Except as required by law, we do not undertake any obligation to publicly update any forward-looking statements whether as a result of any new information, future events, changed circumstances or otherwise.

Note Regarding Trademarks

ADUHELM®, SPINRAZA®, TECFIDERA®, SKYCLARYS® and QALSODY® and are registered trademarks of Biogen. LEQEMBI™, ZURZUVAE™ and other trademarks referenced in this Proxy Statement are the property of their respective owners.

Copies of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of householding proxy statements and annual reports. This means that, unless you have instructed otherwise, only one copy of this Proxy Statement, Annual Report or Notice of Internet Availability of Proxy Materials, as applicable, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any of these documents without charge to you if you write or call Investor Relations, Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142, (781) 464-2442. If you want to receive separate copies of our Proxy Statement, Annual Report or Notice of Internet Availability of Proxy Materials, as applicable, in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or phone number.

Manner and Cost of Proxy Solicitation

Biogen pays the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may contact you in person, by telephone or by email or other electronic means. None of our directors, officers or employees will receive additional compensation for soliciting you. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials to, and obtaining instructions relating to such materials from, beneficial owners of our common stock. Georgeson LLC, New York, New York, has been retained to assist us in the solicitation of proxies at a fee estimated not to exceed $17,000.

2025 Proxy Statement	-66-

Appendix A

APPENDIX A

GAAP to Non-GAAP Reconciliation

Diluted Earnings Per Share and Net Income Attributable to Biogen Inc.

(unaudited, $ in millions, except per share amounts)

	For the Twelve Months Ended December 31,
	2024	2023

GAAP earnings per share – Diluted	$11.18	$7.97

Adjustments to GAAP net income attributable to Biogen Inc. (as detailed below)	5.29	6.75

Non-GAAP earnings per share – Diluted	$16.47	$14.72

	For the Twelve Months Ended December 31,
	2024	2023

GAAP net income attributable to Biogen Inc.	$1,632.2	$1,161.1

Adjustments:

Amortization of Reata inventory fair value step-up	220.7	31.5

Acceleration of share-based compensation expense and related taxesA	56.4	393.4

Impairment charges	60.2	—

Acquisition-related transaction and integration costs	20.3	35.0

Amortization of acquired intangible assets	341.7	206.0

Restructuring charges and other cost saving initiatives	75.0	247.7

(Gain) loss on fair value remeasurement of contingent consideration	27.7	—

(Gain) loss on equity security investments	100.4	274.2

(Gain) loss on sale of other investments	—	15.2

Income tax effect related to Non-GAAP reconciling items	(138.3)	(248.3)
Other	7.6	28.0
Non-GAAP net income attributable to Biogen Inc.	$2,403.9	$2,143.8

A

Share-based compensation expense reflects the accelerated vesting of awards previously granted to HI-Bio employees as a result of our acquisition of HI-Bio in the third quarter of 2024, as well as the accelerated vesting of awards previously granted to Reata employees as a result of our acquisition of Reata in the third quarter of 2023. A portion of the total consideration to former HI-Bio and Reata employees was deemed to be compensation attributable to the post-acquisition service period and recognized as a charge to selling, general and administrative expense and to research and development expense within our consolidated statements of income.

Appendix A -1-

Appendix A

APPENDIX A

GAAP to Non-GAAP Reconciliation (continued)

Free Cash Flow Reconciliation

(unaudited, $ in millions)

We define free cash flow as net cash provided by (used in) operating activities in the period less capital expenditures made in the period. The following table reconciles net cash provided by (used in) operating activities, a GAAP measure, to free cash flow, a Non-GAAP measure.

	For the Twelve Months Ended December 31,
	2024	2023

Net cash provided by (used in) operating activities	$2,875.5	$1,547.2

Net cash provided by (used in) investing activities	(799.2)	(4,101.0)

Net cash provided by (used in) financing activities	(683.5)	149.3

Net increase (decrease) in cash and cash equivalents	$1,392.8	$(2,404.5)

Net cash provided by (used in) operating activities	$2,875.5	$1,547.2

Less: Purchases of property, plant and equipment (capital expenditures)	153.7	277.0

Free cash flow	$2,721.8	$1,270.2

Use of Non-GAAP Financial Measures

We supplement our GAAP consolidated financial statements and GAAP financial measures with other financial measures, such as adjusted net income, adjusted diluted earnings per share and free cash flow, which is defined as net cash flow from operations less capital expenditures. We believe that these and other Non-GAAP financial measures provide additional insight into the ongoing economics of our business and reflect how we manage our business internally, set operational goals and form the basis of our management incentive programs. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Our “Non-GAAP net income attributable to Biogen Inc.” and “Non-GAAP earnings per share – Diluted” financial measures exclude the following items from “GAAP net income attributable to Biogen Inc.” and “GAAP earnings per share – Diluted”:

1. Acquisitions and divestitures

We exclude transaction, integration and certain other costs related to the acquisition and divestiture of businesses/commercial assets and items associated with the initial consolidation or deconsolidation of variable interest entities. These adjustments include, but are not limited to, the amortization of inventory fair value step-up, amortization and impairment of intangible assets, charges or credits from the fair value remeasurement of our contingent consideration obligations and losses on assets and liabilities held for sale.

2. Restructuring, business transformation and other cost saving initiatives

We exclude costs associated with our execution of certain strategies and initiatives to streamline operations, achieve targeted cost reductions, rationalize manufacturing facilities or refocus research and development activities. These costs may include employee separation costs, retention bonuses, facility closing/abandonment and exit costs, asset impairment charges or additional depreciation when the expected useful life of certain assets have been shortened due to changes in anticipated usage and other costs or credits that management believes do not have a direct correlation to our ongoing or future business operations.

Appendix A -2-

Appendix A

APPENDIX A

GAAP to Non-GAAP Reconciliation (continued)

3. (Gain) loss on equity security investments

We exclude unrealized and realized gains and losses related to our equity security investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

4. Other items

We evaluate other items of income and expense on an individual basis and consider both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to our ongoing business operations and (iii) whether or not we expect it to occur as part of our normal business on a regular basis. We also include an adjustment to reflect the related tax effect of all reconciling items within our reconciliation of our GAAP to Non-GAAP net income attributable to Biogen Inc. and earnings per share – diluted.

Appendix A -3-

SCAN TO VIEW MATERIALS & VOTE w BIOGEN INC. VOTE BY INTERNET 225 BINNEY STREET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above CAMBRIDGE, MA 02142 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your proxy materials, and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/BIIB2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V69524-P28515 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BIOGEN INC. The Board recommends a vote FOR the following proposals: 1. Election of Directors. To elect the 11 nominees identified in the accompanying Proxy Statement to our Board of Directors to serve for a one-year term extending until our 2026 annual meeting of stockholders and their successors For Against Abstain are duly elected and qualified. 1a. Caroline D. Dorsa ! ! ! For Against Abstain 2. To ratify the selection of PricewaterhouseCoopers LLP as 1b. Maria C. Freire ! ! ! our independent registered public accounting firm for ! ! ! fiscal year ending December 31, 2025. 1c. William A. Hawkins ! ! ! 3. Say on Pay—To hold an advisory vote on executive ! ! ! compensation. 1d. Susan K. Langer ! ! ! 4. To transact such other business as may be properly brought before the annual meeting and any adjournments or postponements. 1e. Jesus B. Mantas ! ! ! 1f. Lloyd Minor ! ! ! 1g. Menelas Pangalos ! ! ! 1h. Monish Patolawala ! ! ! 1i. Eric K. Rowinsky ! ! ! 1j. Stephen A. Sherwin ! ! ! 1k. Christopher A. Viehbacher ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2025 Notice and Proxy Statement and 2024 Annual Report with Form 10-K are available at: www.proxyvote.com. V69525-P28515 BIOGEN INC. Annual Meeting of Stockholders June 17, 2025, 9:00 a.m. Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Christopher A. Viehbacher, Robin Kramer and Susan H. Alexander, and each of them (with full power to act alone), as proxies of the undersigned with all the powers the undersigned would possess if present during the 2025 Annual Meeting, and with full power of substitution in each of them to appear, represent and vote all shares of common stock of Biogen Inc. which the undersigned would be entitled to vote at the 2025 Annual Meeting of Stockholders, to be held online at www.virtualshareholdermeeting.com/BIIB2025 on Tuesday, June 17, 2025, at 9:00 a.m. Eastern Time upon the matters listed on the reverse side hereof and, in their discretion, upon such other matters as may properly come before the Annual Meeting, and at any adjournment or postponement thereof. The shares represented by this proxy, when properly executed, will be voted as directed herein. If no direction is indicated, such shares will be voted FOR the election of all of the director nominees listed in Proposal 1, and FOR Proposals 2 and 3. As to any other matter that may be properly brought before the meeting or any adjournment or postponement thereof, proxy holders will vote in accordance with their best judgment. Continued and to be signed on reverse side